  As filed with the Securities and Exchange Commission on November 17, 2000

                                                  Registration No. 333-46102
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ____________________________

                              Amendment No. 1 to
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                         ____________________________

                            GREENPOINT CREDIT, LLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware                                          13-4002891
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)

                            10089 Willow Creek Road
                          San Diego, California 92131
                                (858) 549-4700
              (Address, including zip code, and telephone number,
    including area code, of each registrant's principal executive offices)

                            Howard C. Bluver, Esq.
                          GreenPoint Financial Corp.
                                90 Park Avenue
                           New York, New York 10016
                                (212) 834-1000
                      (Name, address, including zip code,
       and telephone number, including area code, of agent for service)

                                  Copies to:

                            Martin B. Howard, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                     777 South Figueroa Street, Suite 3200
                         Los Angeles, California 90017
                                (213) 629-2020

                             GREENPOINT ASSET LLC
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware                                          52-2260807
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification Number)

                            10089 Willow Creek Road
                          San Diego, California 92131
                                (858) 549-4700
              (Address, including zip code, and telephone number,
    including area code, of each registrant's principal executive offices)

                            Howard C. Bluver, Esq.
                          GreenPoint Financial Corp.
                                90 Park Avenue
                           New York, New York 10016
                                (212) 834-1000
                      (Name, address, including zip code,
       and telephone number, including area code, of agent for service)

                                  Copies to:

                            Martin B. Howard, Esq.
                      Orrick, Herrington & Sutcliffe LLP
                     777 South Figueroa Street, Suite 3200
                         Los Angeles, California 90017
                                (213) 629-2020


          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

          If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [_]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                              CALCULATION OF REGISTRATION FEE


                                        Proposed         Proposed
                                         maximum          maximum
 Title of securities   Amount to be   offering price     aggregate         Amount of
  to be registered      registered      per unit(1)    offering price  registration fee(2)(3)
--------------------- --------------  ---------------  --------------  ----------------
GreenPoint           $3,871,635,247.00    100%        $3,871,635,247.00    $1,048,314.83
Manufactured
Housing Contract
Pass-Through
Certificates and
Manufactured
Housing Contract-
Backed Notes

(1) Estimated solely for the purpose of calculating the registration fee.

(2) $1,871,635,247.00 of securities are being carried forward from Registration Statement No. 333-80437 and $520,314.83 of the filing fee is associated with these securities being carried forward and was previously paid in connection with the earlier Registration Statement.

(3) $2,640.00 was filed on September 19,2000 with the initial filing of this Registration Statement.
                         ____________________________

          Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplements contained in this Registration Statement also relate to Registration Statement No. 333-80437 as previously filed by GreenPoint Credit, LLC on form S-3.

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained in this prospectus is subject to completion or          +
+amendment. A registration statement relating to these securities has been + +filed with the Securities and Exchange Commission. These securities may not + +be sold nor may offers to buy be accepted prior to the time the registration + +statement becomes effective. This prospectus shall not constitute an offer to + +sell or the solicitation of an offer to buy nor shall there by any sale of + +these securities in any State in which such offer, solicitation or sale would + +be unlawful prior to registration or qualification under the securities laws +
+of any such State.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS

                              GREENPOINT ASSET LLC
                                     Issuer

                             GREENPOINT CREDIT, LLC
                              Seller and Servicer

            Manufactured Housing Contract Pass-Through Certificates
                 and Manufactured Housing Contract-Backed Notes

 Consider carefully the risk factors beginning on page 4 in this prospectus.

 A security will represent an interest in or indebtedness of, as applicable, only GreenPoint Asset LLC or the trust related to that series of securities. A security will not represent an interest in, indebtedness of or obligation of GreenPoint Credit, LLC.

 This prospectus may be used to offer and sell a series of securities only if accompanied by the prospectus supplement for that series.

The issuer may periodically issue notes representing indebtedness of the issuer and secured by the collateral described below. Trusts formed by the seller may periodically issue certificates or notes representing interests in the collateral described below.

The collateral with respect to each trust relating to a series of securities will consist of:

 . a pool of manufactured housing installment sales contracts and installment loan agreements, described in detail in the accompanying prospectus supplement;

 . related property and interests, if so specified in the related prospectus supplement; and

 . other property as described in the accompanying prospectus supplement.

The securities may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                             November 17, 2000

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  We provide information to you about the securities in two separate documents that progressively provide more detail:

  (1) this prospectus, which provides general information, some of which may not apply to your series of securities; and

  (2) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

  You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

  We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

  Some capitalized terms used in this prospectus are defined in the "Glossary" beginning on page 81.

                               TABLE OF CONTENTS

                                                                           Page
Risk Factors..............................................................   4
The Contract Pools........................................................  10
  The Pre-Funding Account.................................................  12
The Issuer................................................................  13
The Seller and Servicer...................................................  13
  Loan Originations.......................................................  13
  Underwriting Practices..................................................  14
  Servicing...............................................................  17
  Delinquency and Loan Loss/Repossession Experience.......................  18
Prepayment and Yield Considerations.......................................  19
  Prepayment Considerations...............................................  19
  Yield Considerations....................................................  20
Description of the Securities.............................................  21
  General.................................................................  22
  Conveyance of Contracts.................................................  22
  Payments on Contracts...................................................  23
  Distributions on Securities.............................................  23
  Global Securities.......................................................  26
  Optional and Mandatory Repurchase of Securities; Optional Termination
   and Termination Auction................................................  27
  Termination.............................................................  28
  Collection and Other Servicing Procedures...............................  29
  Servicing Compensation and Payment of Expenses; Matters Regarding the
   Servicer...............................................................  29
  Amendment...............................................................  33
  The Trustee of Indenture Trustee........................................  35
  Indemnification.........................................................  35
Credit and Liquidity Enhancement..........................................  35
  Subordination...........................................................  35
  Reserve Funds...........................................................  37
  Credit Facilities.......................................................  38
  Liquidity Facilities....................................................  38

                                                                           Page
Federal Income Tax Consequences...........................................  39
  REMIC Elections.........................................................  40
  REMIC Certificates......................................................  40
  Taxation of Regular Certificates........................................  43
  Treatment of Certificates Representing a REMIC Regular Interest Coupled
   with a Swap or Cap Agreement...........................................  53
  Taxation of Residual Certificates.......................................  54
  Non-REMIC Trusts........................................................  63
  Owner Trust Certificates or Notes.......................................  67
  Treatment of the Owner Trust Certificates or Notes as Debt..............  67
  Treatment of the Owner Trust............................................  67
  Treatment of the Owner Trust Certificates or Notes......................  68
  Other Tax Consequences..................................................  69
  Restrictions on Transfer of REMIC Residual Certificates.................  69
  Tax-Exempt Investors....................................................  69
Legal Investment..........................................................  69
ERISA Considerations......................................................  70
Legal Aspects of the Contracts............................................  72
  The Contracts (Other than Land Home Contracts and Land-in-Lieu
   Contracts).............................................................  72
  Land Home Contracts and Land-in-Lieu Contracts..........................  75
  Matters Relating to Insolvency..........................................  77
  Consumer Protection Laws................................................  77
  Transfers of Manufactured Homes; Enforceability of Restrictions on
   Transfer...............................................................  78
  Applicability of Usury Laws.............................................  78
Ratings...................................................................  79
Method of Distribution....................................................  79
Use of Proceeds...........................................................  80
Legal Matters.............................................................  80
Glossary..................................................................  81

                                 Risk Factors

  You should consider the following risk factors, in addition to the risk factors reported in the prospectus supplement, in deciding whether to purchase any of the securities.

Due to their complexity the    The offered securities are not suitable
offered securities are not     investments for all investors. In particular,
suitable for all investors.    you should not purchase any class of offered
                               securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class. The offered securities are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

The lack of secondary          A secondary market for any series of securities
markets may limit the          may not develop. If a secondary market does
ability to resell              develop, it might not continue or it might not
securities.                    be sufficiently liquid to allow you to resell
                               any of your securities. The underwriters of a particular series of securities may decide to establish a secondary market for that particular series of securities. If so, the prospectus supplement for that series of securities will indicate this intention.
                               However, no underwriter will be obligated to do so. The securities will not be listed on any securities exchange.

The lack of physical
securities may cause           There is a risk that the liquidity of any of
difficulties in pledging or    the offered securities issued in book-entry
selling securities or cause    form will be reduced in the secondary trading
delays in the payment on       market because many potential investors may be
securities.                    unwilling to purchase securities unless they
                               can obtain physical securities. To the extent transactions in securities can be effected only through DTC, participating organizations, indirect participants and banks, the ability of a holder of offered securities to pledge any offered security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the offered securities, may be limited due to the lack of physical securities representing any offered security. This may limit the holders of offered securities liquidity of investment. To the extent any offered security is held in book-entry form, the holder of the offered security may experience some delay in their receipt of distributions. Distributions will be forwarded by the trustee to DTC and DTC will credit the distributions to the accounts of its participants, which will thereafter credit them to the accounts of the holder of the offered security either directly or indirectly through indirect participants. See "Description of the Securities--Global Securities" in this prospectus.

The offered securities bear
the risk of defaults on the    General Economic Conditions. An investment in
contracts.                     securities may be adversely affected by, among
                               other things, a downturn in national, regional or local economic conditions. An economic downturn in any region where a number of obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, the holders of the securities may not recoup their investment.

                               Depreciation in Value of Manufactured Home.
                               Manufactured housing generally depreciates in value, regardless of its location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract for that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

                               Investors in the offered securities may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by any of the following:

                               . the amount, if any, by which the interest collected on nondefaulted contracts during a collection period exceeds interest distributions due to the holders of the offered securities and, if so specified in the related prospectus supplement, the monthly servicing fee;

                               . any credit facility or reserve fund that may support one or more classes of securities; and

                               . the subordination in interest of any junior classes of securities issued with a class of securities. See "Credit and Liquidity Enhancement" in this prospectus.

                               If losses on the contracts are not covered by the excess interest on the contracts, a form of credit enhancement or reserve fund or by a junior class of securities, the payments on securities will be delayed and losses will be borne by the holders of the offered securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "The Contract Pools" and "Credit and Liquidity Enhancement" in this prospectus.

The securities will not be
guaranteed by GreenPoint
Asset LLC or GreenPoint        The offered securities will not represent
Credit, LLC, so if payments    interests in, indebtedness of or obligations of
on the contracts are           GreenPoint Credit, LLC. A series of offered
insufficient to pay            notes may represent indebtedness of GreenPoint
principal or interest on the   Asset LLC, however only the assets pledged to
securities, there may be no    secure that indebtedness as described in the
other source for payments to   related prospectus supplement will be available
securityholders and            to make payments on the related notes. The
shortfalls may occur.          offered securities will not be insured or
                               guaranteed by any governmental agency or instrumentality, the underwriter of the offered securities, GreenPoint Asset LLC, GreenPoint
                               Credit, LLC or any affiliate of any of them, except in the case of a letter of credit or other credit enhancement if so specified in the related prospectus supplement. The payments by the obligors on the contracts included in the related trust or pledged by GreenPoint Asset
                               LLC, as applicable, and any credit enhancement will be the sole source of the payments on the securities. If the payments by the obligors on the contracts are insufficient to pay the principal or interest on the securities, there is no other source of payments. The seller of the contracts and/or the servicer will have limited obligations only with respect to the contracts. These obligations usually include:

                               . the obligation under some circumstances to repurchase a contract if there has been a breach of representations and warranties; and

                               . advancing payments, to the extent described in the prospectus supplement, on contracts when the obligor is delinquent if the servicer believes that the advance is recoverable.

Defaults in the security       If a security interest has been effectively
interests of a trust may       assigned in favor of the trustee but is not
make those security            perfected, the assignment of the security
interests ineffective          interest to the trustee may not be effective
against creditors of the       against creditors of the issuer or the seller,
issuer or the seller, as       as applicable, or against a receiver or trustee
applicable, or against a       in bankruptcy for the issuer or the seller, as
receiver or trustee in         applicable.
bankruptcy for the issuer or
the seller, as applicable.

                               Upon the initial issuance of the offered securities in any series, the issuer or seller, as applicable, will convey or pledge, respectively, the contracts securing the securities to a trust. The servicer of the contracts will obtain and maintain physical possession of the contract documents as custodian and agent for the trustee of the trust. Each contract is secured by a security interest in a manufactured home and, in some cases only, the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

                               . The Uniform Commercial Code as adopted in the states in which the manufactured homes are located;

                               . certificate of title statutes as adopted in the states in which the manufactured homes are located; and

                               .  if applicable, the real estate laws as
                                  adopted in the states which the manufactured homes are located.

                               Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. See "Legal Aspects of the Contracts--Security Interests of the Seller in the Manufactured Homes" and "Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

                               If so specified in the related prospectus supplement, the certificates of title for the manufactured homes will show "GreenPoint Credit, LLC" as the lienholder and the UCC financing statements, will show "GreenPoint Credit, LLC" as secured party. Because it is not economically feasible to amend the certificates of title, GreenPoint Credit, LLC will not:

                               . amend the certificates of title to change the lienholder specified therein to the trustee at the time contracts are conveyed to a trust;

                               . execute any transfer instrument, including, among other instruments, UCC-3 assignments, relating to any manufactured home in favor of the trustee;

                               .  deliver any certificate of title to the
                                  trustee or make a notation on the
                                  certificate of title of the trustee's
                                  interest therein;

                               . record an assignment, except if so specified in the related prospectus supplement as required under the related pooling and servicing agreement upon the occurrence of certain events, to the trustee of the mortgage, deed of trust or other instrument securing any real estate.

                               In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other instrument securing real estate, may not be effective to grant or perfect a security interest.

                               Numerous federal and state consumer protection
Federal and state consumer     laws could adversely affect the interest of any
protection laws may prevent    trust in the contracts comprising the related
the enforceability of the      contract pool. In addition, other federal and
contracts.                     state consumer protection laws impose
                               requirements on lending under contracts. An assignee of a contract could be liable for the failure by the original lender under the contract to comply with the requirements on lending. These laws could apply to any trust as assignee of the related contracts. Pursuant to the agreement related to each series of securities, GreenPoint Credit, LLC will represent and warrant that each contract complies with all requirements of law and will generally be required to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if holders of the securities are adversely affected by GreenPoint Credit, LLC's breach of representation or warranty. Pursuant to the indenture related to each series of notes, GreenPoint Asset LLC will assign the representations and warranties that are similar to the those described in the preceding sentence made by GreenPoint Credit, LLC under the related sale and servicing agreement to the indenture trustee. The indenture trustee, on behalf of the related noteholders, will then have the right to require GreenPoint Credit, LLC to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if noteholders are adversely affected by the breach of representation or warranty.

                               The prepayment experience on the contracts
Prepayments on the contracts   underlying any series of securities, including
will affect the average life   prepayments due to liquidations of defaulted
and maturity of any series     contracts, will affect the average life and the
of securities.                 maturity of any series of securities.
                               Prepayments on the contracts in any contract pool may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rates. Other factors affecting prepayment on the contracts include changes in housing needs, job transfers and unemployment.
                               In addition, interest on contracts that have been subject to a partial prepayment or a prepayment in full will cease to accrue on the prepaid amount as of the date of prepayment.
                               High prepayments on the contracts during a collection period for any trust could result in high interest shortfalls. Therefore, the amount available for distribution to the holders of the offered securities on the related distribution date could be less than the amount of principal and interest that would normally be distributable. This would result in losses to the holders of the offered securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "Prepayment and Yield Considerations" in this prospectus.

Insolvency or bankruptcy of    GreenPoint Credit, LLC intends that each
GreenPoint Credit, LLC may     transfer of contracts to the issuer or the
affect payments on the         trust related to any series of securities, as
securities.                    applicable, constitutes a sale, rather than a
                               pledge of the contracts to secure indebtedness of GreenPoint Credit, LLC. However, if
                               GreenPoint Credit, LLC were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of GreenPoint Credit, LLC or GreenPoint Credit, LLC as debtor-in-possession may argue that the sale of the contracts by GreenPoint Credit, LLC could be recharacterized as a borrowing secured by a pledge of the contracts. An attempt by a creditor, trustee or debtor-in-possession in bankruptcy to recharacterize the transfer as a borrowing, even if unsuccessful, could result in delays in or reductions of distributions on the offered securities to the holders of the securities. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses.

Bankruptcy of the servicer
could prevent the              In the event of a bankruptcy of GreenPoint
termination of the servicer    Credit, LLC, the trustee in bankruptcy for
and could result in possible   GreenPoint Credit, LLC could prevent the
delays or reductions in        termination of GreenPoint Credit, LLC, as
payments on the offered        servicer of the contracts, if no event of
securities.                    default under the applicable servicing
                               agreement exists other than the bankruptcy of GreenPoint Credit, LLC. This prevention could result in a delay or possibly a reduction in payments on the offered securities to the holders of the securities to the extent
                               GreenPoint Credit, LLC received, but did not deposit with the trustee or indenture trustee, as applicable, contract collections before the date of bankruptcy. To the extent that the offered securities have been designated as senior or subordinate, the most junior securities would be the first to bear these delays or losses. See "Legal Aspects of the Contracts" in this prospectus.

                              The Contract Pools

  Each contract contained in a contract pool will have been either:

  . originated or purchased by GreenPoint Credit, as seller, in each case on an individual basis in the ordinary course of its business, and/or

  .  purchased from Bulk Sellers,

all as more particularly specified in the related prospectus supplement. Each contract will be secured by a new or used manufactured home and, in the case of a Land Home Contract or Land-in-Lieu Contract, by real property upon which the manufactured home is located. If so specified in the related prospectus supplement, the contracts will not be insured by any governmental agency or instrumentality. However, if so specified in the related prospectus supplement, some or all of the contracts and collections thereon will, subject to the conditions described below, be partially insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration. If so specified in the related prospectus supplement, the contract pool will include modular homes, as described in the related prospectus supplement.

  On the date of initial issuance of the securities of any series, the seller will convey the contracts comprising the related contract pool to the issuer or the trust related to any series of securities, as applicable. The servicer will obtain and maintain possession of all contract documents, except in some instances where the trustee will obtain and maintain possession of the contract documents relating to Land Home Contracts and Land-in-Lieu Contracts.

  If so specified in the applicable prospectus supplement, the agreement relating to each series of securities will require the manufactured homes in the related contract pool to comply with the requirements of federal statutes which generally would require the manufactured homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. The statutes would also require the manufactured homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The statutes also would require that the security interest in any manufactured home include the plumbing, heating, air conditioning and electrical systems constituting a part of, or associated with, the manufactured home.

  The servicing agreement relating to each series of securities will require the servicer to maintain hazard and flood insurance policies with respect to each manufactured home in the related contract pool in the amounts and manner set forth in this prospectus under "Description of the Securities--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer--Hazard Insurance Policies." Generally, no other insurance will be required with respect to the manufactured homes, the contracts or any contract pool.

  A contract pool relating to any series of securities may contain Step-Up Rate Contracts. If a contract pool contains Step-Up Rate Contracts, the related prospectus supplement will specify the percentage of the contract pool comprised of Step-Up Rate Contracts, the period during which the contract interest rates for Step-Up Rate Contracts will be stepped up, the range of increases in the contract interest rates for the Step-Up Rate Contracts and the range of increases in the scheduled payments for the Step-Up Rate Contracts.

  The rate at which the contracts in a particular contract pool bear interest will be further described in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, each contract will provide for payments on a scheduled due date. The day of each month constituting the due date will vary from contract to contract. Unless the contracts bear interest at a variable rate, the scheduled payment will be specified in the contract. The scheduled payments for fixed-rate contracts will be constant assuming no prepayments. If so specified in the applicable prospectus supplement, the scheduled payments for Step-Up Rate Contracts will increase on the dates on which the contract interest rates are stepped up. In addition, if so specified in the related prospectus supplement, the contracts may be prepaid in full or in part at any time.

  If so specified in the applicable prospectus supplement, scheduled payments whether for actuarial or simple interest contracts, may be paid prior to their due dates, whether in, or in months prior to, the months of their due dates. Thus, the obligor may, in June, pay the scheduled payments due in June, July and August. In that event, no further payment will become due on the contract until the September due date. In the case of a simple interest contract, the obligor would have to instruct the servicer to apply the payment as a pay-ahead of future scheduled payments; otherwise the payment would be applied as a partial principal prepayment. There is no limit to the number of scheduled payments that may be paid ahead in this manner. The effect of paid-ahead scheduled payments will be different for actuarial contracts than for simple interest contracts, as further described below.

  The scheduled payments for each actuarial contract, whether a fixed rate contract or Step-Up Rate Contract, will fully amortize the principal balance of the contract over its term. The portion of each scheduled payment allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each scheduled payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest, determined on the basis of a thirty-day month and a 360-day calendar year, except in the state of Kansas where it is determined on the basis of a 365/366-day calendar year and actual days elapsed, on the principal balance of the contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all scheduled payments that were due in prior months, whether or not scheduled payments were timely made, and all prior partial principal prepayments. Thus, each scheduled payment will be applied to interest and to principal in accordance with a precomputed allocation, whether or not the scheduled payments are received in advance of or subsequent to their due dates. If so specified in the applicable prospectus supplement, all payments received in a Collection Period on an actuarial contract in excess of the related obligor's scheduled payment, other than payments not allocated to principal and interest such as late payment charges or payments sufficient to pay in full the outstanding principal balance of and all accrued and unpaid interest on the obligor's contract, are applied as a partial prepayment of principal on the contract, unless (1) the related obligor notifies or confirms with the servicer that its payments are to be applied to future scheduled payments in the order of the due dates of its payments or (2) the amount of any excess payment is approximately equal, subject to a variance of plus or minus 10%, to the amount of a future scheduled payment.

  If simple interest contracts are to be included in a contract pool, the related prospectus supplement will describe the characteristics of the simple interest contracts in the contract pool.

  If so specified in the related prospectus supplement, the scheduled payments on variable rate contracts will be allocated between principal and interest as described above for actuarial contracts based upon the contract interest rate in effect when the scheduled payments on the contracts are due. If so specified in the related prospectus supplement, the amounts of the scheduled payments on variable rate contracts will be adjusted, on the basis described in the prospectus supplement, whenever the related contract interest rate is adjusted.

  If so specified in the applicable prospectus supplement, a contract pool may contain contracts which combine features of actuarial and simple interest contracts.

  If specified in the related prospectus supplement, the contract pool may contain Land Home Contracts and/or Land-in-Lieu Contracts. In some jurisdictions, a lender cannot obtain separate evidence of its lien on the manufactured home securing a Land Home Contract and its lien on the property on which the manufactured home is located. In those jurisdictions, the only evidence of liens on the manufactured homes securing Land Home Contracts will be the deeds of trust, mortgages or similar security instruments on the real estate on which the manufactured homes are located. It is a policy of the seller, to obtain title insurance policies, where available, with respect to any Land Home Contract that it originates insuring that the related manufactured home is subject to the lien of the related mortgage. However, title policies may not have been obtained with respect to Land Home Contracts acquired from Bulk Sellers and some title insurers will not insure the manufactured home unless it is permanently attached to the land. Generally, separate evidences of liens on manufactured homes and the real property securing Land-in-Lieu Contracts are obtained. However, no title insurance is obtained for Land-in-Lieu Contracts. See "Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

  A contract pool may include "staged-funding" contracts which provide multiple disbursements to an obligor to finance the purchase of a manufactured home or the acquisition or improvement of the real estate on which the manufactured home will be located. The obligor pays only the interest on the disbursed amount of the loan or an additional origination fee which is financed, in lieu of interest until the final disbursement, and, following the final disbursement, pays both interest and principal. If so specified in the related prospectus supplement, no contract pool will contain a "staged-funding" contract unless it has been fully disbursed.

  The prospectus supplement relating to each series of securities will provide information as of the Cut-off Date for the related series with respect to, among other things:

  . the number, the aggregate principal balance, and the range of outstanding principal balances of the contracts comprising the related contract pool;

  . the weighted average contract interest rate of the contracts and the distribution of contract interest rates;

  . the weighted average original and remaining terms to maturity of the contracts and the distribution of remaining terms to maturity;

  .  the average outstanding principal balance of the contracts;

  . the geographical distribution of the related manufactured homes at origination;

  .  the years of origination of the contracts;

  .  the distribution of original principal balances of the contracts;

  . the percentage amount of contracts secured by new or used manufactured homes;

  .  the range of and weighted average loan-to-value ratios at origination;
     and

  . the month and year in which the final scheduled payment date for the contract with the latest maturity is scheduled to occur.

  Additionally, no more than a maximum of 5% of the contracts, measured by aggregate principal balance of the assets in the contract pool, as described in this prospectus and the related prospectus supplement, as of the Cut-off Date, may deviate from the characteristics of the assets in the contract pool as of the Cut-off Date.

  If a contract pool contains variable rate contracts, the related prospectus supplement will contain a description of the basis on which the contract interest rates are determined, including any maximum or minimum rates and the frequency with which any contract interest rate adjusts. The prospectus supplement relating to a series of securities also will contain information about contracts in the related trust that are Land Home Contracts, Land-in-Lieu Contracts or contracts that are partially guaranteed by the Veterans Administration or partially insured by the Federal Housing Administration.

  To the extent any contracts in a contract pool were purchased by the seller from one or more Bulk Sellers, the applicable prospectus supplement will contain a description of practices observed by the seller or Bulk Sellers, as applicable, in connection with any such purchase.

  In addition, to the extent GreenPoint Credit's management believes additional information concerning the related contract pool that is stored in the electronic data processing system of GreenPoint Credit to be material, the prospectus supplement may also include the additional information.

The Pre-Funding Account

  If a trust for a particular series includes a pre-funding account, as described in the related prospectus supplement, the prospectus supplement will specify:

  (1) the term or duration of the pre-funding account;

  (2) the percentage of the related series that may be represented by the pre-funding account;

  (3) the types of investments that pre-funding accounts may be invested in;
      and

  (4) the conditions that must be satisfied prior to any transfer of additional contracts and/or subsequent contracts, as described in the related prospectus supplement, including the requisite characteristics of the additional contracts and/or subsequent contracts.

                                  The Issuer

  Each series of notes will either:

  . be issued by an owner trust established by GreenPoint Credit and described in the related prospectus supplement; or

  .  be issued directly by GreenPoint Asset.

  GreenPoint Asset was formed in August 2000 as a Delaware limited liability company for the purposes described in this prospectus and is a wholly-owned subsidiary of GreenPoint Credit. GreenPoint Asset will not engage in any activity other than:

  . acquiring and holding contracts and other assets to be used as collateral for any series of notes and any proceeds therefrom;

  .  issuing the notes;

  .  making payments on the notes;

  . holding equity interests and residual interests relating to any series of securities; and

  . engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  GreenPoint Asset's principal offices are located at 10089 Willow Creek Road, San Diego, California 92131.

                            The Seller and Servicer

  GreenPoint Credit will be the seller and initial servicer for each series of securities. GreenPoint Credit was formed in May 1998 as a Delaware corporation for the purpose of acquiring the operating business of the BankAmerica Housing Services division of Bank of America, FSB from Bank of America, FSB. This acquisition was consummated on September 30, 1998. The operating business of the BankAmerica Housing Services division consisted primarily of originating, purchasing and servicing manufactured housing installment sale contracts and installment loan agreements. The origination and underwriting practices of Bank of America, FSB and its affiliates relating to the manufactured housing installment sale contracts and installment loan agreements acquired by GreenPoint Credit in the acquisition were substantially similar to those described under "--Loan Originations" below.

  On October 1, 1999 GreenPoint Credit changed its company structure from a Delaware corporation to a Delaware limited liability company. GreenPoint Credit Corp. was merged with a newly created affiliate company named GreenPoint Credit, LLC and the surviving entity is named GreenPoint Credit, LLC. GreenPoint Credit's sole member is Green Point Mortgage Funding, Inc. Green Point Mortgage Funding, Inc. is a wholly owned subsidiary of Headlands Mortgage Company, which is a wholly owned subsidiary of GreenPoint Bank, a New York state chartered bank. GreenPoint Bank is a wholly owned subsidiary of GreenPoint Financial Corp., a publicly traded corporation whose shares are traded on the New York stock exchange. As of June 30, 2000, GreenPoint Credit had total assets of $1,751.5 million, total liabilities of $1,232.9 million and total stockholders' equity of $518.6 million. As of June 30, 2000, GreenPoint Financial Corp. and its consolidated subsidiaries had total deposits of $11,371.5 million, total assets of $15,767.3 million and total stockholders' equity of $2,035.3 million. The headquarters of GreenPoint Credit are located in San Diego, California. The headquarters of both GreenPoint Financial Corp. and GreenPoint Bank are located in New York, New York.

Loan Originations

  GreenPoint Credit purchases and originates manufactured housing contracts on an individual basis through 26 regional offices throughout the United States, serving retailers and borrowers in the 48 contiguous states. In the state of Mississippi, real estate secured manufactured housing contracts are purchased and originated through a wholly owned subsidiary of GreenPoint Credit named GreenPoint Credit Corp. of Mississippi. Regional personnel of GreenPoint Credit arrange to purchase manufactured housing contracts originated by manufactured housing retailers located throughout the United States. Generally, these purchases result from GreenPoint Credit regional office personnel contacting retailers located in their regions and explaining GreenPoint Credit's available financing plans, terms, prevailing rates and credit and financing policies. If a retailer wishes to make a financing available to its customers, the retailer would apply for retailer approval. Upon satisfactory results of GreenPoint Credit's investigation of the retailer's creditworthiness and general business reputation, GreenPoint Credit and the retailer would enter into a retailer agreement. GreenPoint Credit also originates manufactured housing contracts and installment loan agreements directly with customers and through brokers.

Underwriting Practices

  With respect to each retail manufactured housing contract that was purchased from a retailer, the general practice of GreenPoint Credit has been that the retailer submit the customer's credit application, manufacturer's invoice, if the contract was for a new home, and other information relating to the contract to the applicable regional office of GreenPoint Credit. Personnel at the regional office analyze the creditworthiness of the customer and other aspects of the proposed transaction. If the creditworthiness of the customer and other aspects of the transaction are approved by the regional office, the customer and the retailer execute a contract on a form provided or approved in advance by GreenPoint Credit. After the manufactured home financed under the contract is delivered and set up by the retailer, and the customer has moved in, GreenPoint Credit purchases the contract from the retailer.

  Because manufactured homes generally depreciate in value, GreenPoint Credit's management believes that the creditworthiness of a potential obligor should be the most important criterion in determining whether to approve the purchase or origination of a contract. As a result, the underwriting guidelines of GreenPoint Credit generally require regional office personnel to examine each applicant's credit history, residence history, employment history and debt-to-income ratio. There is no minimum requirement for any of these criteria, although GreenPoint Credit has developed certain guidelines for employment history and debt-to-income ratios. In the case of employment history, GreenPoint Credit generally requires its regional office personnel to consider whether the applicant had worked continuously for the same employer for at least 24 months and, if not, whether the applicant has worked in the same occupational field for at least 24 months. The recommended debt-to-income ratio for a particular credit application depends on the credit score recommendation generated for that application. In general, the maximum debt-to-income ratio for each application that is approved by the credit scoring system ranged from 70 percent to 53 percent, based on GreenPoint Credit's estimate of the applicant's after-tax income. Although GreenPoint Credit has guidelines for some of these criteria, GreenPoint Credit's management does not believe that an applicant's inability to satisfy some of these guidelines warrants denial of credit in all cases. For example, if an applicant fails to meet a guideline by a certain margin for one of the criteria mentioned above, the applicant generally must exceed the threshold for one or more other criteria by a compensating margin for the applicant's credit application to be approved. In addition, in special cases, credit applications are approved even if certain of the criteria are not met. For these reasons, management of GreenPoint Credit believes that the ultimate decision whether to approve or reject a credit application should be made by regional office personnel. To assist personnel in evaluating credit applications, GreenPoint Credit utilizes a proprietary credit scoring system, developed by GreenPoint Credit in conjunction with Fair-Isaacs, implemented in May 2000. The credit scoring system generates a recommendation to approve or deny a credit application based on certain criteria established by GreenPoint Credit. The underwriting guidelines of GreenPoint Credit allow the recommendation generated by the credit scoring system to be used by regional personnel as a guide in determining whether to extend credit to an applicant, but do not require regional personnel to make credit decisions based solely on the system's recommendations. GreenPoint Credit does not disclose the criteria used by this credit scoring system either to regional personnel or to the retailers assisting in the preparation of credit applications. The underwriting criteria will be periodically reviewed by GreenPoint Credit, and modified as necessary.

  It is the policy of GreenPoint Credit that one authorized person provide written approval of credit applications for amounts up to or equal to certain limits and that at least one additional authorized person provide written approval of credit applications for amounts over those limits. The credit limits established by GreenPoint Credit vary depending upon each authorized person's position or grade level. In addition, each person authorized to make these credit decisions has to be either a regional manager, branch manager or another regional office employee to whom the authority to approve credit applications has been delegated. Any delegated authority may be limited in that the person to whom the authority was delegated may not have been authorized to approve credit applications for contracts with initial principal amounts above certain specified levels. The qualifications of all regional office personnel authorized to approve or reject credit applications are reviewed and approved by GreenPoint Credit's senior management. However, each regional office may at various times have additional, or in some cases fewer, personnel authorized to approve or reject credit applications.

  It is the policy of GreenPoint Credit that each credit application be approved or rejected within one to seven days after receipt. Thus, there is less time for credit investigation than is the case, for example, with loans for site-built homes. Although GreenPoint Credit's management believes that the one to seven-day period for approval or rejection of each credit application is consistent with industry practice, no assurance can be given that any credit application that was approved in one to seven days would have been approved if a longer period had been provided for credit investigation.

  The credit review and approval practices of each regional office are subject to internal reviews and audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories and debt-to-income ratios of the applicants and evaluate the credit risks associated with the contracts purchased through each regional office by rating the obligors on the underlying contracts according to their credit histories, employment histories and debt-to-income ratios. Selection of underwriting files for review is generally made by the personnel performing the examination, without prior knowledge on the part of regional office personnel of the files to be selected for review. However, GreenPoint Credit has no requirement that any specific random selection procedures be followed and no assurance can be given that the files reviewed in any examination process are representative of the contract originations in the related regional office.

  With respect to new and used manufactured homes, Green Point's policy is to finance no more than 95% of the total buyer's cost of any manufactured home, including taxes and insurance premiums, plus 100% of the costs attributable to prepaid finance charges and closing costs that are financed.

  In the case of new manufactured homes, the maximum amount financed cannot exceed:

  .  130% of the manufacturer's invoice price, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and certain prepaid finance charges and closing costs.

  For used manufactured homes, the amount financed cannot exceed:

  . the lesser of 95% of the total sales price or 140% of the base value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide, plus

  . taxes, insurance, certain retailer installed equipment, certain set-up costs and certain prepaid finance charges and closing costs.

  With respect to Land Home Contracts involving new manufactured homes, GreenPoint Credit's policy is to finance no more than:

  . the lesser of 95% of the value of the real property as determined by appraisal subject to certain limitations or 95% of the purchase price of the land subject to certain limitations or the payoff of the encumbered land, plus

  .  130% of the manufacturer's invoice, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs, plus

  .  the cost of improvements to the land, subject to certain limitations.

  With respect to Land Home Contracts involving used manufactured homes, GreenPoint Credit's policy is to finance no more than the lesser of:

  .  95% of the total sales price, or

  . the sum of 95% of the appraised value of the land and 140% of the base value as specified in the NADA Mobile/Manufactured Housing Appraisal Guide,

  . and in either case, plus taxes, insurance, certain retailer installed equipment, certain set-up costs, prepaid finance charges and closing costs and the cost of improvements to the land, subject to certain limitations.

  With respect to Land Home Contracts in which the manufactured home is already on the land, GreenPoint Credit's policy is to finance:

  . the lesser of 95% of the total sales price or 95% of the appraised value of the land and home, plus

  . taxes, fees, insurance and certain prepaid finance charges and closing costs.

  With respect to Land-in-Lieu Contracts involving new manufactured homes, GreenPoint Credit's policy is to finance:

  . up to 140% of the manufacturer's invoice for the home depending on the borrower's down payment, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and pre-paid finance charges and closing costs, plus

  .  the costs of improvements to the land, subject to certain limitations.

  With respect to Land-in-Lieu Contracts involving used manufactured homes, GreenPoint Credit's policy is to finance no more than the lesser of:

  .  95% of the total sales price, or

  . 140% of the base value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide,

  .  and in either case, plus

    -- taxes, insurance, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs, and

    -- the cost of improvements to the land, subject to certain limitations.

  In June 1999, GreenPoint Credit initiated a marketing program for new manufactured homes in which the maximum amount financed could not exceed:

  .  140% of the manufacturer's invoice price, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs.

  This marketing program is offered only to certain retailers whose applicants who score in the highest credit score recommendation given by GreenPoint Credit's proprietary credit scoring system (as described in the second paragraph of this section).

  GreenPoint Credit generally requires a down payment in the form of cash and/or the trade-in value of a previously owned manufactured home and/or, in the case of Land-in-Lieu Contracts, an estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the retailer must be consistent with the value of the owned home determined by GreenPoint Credit in light of current market conditions. The value of real property pledged as additional collateral is estimated by regional personnel, using tax assessed value, or appraisers who are familiar with the area in which the property is located.

  Underwriting policies and marketing programs for the origination or purchase on an individual basis of manufactured housing contracts are established by GreenPoint Credit's management at its headquarters in San Diego and are subject to change from time to time. Any material changes or conditions will be disclosed in the prospectus supplement.

  The volume of contracts originated by GreenPoint Credit or purchased from retailers on an individual basis by GreenPoint Credit for the periods indicated below and other information at the end of the periods below are as follows:

           Contracts Originated or Purchased on an Individual Basis
                            (Dollars in Thousands)

                                Quarter Ended      Year Ended     Year to Date
                              December 31, 1998 December 31, 1999 June 30, 2000
                              ----------------- ----------------- -------------
Principal Balance of Con-
 tracts Purchased...........    $1,451,368.00     $3,045,734.00   $1,405,061.00
Number of Contracts Pur-
 chased.....................           38,010            75,622          33,461
Average Contract Size.......    $       38.18     $       40.27   $       41.99
Number of Regional Offices..               45                45              45

  The information in the table above includes only contracts originated by GreenPoint Credit or purchased from retailers. The number of regional offices includes regional offices in the United States originating or purchasing contracts.

Servicing

  GreenPoint Credit, through its regional offices, services all of the manufactured housing contracts that it purchases or originates, whether on an individual basis or in bulk. Generally, whenever any contracts are sold, GreenPoint Credit will retain servicing responsibilities with respect to the sold contracts. In addition, GreenPoint Credit may make arrangements pursuant to which it services, or would service, manufactured housing contracts owned by other entities. These service contracts were not originated, and would not be purchased, by GreenPoint Credit. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums and other payments from obligors and, when the contracts are not owned by GreenPoint Credit, remitting principal and interest payments to the owners thereof, to the extent the owners of the serviced contracts are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and foreclosure if land is involved and, if deemed advisable by GreenPoint Credit, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, GreenPoint Credit's general policy is to institute repossession procedures promptly after regional office personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of repossessed manufactured homes.

  The following table shows the size of the portfolio of contracts serviced, including contracts already in repossession, by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                          Size of Serviced Portfolio
                            (Dollars in Thousands)

                                   As of             As of           As of
                             December 31, 1998 December 31, 1999 June 30, 2000
                             ----------------- ----------------- -------------
Unpaid Principal Balance of
 Contracts Being Serviced...    $11,504,320       $13,054,239     $13,659,538
Average Contract Unpaid
 Principal Balance..........    $      27.7       $      29.9     $      30.7
Number of Contracts Being
 Serviced...................        415,373           437,093         444,642

Delinquency and Loan Loss/Repossession Experience

  The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint Credit since October 1998, other than contracts already in repossession, as of the dates indicated:

                            Delinquency Experience

                                    As of             As of           As of
                              December 31, 1998 December 31, 1999 June 30, 2000
                              ----------------- ----------------- -------------
Number of Contracts Out-
 standing...................       411,852           433,221         440,011
Number of Contracts Delin-
 quent:
  30-59 days................         6,397             8,244           7,753
  60-89 days................         1,753             2,055           2,022
  90 days or more...........         2,372             2,641           2,304
                                   -------           -------         -------
Total Contracts Delinquent..        10,522            12,940          12,079
                                   =======           =======         =======
Delinquencies as a Percent-
 age of Contracts Outstand-
 ing........................          2.55%             2.99%           2.75%
                                   =======           =======         =======

  The information contained in the table above is based on number of days payments are contractually past due, assuming 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

  Since GreenPoint Credit has only been servicing the contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the contracts over time.

  The following table sets forth the loan loss/repossession experience of contracts serviced through the manufactured housing regional office system of GreenPoint Credit, including contracts already in repossession, as of the dates indicated:

                       Loan Loss/Repossession Experience
                            (Dollars in Thousands)

                                                   Year Ended     Year to Date
                                                December 31, 1999 June 30, 2000
                                                ----------------- -------------
Number of Contracts Being Serviced............         437,093         444,642
Aggregate Principal Balance of Contracts Being
 Serviced.....................................     $13,054,239     $13,659,538
Average Principal Recovery Upon Liquidation...           46.15%          45.85%
Contract Liquidations.........................            3.88%           1.83%
Net Losses:
  Dollars.....................................     $   281,757     $   138,916
  Percentage..................................            2.16%           1.02%
Contracts in Repossession.....................           3,872           4,631

  The "Average Principal Recovery Upon Liquidation" in the table above is shown as a percentage of the outstanding principal balance of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of liquidation and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to liquidation date are also included net of collection expenses paid to third parties.

  The "Contract Liquidations" in the table above are shown as the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end.

  The calculation of "Net Losses" includes unpaid interest accrued through the date of liquidation and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to liquidation date net of collection expenses paid to third parties.

                      Prepayment and Yield Considerations

Prepayment Considerations

  If so specified in the related prospectus supplement, the contracts in any contract pool may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life and the maturity of the related securities. A contract pool might include contracts with contract interest rates that are generally higher or lower, in absolute terms or in comparison to prevailing rates, than the contract rates of the contracts from which are derived certain historical statistical data set forth in this prospectus or the related prospectus supplement. As a result, the prepayment performance of the contracts contained in that contract pool might be higher or lower than the prepayment performance of the contracts reflected in the historical data. In addition, GreenPoint Credit's management is aware of limited publicly available information relating to historical rates of prepayment on manufactured housing contracts. However, GreenPoint Credit's management believes that neither the prepayment experience of other pools of manufactured housing contracts nor the historical rates of prepayment for any other manufactured housing contracts will necessarily be indicative of the rate of prepayment that may be expected to be exhibited by the contracts in any other contract pool. Nevertheless, GreenPoint Credit's management anticipates that a number of contracts will be prepaid in full in each year during which any related securities are outstanding. The amount of prepayments on the contracts, including prepayments due to liquidations of defaulted contracts, during any particular year may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, interest rates and the rate at which owners of manufactured homes sell their manufactured homes. Other factors affecting prepayments on the contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in manufactured homes. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms of manufactured housing contracts are generally shorter than the terms for mortgage loans secured by site-built homes, and changes in interest rates have a correspondingly smaller effect on the monthly payments on manufactured housing contracts as opposed to mortgage loans secured by site-built homes, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above are likely to play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

  Repurchases of contracts on account of certain breaches of representations and warranties as described in the applicable prospectus supplement also will have the effect of prepaying the repurchased contracts and therefore will affect the average life of and yield on the securities. See "Description of the Securities--Conveyance of Contracts." In addition, most of the contracts contain provisions that prohibit the related owner from selling the manufactured home without the prior consent of the holder of the related contract. These contract provisions are similar to "due-on-sale" clauses and may not be enforceable in all states.

See "Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in this prospectus. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement.

  To the extent provided in the related prospectus supplement, the servicer, or any other party as may be designated in the related prospectus supplement, will have the option to purchase all of the contracts in the related contract pool, at the price and under the conditions specified in the related prospectus supplement, when the aggregate Pool Principal Balance of the related contract pool has been reduced to 10%, or any other percentage as may be specified in the related prospectus supplement, of its Cut-off Date Pool Principal Balance. The exercise of any option to purchase the contracts early will affect the average life of and yield on the related securities.

  To the extent provided in the related prospectus supplement, the trustee or indenture trustee, as applicable, for the related trust shall solicit bids for the purchase of the contracts remaining in the trust at a Termination Auction within ninety days following the distribution date as of which the Pool Principal Balance for a contract pool is less than 10%, or any other percentage as may be specified in the related prospectus supplement, of that contract pool's Cut-off Date Pool Principal Balance. The sale and consequent termination of the related trust pursuant to a Termination Auction will affect the average life and yield on the related securities.

  The average life and maturity of the securities of any class will also be affected by the amount and timing of any special principal distributions to the holders of the securities. In addition, if any security of a class is subject to mandatory repurchase, the occurrence of the repurchase date for the security subject to mandatory repurchase will have the same effect as the maturation of the security subject to mandatory repurchase, with the repurchase price being equivalent to the amount due at maturity. See "Description of the Securities--Distributions on Securities" and "Description of the Securities--Optional and Mandatory Repurchase of Securities; Optional Termination and Termination Auction" in this prospectus. The prospectus supplement relating to any class that is entitled to special principal distributions or is subject to mandatory repurchase will contain a description of the conditions under which special principal distributions or mandatory repurchases will take place and a description of some of the factors that might affect the rate of special principal distributions or the timing of any repurchase dates.

  Information regarding the prepayment assumption or any other rate of assumed prepayment, as applicable, will be set forth in the prospectus supplement applicable to the relevant class or classes of securities described therein.

Yield Considerations

  To the extent that any credit enhancement or any advancing obligation of the servicer described in the related prospectus supplement is insufficient to protect the holders of any class of securities from losses or delinquencies on the related contract pool, the yield to the holders from their investment in the securities will be adversely affected should losses or delinquencies occur. In the absence of losses or delinquencies which are not covered by credit enhancement or advances, respectively, on a distribution date, the effective yield on the securities will depend upon, among other things, the price at which the securities are purchased, the rate at which the contracts for the related trust liquidate or are prepaid and the amount and timing of any special principal distributions. If a purchaser of securities purchases them at a discount or premium, as applicable, and calculates its anticipated yield to maturity based on an assumed rate of distributions of principal on the purchased securities that is faster or slower, respectively, than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser. Losses which are covered by credit enhancement, but on later than anticipated distribution dates, will have the same effect on anticipated yield as prepayments that are made later than anticipated, as just described, depending on whether the securities were purchased at a discount or premium.

  The yield to holders of any class of securities may be below that otherwise produced by the applicable Security Rate because, while, in the absence of losses or delinquencies, one month's interest on the related contracts will be collected during each Collection Period, the portion of one month's interest to which the holders of the related securities are entitled will not be distributed until the first distribution date after the Collection Period in which the interest was collected.

  If a security is subject to mandatory repurchase, the yield to the repurchase date will be affected by, among other things, the applicable repurchase price, the ability of any liquidity facility provider to distribute the repurchase price and the date, if any, on which the repurchase date occurs. If, in connection with a mandatory repurchase, the repurchase price for a security is equal to its Percentage Interest of the then current Security Balance, and the security is purchased at a discount, and the purchaser calculates its anticipated yield to the repurchase date based on an assumed repurchase date that is earlier than the actual repurchase date, then such purchaser's actual yield to maturity will be lower than it would have been if a repurchase occurred on the assumed date.

  The payment features of the contracts comprising any contract pool, as described above under "The Contract Pools," may, under extraordinary circumstances, cause the amounts collected thereon during particular Collection Periods to be insufficient to fund all distributions of principal and interest to the holders of some or all of the securities of the related series, even in the absence of losses or delinquencies. The circumstances described in the preceding sentence could occur if a sufficiently large number of partial or full prepayments, as a percentage of the then outstanding Pool Principal Balance of the related contract pool, are received on contracts in a particular Collection Period, if those prepayments are made in advance of the related contracts' respective due dates during the particular Collection Period. In that case, a non-default collection shortfall could occur because interest that actually accrues on the related contracts is less than interest that would have accrued if the payments were paid on the contracts' respective due dates. A non-default collection shortfall could adversely affect the yield to holders of any class of securities to the extent the non-default collection shortfalls are not covered by credit enhancement or advances.

                         Description of the Securities

  The securities will be issued in series. Each series of certificates will be issued pursuant to a separate pooling and servicing agreement similar to the form of pooling and servicing agreement filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates, of which this prospectus is a part. Each series of notes issued by GreenPoint Asset will be issued pursuant to an indenture trust agreement similar to the form of indenture filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes, of which this prospectus is a part. Each series of notes issued by GreenPoint Credit through an owner-trust structure will be issued pursuant to a trust agreement similar to the trust agreement filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes, of which this prospectus is a part together with the Indenture. In the case of each series of notes, the servicer and the issuer or related owner trust, as applicable, will enter into a separate servicing agreement. An execution copy of each pooling and servicing agreement, indenture, trust agreement and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries describe only the material provisions expected to be common to each pooling and servicing agreement, indenture, trust agreement or servicing agreement, as applicable, and the related securities. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, indentures, trust agreements and servicing agreements, as applicable. GreenPoint Credit recommends that the investor read all of the provisions of the related pooling and servicing agreement, indenture, trust agreement and/or servicing agreement, as applicable, and the descriptions set forth in the related prospectus supplement. The prospectus supplement for each series will describe the specific material provisions of the pooling and servicing agreement, indenture trust agreement and/or servicing agreement, as applicable, relating to that series.

General

  Each series of securities may be issued in one or more classes. If the securities of a series are issued in more than one class, the securities of all or less than all of the classes for that series may be sold pursuant to this prospectus, and there may be separate prospectus supplements relating to one or more of those classes so sold. Any reference in this prospectus to the prospectus supplement relating to a series comprised of more than one class should be understood as a reference to each of the prospectus supplements relating to the classes sold hereunder. Any reference in this prospectus to the securities of a class should be understood to refer to the securities of a class within a series, the securities of a subclass within a series or all of the securities of a single-class series, as the context may require.

  The securities will be issued in the denominations specified in the related prospectus supplement. Interest-only securities will have no Percentage Interest. Securities, if issued in registered form to beneficial owners of the securities or nominees thereof, will be transferable and exchangeable at the corporate trust office of the trustee or, if it so elects, at the office of an agent in New York, New York. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

  The securities of each series will evidence an interest in or indebtedness of, as applicable, a trust or the issuer, respectively, as specified in the related prospectus supplement. Each trust will include:

  (1) a contract pool, including rights to receive payments on the contracts comprising the contract pool on and after the Cut-off Date;

  (2) the amounts held from time to time in the Payment Account as described in the applicable prospectus supplement;

  (3) any property which initially secured a contract and which is acquired in the process of realizing thereon;

  (4) the obligations of the seller, under certain conditions, to repurchase contracts sold by it with respect to which certain representations and warranties have been breached and not cured;

  (5) certain contractual servicing obligations of the servicer;

  (6) the proceeds of all insurance policies described in this prospectus;
      and

  (7) if applicable, one or more forms of credit support.

  The seller will convey the contracts to the issuer or trust related to any series of securities, as applicable. See "The Contract Pools" in this prospectus and "--Conveyance of Contracts" below. The servicer will service the contracts pursuant to the related agreement. If so specified in the related prospectus supplement, the contract documents will be held for the benefit of the trustee or the indenture trustee, as applicable, by the servicer.

Conveyance of Contracts

  On the date of initial issuance of the securities of a series, the seller will sell to the issuer or trust related to any series of securities, as applicable, without recourse, all of its right, title and interest in and to the contracts sold by it, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of the contracts to the issuer or trust related to any series of securities, as applicable, will include a conveyance of all rights to receive scheduled payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date other than late receipts of scheduled payments that were due prior to the Cut-off Date. The contracts will be described on the contract schedule attached to the related agreement. The contract schedule will include the principal balance of each contract as of the Cut-off Date, the amount of each scheduled payment due on each contract as of the Cut-off Date, the contract interest rate on each contract as of the Cut-off Date and the maturity date of each contract. The servicer will be required to complete a review of the contract files and confirm the accuracy of the contract schedule delivered to the trustee within the time period set forth in the related agreement. Any contract discovered not to agree with the contract schedule in a manner that is materially adverse to the interests of the securityholders will be repurchased by the seller, or replaced with another contract, except that if the discrepancy relates to the principal balance of a contract the seller may, under certain conditions, deposit cash in the Payment Account in an amount sufficient to offset the discrepancy. The trustee will not review the contract files.

  If so provided in the related prospectus supplement, the servicer will hold, as custodian and agent on behalf of the trustee or indenture trustee, as applicable, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract. In order to give notice of the trustee's or indenture trustee's, as applicable, right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee or indenture trustee, as applicable, as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee or indenture trustee, as applicable. To the extent that the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee or indenture trustee, as applicable, the trustee's or indenture trustee's, as applicable, interest in the contracts could be defeated. See "Legal Aspects of the Contracts--Security Interests of the Seller in the Manufactured Homes" and "--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus.

  The seller will make representations and warranties to the issuer or trust related to any series of securities, as applicable, with respect to each contract sold by it. With respect to any series of notes, the representations and warranties made by the Seller to the issuer pursuant to the related sale and servicing agreement will be assigned to the indenture trustee pursuant to the indenture. The applicable prospectus supplement will describe:

  . the representations and warranties made by the seller in connection with the contracts conveyed to the issuer or trust related to any series of securities, as applicable;

  . the terms pursuant to which the seller will be obligated to repurchase any contract sold by it if any representation and warranty has been breached, unless the breach has been cured or otherwise is not required to be cured; and

  .  the terms pursuant to which the seller may remedy any breach.

Payments on Contracts

  The applicable prospectus supplement will specify the arrangements pursuant to which contract collections are held pending distribution to securityholders. Certain contract collections will be applied to pay the servicer's servicing compensation and to reimburse it for certain expenses, as set forth in each prospectus supplement and as set forth in this prospectus under "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer" below.

Distributions on Securities

  The securities of any class will entitle the holders thereof to distributions, on the distribution dates specified in the related prospectus supplement, from amounts collected on the underlying contracts. The securities of a class may entitle the holders thereof to:

  .  distributions of both principal and interest;

  .  distributions of principal only; or

  .  distributions of interest only.

  The distributions described in the previous sentence will be made in accordance with a formula described in the related prospectus supplement, and, if so specified in the related prospectus supplement, the distributions will be applied first to interest, if any, and second to principal, if any. To the extent specified in the related prospectus supplement, the rights of the holders of the securities of one or more classes of a multiple class series to receive distributions of principal or of interest or of both from amounts collected on the contracts may be subordinate to the rights of the holders of securities of one or more other classes. See "Credit and Liquidity Enhancement" in this prospectus.

  Distributions of Principal. If the securities of a class entitle the holders thereof to distributions of principal, the related prospectus supplement will specify an initial aggregate Security Balance for the securities of that class and a method of computing the amount of principal, if any, to be distributed to the holders of the securities of that class on each distribution date. If so specified in the related prospectus supplement, principal distributions for the securities of a class will be computed on the basis of a formula which, on each distribution date, allocates all or a portion of the Total Regular Principal Amount relating to that distribution date to the securities of the applicable class. See "The Contract Pools" and "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer" in this prospectus. Distributions with respect to all or a portion of the Total Regular Principal Amount are sometimes referred to in this prospectus as distributions of "Regular Principal." The Total Regular Principal Amount with respect to any contract pool and any distribution date may be estimated in a manner specified in the related prospectus supplement.

  If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying contract pool, the contract collections available on any distribution date to make distributions of Regular Principal to the holders of the securities of a class are less than the portion of the Total Regular Principal Amount allocable to such class, the deficiency may be made up from:

  .  Excess Interest; or

  . funds available from one or more forms of credit support referred to below, but only to the extent, if any, specified in the applicable prospectus supplement. See "Credit and Liquidity Enhancement" in this prospectus.

  If specified in the applicable prospectus supplement, the Security Balance of the securities of a class will be reduced on each distribution date by the full amount of the portion of the Total Regular Principal Amount allocable to such class even if, due to deficient contract collections, a full distribution thereof is not made.

  The applicable distribution formula for each class of a multiple-class series may allocate the Total Regular Principal Amount among the various classes on a pro rata, sequential or other basis, as specified in the related prospectus supplement. If specified in the related prospectus supplement, the applicable distribution formula may entitle the holders of securities of a particular class to receive on certain distribution dates, distributions of Regular Principal from particular sources of funds (e. g. , one or more of the forms of credit support referred to below) upon the occurrence of certain losses or delinquencies, even if the holders of the securities of that class would not have been entitled to receive principal distributions on the related distribution dates from amounts collected on the underlying contracts in the absence of losses or delinquencies.

  If so specified in the applicable prospectus supplement, the securities of a class may entitle the holders thereof to special principal distributions on particular distribution dates that are unrelated to the Total Regular Principal Amount for those distribution dates. Special principal distributions may be made, under the circumstances set forth in the applicable prospectus supplement, from interest collected on the underlying contract pool, from funds available from one or more forms of credit support or from any other source specified in the related prospectus supplement. The securities of a class having an initial Security Balance may entitle the holders thereof to distributions of Regular Principal only, to distributions of Regular Principal and to special principal distributions or to special principal distributions only. However, if so specified in the related prospectus supplement, the securities of a class will not entitle the holders thereof to aggregate principal distributions in excess of the initial Security Balance for the securities in that class.

  Distributions of Interest. The distribution formula for a class of securities having an initial Security Balance may, but need not, also specify a method of computing the interest, if any, to be distributed on specified distribution dates, which may include all or less than all of the distribution dates, to the holders of the securities of such class. The interest described in the previous sentence may be equal, subject to the adjustments as may be described in the related prospectus supplement, to a specified number of days' interest on the applicable Security Balance, before giving effect to any reduction thereof on the related distribution date, calculated at the Security Rate specified in the related prospectus supplement. The Security Rate may be fixed or variable, and, if specified in the related prospectus supplement, may shift from a variable rate to a fixed rate under the conditions specified in the related prospectus supplement. Variable Security Rates may vary from time to time based upon changes in an index or other measure of market rates, all as more fully described in the related prospectus supplement. In that case, the Rate Period and the specific basis on which the Security Rate for each Rate Period will be determined, including the particular market rates and measures thereof relevant for determining the Security Rate for each Rate Period, may remain constant or may change from time to time at the election of the servicer or otherwise, all as specified in the related prospectus supplement. Variable Security Rates may also vary from time to time, in the manner specified in the related prospectus supplement, based upon changes in the weighted average of the contract interest rates of the contracts in the related contract pool or on any other basis. To the extent set forth in the related prospectus supplement, variable Security Rates may also have floor rates and/or ceiling rates which may be fixed or subject to adjustment as set forth in the related prospectus supplement. In addition, a variable Security Rate may be converted to a fixed Security Rate at the election of the seller or upon the occurrence of certain conditions. In that event, the related prospectus supplement will set forth the conditions under which the variable Security Rate may be converted to a fixed Security Rate.

  Rather than entitling the holders thereof to receive distributions of interest based upon a Security Rate, the distribution formula for the securities of a class may entitle the holders thereof to distributions of interest on specified distribution dates, which may include all or less than all of the distribution dates, equal, in the case of those distribution dates, to all or a portion, which portion will be determined as described in the related prospectus supplement, of the interest payable on the related contracts during one or more Collection Periods occurring prior to the related distribution date. Classes of securities that do not entitle the holders thereof to receive distributions of principal may nevertheless entitle such holders to receive interest distributions calculated on this basis.

  If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying contract pool, the contract collections available to make distributions of interest to the holders of the securities of a class are less than the amount of interest computed as described above, the deficiency may be made up from other sources, but only to the extent, if any, specified in the applicable prospectus supplement. See "Credit and Liquidity Enhancement" in this prospectus.

  Each prospectus supplement will contain information relating to the full amounts of principal and interest required to be distributed to the holders of the related class or classes of securities, to the extent there are sufficient contract collections available therefor, sometimes referred to in this prospectus as "full distributions," from amounts paid or payable on the underlying contracts.

  Residual Interests. If specified in the related prospectus supplement, a class of securities sold hereunder may evidence the residual interest in the related trust. Securities evidencing a residual interest will not have the features described above. Rather, if so specified in the related prospectus supplement, securities evidencing a residual interest will entitle the holders thereof to receive distributions from amounts collected on the contracts which would not be needed to make distributions to the holders of other interests in the trust or to pay expenses of the trust in the absence of liquidation losses or other events resulting in deficient contract collections. In addition, if specified in the related prospectus supplement, any securities evidencing a residual interest may also entitle the holders thereof to receive additional distributions of assets of the related trust, to the extent any assets remain after being applied to make distributions to the holders of other interests in the trust or to pay expenses of the trust. Further, if so specified in the related prospectus supplement, any amounts due to the holders of a residual interest with respect to any series may be subordinated to amounts due to holders of securities of another series to the extent described in the related prospectus supplement. The securities evidencing a residual interest may entitle the holders thereof to distributions at various times throughout the life of the related trust or only upon termination of the trust, all as more fully set forth in the related prospectus supplement. If an election is made to treat the related trust as a REMIC Fund, the holders of a residual interest in that REMIC Fund will be subject to federal income taxation with respect to their ownership of the related residual interest as described in this prospectus under "Federal Income Tax Consequences--REMIC Securities-- Taxation of Residual Securities."

Global Securities

  If so specified in the applicable prospectus supplement, the securities of a series, or of one or more classes within a series, will be issuable in the form of Global Securities.

  The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its Participants and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Indirect access to the DTC system is also available to the Indirect Participants.

  Unless and until Definitive Securities are issued, beneficial owners of the securities who are not Participants but desire to purchase, sell or otherwise transfer ownership of securities may do so only through Participants. In addition, beneficial owners of the securities will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and Participants. Beneficial owners of the securities will not receive or be entitled to receive securities representing their respective interests in the securities, except under the limited circumstances described below. In addition, if some or all of the securities of a series are issued in the form of one or more Global Securities, certain monthly and annual reports prepared by the servicer under the related pooling and servicing agreement will be sent on behalf of the related trust to DTC and not to the beneficial owners of the securities.

  Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the securities will be Cede & Co., as nominee of DTC. Beneficial owners of the securities will not be securityholders as that term is used in the pooling and servicing agreement. Beneficial owners of the securities are only permitted to exercise the rights of securityholders indirectly through Participants and DTC.

  If so specified in the related prospectus supplement, while the securities are outstanding, under DTC's rules. Participants are required to make book-entry transfers through DTC's facilities with respect to the securities, and DTC as the sole holder of the securities is required to receive and transmit distributions of principal of, and interest on, the securities. Unless and until Definitive Securities are issued, beneficial owners of the securities who are not Participants may transfer ownership of securities only through Participants by instructing its Participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective Participants. Under DTC's rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited.

  Definitive Securities will be issued to beneficial owners of the securities, or their nominees, rather than to DTC, only if:

  . the servicer advises the trustee in writing that DTC is no longer willing or qualified to discharge properly its responsibilities as nominee and depository with respect to the securities and the servicer or the trustee is unable to locate a qualified successor;

  . the seller at its option, elects to terminate the book-entry system through DTC; or

  . after the occurrence of an Event of Default, beneficial owners of the securities having a majority in Percentage Interests of each class of the securities advise the trustee and DTC through the Participants, in writing, that the continuation of a book-entry system through DTC or a successor thereto to the exclusion of any physical securities being issued to beneficial owners of the securities is no longer in the best interests of beneficial owners of the securities. See "--Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer-- Events of Default" below.

Upon issuance of Definitive Securities to beneficial owners of the securities, the Definitive Securities will be transferable directly and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  Except as otherwise specified in the related prospectus supplement, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a securityholder under the pooling and servicing agreement only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC will take such action with respect to any Percentage Interests of the securities only at the direction of and on behalf of its Participants to whose DTC accounts the securities are credited with respect to the Percentage Interests of the securities. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

Optional and Mandatory Repurchase of Securities; Optional Termination and Termination Auction

  Repurchase of Securities. Some or all of the securities of a class may be subject to repurchase by or on behalf of the seller at the option of the holders thereof and/or at the option of the seller, but only to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. In addition, some or all of the securities of a class may be subject to mandatory repurchase by or on behalf of the seller, to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. On the date of repurchase, the holder of the security to be repurchased will cease to be entitled to any benefit of the security or the related agreement and will be entitled only to receive from the trustee the repurchase price of the security upon surrender thereof at the office or agency designated by the trustee. To the extent specified in the related prospectus supplement, the funds necessary to distribute the repurchase price of any security subject to mandatory or optional repurchase as described therein will be provided under a security purchase agreement or other liquidity facility as described in "Credit and Liquidity Enhancement" in this prospectus.

  Optional Termination. If so specified in the applicable prospectus supplement, the servicer, or other parties as designated in the related prospectus supplement, will have the option to purchase, upon giving notice mailed no later than the distribution date next preceding the month of the exercise of the option to purchase, all outstanding contracts in the related contract pool after the first distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance. The price at which the servicer may purchase the related contracts will equal, after deductions of related advances by the servicer, the greater of:

  (1) the sum of:

    (a) 100% of the Scheduled Principal Balance of each contract, other than any contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (b) below, as of the final distribution date; and

    (b) the fair market value of the acquired property as determined by the servicer; and

  (2) the aggregate fair market value as determined by the servicer of all of the assets of the related trust, plus in the case of both clause (1) and clause (2), an amount sufficient to reimburse securityholders of each outstanding class for any shortfall in interest due thereto in respect of prior distribution dates and any other amounts specified in the related prospectus supplement. The servicer's option shall not be exercisable if there will not be distributed to the securityholders the Minimum Termination Amount. The related prospectus supplement will specify whether losses suffered on the contracts in the normal course will be allocated to the holders of securities when realized or upon the termination of the related trust and whether an adjustment to the Minimum Termination Amount will be made. In no event, will losses be recognized until a liquidation of the collateral securing any defaulted contract has been liquidated.

  Termination Auction. If specified in the applicable prospectus supplement, on any distribution date after the distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance, the servicer, or other parties as designated in the related prospectus supplement, will, in addition to the option to purchase the contracts discussed above, have the option to direct the trustee to solicit bids for a Termination Auction. Unless the servicer, or other party as designated in the prospectus supplement, has either exercised the option to purchase the contracts or directed the trustee to conduct a Termination Auction within 90 days of the distribution date on which the Pool Scheduled Principal Balance is less than 10%, or other percentage as may be specified in the related prospectus supplement, of the Cut-off Date Pool Principal Balance, the servicer shall, to the extent specified in the related prospectus supplement, be obligated to direct the trustee to conduct a Termination Auction. In any Termination Auction, the servicer shall give notice as specified in the applicable prospectus supplement before the date on which the Termination Auction is to occur. The trustee will solicit each securityholder, the seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint Credit to make a bid to purchase the contracts at the Termination Auction. The trustee will sell all the contracts to the highest bidder, subject, among other things, to:

  . the requirement that the highest bid equal or exceed the Minimum Termination Amount; and

  . the requirement that at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint Credit.

If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the contracts in the Payment Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the securities. If a REMIC election has been made with respect to the applicable trust, any sale and consequent termination of the trust as a result of a Termination Auction must constitute a "qualified liquidation" of the trust under Section 860F of the Code.

Termination

  Pooling and Servicing Agreement. The pooling and servicing agreement for any series of certificates will terminate upon the last action required to be taken by the trustee on the final distribution date following the earlier of:

  . the purchase or sale of all contracts and all property acquired in respect of any contract remaining in the related trust as described above under "--Optional and Mandatory Repurchase of Securities; Termination Auction;" or

  . the final payment or other liquidation or any advance with respect thereto of the last contract remaining in the related trust, including the disposition of all property acquired upon repossession of any manufactured home.

  In the event of the termination of any pooling and servicing agreement, the holders of securities of any class of the related series will be entitled to receive, upon presentation and surrender of their securities at the office or agency designated by the trustee, a final distribution in an amount computed as described in the related prospectus supplement.

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

  Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of that series.

  In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any defeasance and discharge of notes of the series, holders of notes of that series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Collection and Other Servicing Procedures

  Except as otherwise provided in the related servicing agreement with respect to any series of securities, the servicer may rescind, cancel or make material modifications to the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder. However, if so specified in the related prospectus supplement and unless required by the applicable law or to bring contracts into conformity with the representations and warranties contained in the related servicing agreement, as appliable, the servicer may not rescind, cancel or materially modify any contract unless the servicer obtains an opinion of counsel to the effect that such action will not have certain adverse federal income tax consequences.

Servicing Compensation and Payment of Expenses; Matters Regarding the Servicer

  The servicer will be entitled to the Monthly Servicing Fee with respect to the contracts underlying any series of securities. Any additional servicing compensation with respect to the contracts underlying a series of securities will be specified in the applicable prospectus supplement.

  If so specified in the related prospectus supplement, if GreenPoint Credit is acting as servicer, the servicer may subordinate the Monthly Servicing Fee for a series with respect to all, or a portion of, the amounts due to the related securityholders on the terms and conditions set forth in the related prospectus supplement.

  The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer and for additional administrative services performed by the servicer. Customary servicing activities include:

  .  collecting and recording payments;

  .  communicating with obligors;

  .  investigating payment delinquencies;

  .  providing billing and tax records to obligors; and

  .  maintaining internal records with respect to each contract.

  Administrative services performed by the servicer include calculating distributions to securityholders and providing related data processing and reporting services for securityholders and on behalf of the trustee. If so specified in the applicable prospectus supplement, expenses incurred in connection with servicing the contracts and paid by the servicer from its Monthly Servicing Fee include, without limitation:

  .  payment of fees and expenses of accountants;

  . payment of all fees and expenses incurred in connection with the enforcement of contracts, except liquidation expenses and other expenses; and

  . payment of expenses incurred in connection with distributions and reports to securityholders.

The servicer will be reimbursed out of the liquidation proceeds from a defaulted contract for all reasonable, out-of-pocket liquidation expenses incurred by it in realizing upon the related manufactured home as well as for advances of taxes and insurance premiums previously made with respect to that contract, to the extent not previously recovered.

  If so specified in the related prospectus supplement, as part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith:

  .  any fees for late payments made by obligors;

  . any fees charged in connection with checks returned for non-sufficient funds;

  .  conversion fees relating to variable rate contracts;

  . any fees associated with the enforcement of deficiency amounts on liquidated contracts if deficiency amounts are recoverable under the laws of the applicable jurisdiction;

  .  extension fees paid by obligors for the extension of scheduled payments;
     and

  . assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes.

To the extent specified in the related prospectus supplement, the servicer will also be entitled to use payments of principal and interest, including liquidation proceeds net of liquidation expenses, for its own benefit, without an obligation to pay interest or any other investment return thereon, until the related distribution date.

  If so specified in the applicable prospectus supplement, any person with which the servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the related servicing agreement, so long as such successor has a net worth of at least $50 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The servicer may assign its rights and delegate its duties under any servicing agreement, whereupon it will no longer be liable for the obligations of the servicer under the servicing agreement, provided that, among other conditions, any rating assigned to the securities will not be reduced because of the assignment and delegation.

  Hazard Insurance Policies. If so specified in the related prospectus supplement, the servicer will be obligated to cause to be maintained one or more hazard insurance policies with respect to each manufactured home in an amount at least equal to the lesser of its actual cash value or the principal amount due from the obligor under the related contract. The hazard insurance policies will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. If a manufactured home is located within a federally designated flood area, the servicer will, to the extent required by applicable law or regulation, also be obligated to cause flood insurance to be maintained in an amount equal to the lesser of the amounts described above or the maximum amount available for such manufactured home under the federal flood insurance programs. The hazard insurance policies may provide for customary deductible amounts. Coverage thereunder will be required to be sufficient to avoid the application of any co-insurance provisions. The hazard insurance policies will be required to contain a standard loss payee clause in favor of the servicer and its successors and assigns. In general, the servicer will not be obligated to cause to be obtained and maintained hazard insurance policies that provide earthquake coverage. If earthquake coverage is required with respect to contracts in a particular trust, that fact will be disclosed in the related prospectus supplement.

  If so specified in the related prospectus supplement, all amounts collected by the servicer under a hazard or flood insurance policy will be applied either to the restoration or repair of the manufactured home or against the remaining principal balance of the related contract upon repossession of the manufactured home, after reimbursing the servicer for amounts previously advanced by it for such purposes. The servicer may satisfy its obligation to maintain hazard and flood insurance policies with respect to each manufactured home by maintaining a blanket policy insuring against hazard and flood losses on the related obligor's interest in the manufactured home. The blanket policy may contain a deductible clause, in which case the servicer will be required to make payments to the related trust in the amount of any deductible amounts in connection with insurance claims on repossessed manufactured homes.

  If so specified in the related prospectus supplement, if the servicer repossesses a manufactured home on behalf of the trustee, the servicer is required to either maintain a hazard insurance policy with respect to the repossessed manufactured home meeting the requirements set forth above, or to indemnify the trust against any damage to the repossessed manufactured home prior to resale or other disposition.

  Evidence as to Compliance. If so specified in the related prospectus supplement, the servicer will be required to deliver to the trustee each year an officer's certificate executed by an officer of the servicer stating: (1) that a review of the activities of the servicer during the preceding calendar year and of performance under the related servicing agreement has been made under the supervision of that officer, and (2) that to the best of that officer's knowledge, the servicer has fulfilled all its obligations under the related servicing agreement throughout the applicable year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to that officer and the nature and status thereof. The officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of documents and records relating to servicing of the contracts under the servicing agreement, or, at the servicer's option, the contracts and other contracts being serviced by the servicer under agreements similar to the servicing agreement conducted in accordance with generally accepted auditing standards, the servicer's servicing has been conducted in compliance with the provisions of the related servicing agreement or other agreements similar to the servicing agreement except (1) such exceptions as such firm believes to be immaterial and (2) such other exceptions as may be set forth in such statement.

  Pooling and Servicing Agreement Events of Default. Servicer events of default under the pooling and servicing agreement relating to any series of certificates will consist of, among other events:

  . any failure by the servicer to make any deposit or payment required of it under the pooling and servicing agreement which continues unremedied for five days after the giving of written notice;

  . any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which continues unremedied for 30 days after the giving of written notice of such failure; and

  . certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or other similar proceedings regarding the servicer.

If so specified in the related prospectus supplement, "notice" as used in this paragraph means notice to the servicer by the trustee, the seller, or, if applicable, any credit enhancement provider, or to the servicer, the trustee and the seller by the holders of securities evidencing Fractional Interests that, in the aggregate, equal at least 25% of the principal balance of all outstanding certificates, excluding certificates held by the seller or any of its affiliates.

  Rights Upon Pooling and Servicing Agreement Event of Default. If so specified in the related prospectus supplement so long as a pooling and servicing agreement event of default remains unremedied, the trustee may,

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

but only with the consent of the credit enhancement provider, if any, if the applicable credit enhancement has not expired or if the credit enhancement has expired or been terminated and the credit enhancement provider has not been reimbursed for all amounts due it, and at the written direction of the holders of certificates evidencing Fractional Interests aggregating not less than 51% shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement and in and to the related contracts, whereupon, subject to applicable law regarding the trustee's ability to make monthly advances, the trustee or a successor servicer under the pooling and servicing agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. If the trustee is obligated to succeed the servicer but is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a servicer. Pending the appointment of a servicer, the trustee is obligated to act as servicer. The trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than a monthly amount specified in the pooling and servicing agreement.

  If so specified in the related prospectus supplement, no certificateholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the trustee written notice of default and unless the holders of certificates evidencing Fractional Interests aggregating not less than 25% have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the holders of certificates, unless the requesting certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

  Indenture Events of Default. Events of default under the indenture relating to any series of notes, in most cases, will include:

  . default for five days or more in the payment of any principal of or interest on any note of the series;

  . failure to perform any other covenant of the issuer or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

  . any representation or warranty made by the issuer or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith as to our affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement; and

  . certain bankruptcy, insolvency, or similar events relating to the issuer or the trust.

  Rights Upon Indenture Events of Default. If an indenture event of default as to the notes of any series occurs and is continuing, either the indenture trustee, the provider of credit enhancement, if any, or the holders of a majority of the then aggregate outstanding amount of the notes of that series, with the written consent of the provider of credit enhancement, if any, may declare the Security Balance of all the notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

  If, following an indenture event of default for any series of notes, the notes of the series have been declared to be due and payable, the indenture trustee may, in its discretion, or, if directed in writing by the provider of credit enhancement, if any, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

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

In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

  . the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale;

  . the proceeds of the sale or liquidation are sufficient to pay in full the principal of the accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the provider of credit enhancement, if any, at the date of that sale; or

  . the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the notes of the series and the provider of credit enhancement, if any.

  In the event that the indenture trustee liquidates the collateral in connection with an indenture event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of noteholders after the occurrence of an indenture event of default.

  If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

  In most cases, no noteholder will have any right under an indenture to institute any proceeding in connection with that indenture unless:

  . the holder previously has given to the indenture trustee written notice of a default and the continuance of that default;

  . the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the indenture trustee to institute that proceeding in its own name as indenture trustee thereunder and (2) have offered to the indenture trustee reasonable indemnity;

  . the indenture trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity; and

  . no direction inconsistent with that written request has been given to the indenture trustee during that 60 day period by the holders of a majority of the Security Balances of that class, except as otherwise provided for in the related agreement regarding the provider of credit enhancement, if any.

  However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of notes, unless noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

Amendment

  In most cases, each agreement may be amended by the parties thereto without the consent of the securityholders, but only with the consent of the provider of credit enhancement, if any, if the applicable credit enhancement has not expired or if the credit enhancement has expired or been terminated and the provider of credit enhancement has not been reimbursed for all amounts due it:

  (1) to cure any ambiguity;

  (2) to correct or supplement any provision therein that may be inconsistent with any other provision therein;

  (3) to add to the duties or obligations of the servicer;

  (4) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any class of the securities then given by any rating agency, it being understood that, after obtaining the rating of the securities from the rating agencies specified in the related agreement, none of the parties thereto is obligated to obtain, maintain or improve any rating assigned to the securities; or

  (5) to make any other provisions with respect to matters or questions arising under the related agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders.

In most cases, each agreement may also be amended by the parties thereto and, if so specified in the related prospectus supplement, the provider of credit enhancement, if any, with the consent of at least 51% of the holders of securities of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment shall:

  (1) reduce in any manner the amount of, or delay the timing of, any distributions on any security, without the consent of the holder of such security as the case may be;

  (2) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in (1), without the consent of the holders of securities of such class evidencing, as to such class, Percentage Interests aggregating 66%; or

  (3) reduce the aforesaid percentage of securities the holders of which are required to consent to any such amendment, without the consent of the holders of all securities then outstanding, and no such amendment shall adversely affect the status of the trust as a REMIC if a REMIC election has been made with respect to that trust.

  In most cases each agreement may also be amended from time to time, without the consent of any securityholders, by the parties thereto to modify, eliminate or add to the provisions of the agreement to:

  (1) maintain the qualification of the related trust as a REMIC under the Code if a REMIC election has been made with respect to that trust or avoid, or minimize the risk of, the imposition of any tax on the trust under the Code that would be a claim against the trust assets, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to maintain the qualification of the trust or avoid any such tax or minimize the risk of its imposition; or

  (2) prevent the trust from entering into any "prohibited transaction" as defined in Section 860F of the Code if a REMIC election has been made with respect to that trust, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to prevent the trust from entering into the prohibited transaction.

  Each agreement may otherwise be subject to amendment without the consent of any securityholders and, under some circumstances, without the consent of the trustee, if and to the extent specified in the related prospectus supplement.

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

The Trustee of Indenture Trustee

  The trustee or indenture trustee, as applicable, with respect to a series will be identified in the applicable prospectus supplement. If so specified therein, the trustee or indenture trustee, as applicable, may resign at any time, in which event the seller or issuer, respectively, will be obligated to appoint a successor trustee or indenture trustee, as applicable. The seller or issuer, respectively, may also remove the trustee or indenture trustee, as applicable, if the trustee or indenture trustee, as applicable, ceases to be eligible to continue as trustee or indenture trustee, as applicable, under the related agreement or if the trustee or indenture trustee, as applicable, becomes insolvent. If the seller or issuer, respectively, removes the trustee or indenture trustee, as applicable, the seller or issuer, respectively, will also be obligated to appoint a successor trustee or indenture trustee, as applicable. Any resignation or removal of the trustee or indenture trustee, as applicable, and appointment of a successor trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor trustee or indenture trustee, as applicable.

  If so specified in the related prospectus supplement, the agreement for any series will require the trustee or indenture trustee, as applicable, to maintain, at its own expense, an office or agency in New York City where the securities for such series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee or indenture trustee, as applicable, and the security registrar in respect of such securities pursuant to the related agreement may be served.

  If so specified in the related prospectus supplement, the trustee or indenture trustee, as applicable, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of the securities of any series with the same rights as it would have if it were not trustee or indenture trustee, as applicable.

  If so specified in the related prospectus supplement, the trustee or indenture trustee, as applicable, will act as paying agent, security registrar and authenticating agent for the related series of securities.

Indemnification

  If so specified in the applicable prospectus supplement, each agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee or the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that such provision shall not protect the servicer or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence. The servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under any agreement, other than in connection with the enforcement of any contract in accordance with any agreement, and which in its opinion may involve it in any expenses or liability; provided, however, that the servicer may in its discretion undertake any other legal action which it may deem necessary or desirable in respect of any agreement and the rights and duties of the parties thereto. In the event the servicer decides to take any other legal action, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the trust and the servicer shall be entitled to be reimbursed therefor from amounts collected on the contracts.

                       Credit and Liquidity Enhancement

  To the extent specified in the related prospectus supplement, a class of securities may be entitled to the benefit of one or more of the following forms of credit and liquidity enhancement:

Subordination

  The senior securities of any series may afford the holders thereof a right to receive distributions of principal or of interest or of both on each distribution date from amounts collected on the related contract pool that is prior to the right to receive distributions afforded by the subordinate securities of that series. If so specified in the related prospectus supplement, this prior right will result from one or both of the two features described in the next two succeeding paragraphs.

  The senior securities will entitle the related holders to receive on some or all distribution dates, prior to any distribution of principal or of interest or of both, as specified in the related prospectus supplement, being made to the holders of the subordinate securities on any related distribution date, a full distribution of principal or of interest or of both principal and interest, as specified in the related prospectus supplement, from amounts collected on the contracts during the related Collection Period(s). To the extent that contract collections during the related Collection Period(s) would, in the absence of liquidation losses or other circumstances adversely affecting contract collections, have been applied to make distributions to the holders of the subordinate securities, this feature will enhance the likelihood of timely receipt by the holders of the senior securities of full distributions of principal or of interest or of both in accordance with the applicable distribution formula.

  The distribution formula for the senior securities, other than interest-only securities, will entitle the holders thereof to receive, on some or all distribution dates, all or a disproportionate share of the Total Regular Principal Amount until the Security Balance of the senior securities has been reduced to zero. See "Description of Securities--Distributions on Securities-- Distributions of Principal" above. This feature, in effect, will provide the holders of the senior securities, other than holders of interest-only securities, with a prior right to receive the principal collected on the contracts until the Security Balance of the senior securities has been reduced to zero. The degree of priority will depend on the share of the Total Regular Principal Amount to which the holders of the senior securities, other than holders of interest-only securities, are entitled on particular distribution dates. If the holders of the senior securities, other than holders of interest-only securities, are entitled to receive all of the Total Regular Principal Amount on each distribution date, to the extent of the contract collections available to make distributions of Regular Principal on the related distribution date, then the holders of the senior securities, other than holders of interest-only securities, will, in effect, have a right to receive all principal collected on the contracts that is absolutely prior to the right of the holders of the subordinate securities to receive any principal collected on the contracts. If, however, the holders of the senior securities, other than holders of interest-only securities, are entitled to receive only a disproportionate share of the Total Regular Principal Amount, or are entitled to receive all or a disproportionate share of the Total Regular Principal Amount only on certain distribution dates, then the prior right of the holders of the senior securities, other than holders of interest-only securities, to receive distributions of principal collected on the contracts will, to that extent, be limited. The prior right to receive distributions of principal collections described above will enhance the likelihood that the holders of the senior securities, other than holders of interest-only securities, will ultimately receive distributions of principal in an aggregate amount equal to the initial Security Balance of the senior securities. It will not, however, enhance the likelihood of timely receipt by the holders of the senior securities of full distributions of the amounts to which they would have been entitled in the absence of liquidation losses or other circumstances adversely affecting contract collections.

  If specified in the related prospectus supplement, the features described above may be characteristic of different classes within a multiple-class series. Thus, securities which constitute senior securities under the criteria described in the second preceding paragraph may constitute subordinate securities under the criteria described in the next preceding paragraph, and securities which constitute senior securities under the criteria described in the next preceding paragraph may constitute subordinate securities under the criteria described in the second preceding paragraph. In general, the splitting of the features described above among two separate classes of a multiple-class series will undercut the protection against loss afforded by each of such features. The particular effects of any splitting as described in the previous sentence will be discussed in the applicable prospectus supplement. The following discussion is based on the assumption that the features described above will not be characteristic of different classes within a multiple-class series.

  The degree of protection against loss provided to the holders of the senior securities at any time by either of the subordination features described above will be determined primarily by the degree to which the Pool Principal Balance exceeds the Security Balance of the senior securities. The senior securities are also given a degree of protection against loss, to a lesser extent, if the holders of the senior securities also have a prior right to receive interest, by the degree to which the interest payable on the contracts, net of the portions thereof used to pay the servicing fee of the servicer, if such servicing fee is payable prior to distributions of interest to the holders of the senior securities, and other expenses of the trust, exceeds the interest distributable to the holders of the senior securities. The relative levels of the Security Balance of the senior securities and the related Pool Principal Balance, and hence the degree of protection against loss afforded by the subordination features described above, may change over time depending on, among other things, the formula by which principal is distributed to the holders of the senior securities and the level of liquidation losses on the underlying contracts. Generally, if the holders of senior securities, other than holders of interest-only securities, receive a disproportionate share of the Total Regular Principal Amount on any distribution date, the effect will be to increase, as a relative matter, the degree by which the Pool Principal Balance exceeds the Security Balance of the senior securities, thus increasing the degree of protection against loss afforded by the subordination of the subordinate securities. In addition, special principal distributions to the holders of the senior securities from sources other than principal collections on the underlying contracts generally will increase the degree of protection against loss above the protection that would have been provided if such distributions were not made, because the Security Balance of the senior securities will be reduced without a reduction in the Pool Principal Balance. On the other hand, if, due to liquidation losses or other circumstances adversely affecting contract collections, the holders of senior securities, other than holders of interest-only securities, receive less than their proportionate share of the Total Regular Principal Amount, the effect will be to decrease, as a relative matter, the degree to which the Pool Principal Balance exceeds the Security Balance of the senior securities, thus decreasing the degree of protection against loss afforded by the subordination of the subordinate securities. The effects of particular principal distribution formulae in this regard will be discussed in the applicable prospectus supplement. The description of any of the effects described in this paragraph in a particular prospectus supplement may relate the Security Balances of the senior securities to Pool Principal Balances which are estimated or adjusted as described therein.

  Where there is more than one class of subordinate securities, the rights of one or more classes of subordinate securities to receive distributions of principal, interest or principal and interest may be subordinated to the rights of one or more other classes of subordinate securities to receive distributions. Any class of subordinate securities that is entitled to receive distributions from contract pool collections prior to any other class of subordinate securities is a "mezzanine" class of subordinate securities. The subordination of any class of subordinate security to a mezzanine class of subordinate securities will enhance the likelihood of timely receipt by the holders of the mezzanine class of subordinate securities relative to any class of subordinate securities that is subordinate to the mezzanine class of subordinate securities. Subordinate securities, including any mezzanine classes of subordinate securities, may only be sold hereunder if rated in one of the four highest rating categories of a nationally recognized statistical rating organization. See "Rating" in this prospectus. The effect of any subordination on any classes of subordinate securities sold hereunder will be discussed in the applicable prospectus supplement.

Reserve Funds

  The securities of one or more classes may be entitled to the benefit of one or more reserve funds which, to the extent specified in the related prospectus supplement, will cover shortfalls created when collections on the related contract pool that are available to make distributions to the holders of those securities are not sufficient to fund full distributions of principal, interest or principal and interest to those securityholders. Any reserve fund may be available to cover all or a portion of shortfalls and may be available to cover any shortfalls, no matter what the cause, or only shortfalls due to certain causes (e.g., liquidation losses only or delinquencies only), all as specified in the related prospectus supplement. In addition, to the extent specified in the related prospectus supplement, a reserve fund may be used to make distributions of interest or Regular Principal to the holders of a class of securities on particular distribution dates upon the occurrence of certain losses, delinquencies or other events, even if such securityholders would not have been entitled to any such distributions on the related distribution dates in the absence of losses, delinquencies or other events. A reserve fund may also be used to fund special principal distributions under the circumstances set forth in the related prospectus supplement. The related prospectus supplement will specify whether any Reserve Fund will be established as part of the trust or held outside of the trust by a collateral agent or similar third party, who may be the trustee acting in a different capacity, and will contain a description of any arrangement pursuant to which the reserve fund is held outside of the trust.

  The method of funding any reserve fund, and the required levels of funding, if any, as well as the circumstances under which amounts on deposit in any reserve fund may be distributed to persons other than securityholders, will be described in the applicable prospectus supplement. To the extent that a reserve fund may be funded in whole or in part from some or all of the interest collected on the contracts in excess of the interest needed to make distributions to the holders of one or more classes of securities, such reserve fund may be referred to in the applicable prospectus supplement as a "Spread Account."

Credit Facilities

  The securities of one or more classes may be entitled to the benefit of one or more credit facilities, including but not limited to letters of credit, swap agreements, interest rate caps, surety bonds or similar credit facilities. Each credit facility may be in an amount greater than, equal to or less than the Security Balance of the securities of each class entitled to the benefits thereof, and may be subject to reduction or be limited as to duration, all as described in the applicable prospectus supplement. To the extent specified in the related prospectus supplement, amounts realized under a credit facility supporting the securities of any class may be used for the same purposes as amounts on deposit in reserve funds. See "--Reserve Funds" above. A credit facility may be held by a trustee as part of the related trust or may be held by a collateral agent or other third party, who may be the trustee acting in a different capacity. The related prospectus supplement will contain a description of the material terms of any credit facility and any arrangement pursuant to which the credit facility is held outside of the trust. The related prospectus supplement will also contain certain information concerning the provider of the credit facility, which information will have been provided to the seller by the credit facility provider for use in the related prospectus supplement. GreenPoint Credit or an affiliate of GreenPoint Credit may be a credit facility provider.

  If specified in the applicable prospectus supplement, a credit facility, rather than supporting distributions of particular amounts to the holders of securities of particular classes, may, instead, support certain collections on the related contract pool. These collections may be of all or a portion of amounts due on contracts in liquidation, all or a portion of the scheduled monthly payments due on the contracts or of other amounts. The extent to which any such collections are supported by a credit facility which functions in this manner will be described in the applicable prospectus supplement.

Liquidity Facilities

  The securities of one or more classes may be entitled to the benefit of one or more liquidity facilities, or security purchase agreements, pursuant to which the provider of such liquidity facility will provide funds to be used to purchase some or all of the securities entitled to the benefit of a liquidity facility on the repurchase dates applicable thereto. If so specified in the applicable prospectus supplement, a liquidity facility will be held outside of the trust by a third party, which may be the trustee acting in another capacity. The related prospectus supplement will contain a description of the material terms of any liquidity facility and any arrangement pursuant to which it is held outside of the trust, and will contain certain information concerning the provider of the liquidity facility, which information will have been provided to the seller by the liquidity facility provider for use in the related prospectus supplement. GreenPoint Credit or an affiliate of GreenPoint Credit may be a liquidity facility provider. If specified in the related prospectus supplement, a reserve fund or credit facility may also serve as a liquidity facility.

                        Federal Income Tax Consequences

  The following summary describes the material federal income tax consequences of the purchase, ownership and disposition of the securities of any series as of the date hereof. In connection with the issuance of each series, special counsel to GreenPoint Credit will render its opinion that this discussion of the federal income tax consequences, as supplemented by the discussion of federal income tax consequences in the related prospectus supplement accompanying that series, is accurate in all material respects. As more fully discussed below, special counsel to GreenPoint Credit is also of the opinion that:

  (A) for a series for which an election to be treated as a "real estate mortgage investment conduit," or REMIC will be made:

    (1) the REMIC Fund will qualify as a REMIC for federal income tax purposes;

    (2) the certificates of a series identified in the related prospectus supplement as "regular interests" in the REMIC ("Regular
        Certificates") will be so treated for federal income tax purposes and will be treated as debt instruments for purposes of chapter 1 of the Code (generally relating to the calculation of a certificateholder's federal income tax liability);

    (3) those certificates of a series identified in the related prospectus supplement as "residual interests" in the REMIC ("Residual Certificates") will be treated for federal income tax purposes as the sole class of "residual interests" in the REMIC;

    (4) the REMIC represented by the REMIC Fund will not be subject to federal income tax as a separate entity except for:

      (a) the tax on "prohibited transactions" imposed by Section 860F of the Code;

      (b) the tax on "contributions after startup date" imposed by Section 860G(d) of the Code; and

      (c) the tax on "income from foreclosure property" imposed by Section 860G(c) of the Code; and

    (5) those certificates, if any, identified as being comprised of a REMIC "regular interest" coupled with a swap or cap contract will be treated as representing ownership of a "regular interest" in a REMIC to the extent of the portion thereof identified as such in the related prospectus supplement;

  (B) for a series for which no election to be treated as a REMIC will be made and which is described as a "grantor trust" in the prospectus supplement, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the certificates will be treated as equity in that trust; or

  (C) for a series for which no election to be treated as a REMIC will be made and which is described in the prospectus supplement as an "owner trust:"

    (1) for federal income tax purposes, the trust will not be treated as an association, taxable mortgage pool or publicly traded partnership taxable as a corporation; and

    (2) the offered securities of that series will be treated as indebtedness for federal income tax purposes.

  Except to the extent provided in a related prospectus supplement, special counsel to GreenPoint Credit will render no other opinions on federal income taxes to a trust with respect to the securities. Special counsel to GreenPoint Credit for each series will be Orrick, Herrington & Sutcliffe LLP, and a copy of the legal opinion of Orrick, Herrington & Sutcliffe LLP rendered in connection with any series of certificates will be filed with the Securities and Exchange Commission on a Current Report on Form 8-K prior to the sale of the related series of securities. This discussion is directed primarily to securityholders that hold the securities as "capital assets" within the meaning of Section 1221 of the Code, although portions thereof also may apply to securityholders who do not hold securities as "capital assets," and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

  . is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

  .  is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the securities in a series. See "Other Tax Consequences" in this prospectus.

  The following discussion addresses securities of three general types:

  (1) "REMIC certificates," which are certificates representing interests in a REMIC Fund with respect to which an election to be treated as a REMIC under the REMIC Provisions will be made;

  (2) grantor trust certificates, which are certificates representing interests in a grantor trust as to which no such election will be made; and

  (3) owner trust certificates or notes which will be treated as indebtedness for federal income tax purposes and as to which no REMIC election will be made.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in the OID Regulations, and in part upon the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, some series of securities.

  The following discussion is limited in applicability to certificates or notes. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

REMIC Elections

  Under the Code, an election may be made with respect to a REMIC Fund related to any series of certificates to treat the REMIC Fund as a REMIC, in which case the certificates of any class of a series will be either "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code or "residual interests" in the REMIC within the meaning of Section 860G(a)(2) of the Code. The prospectus supplement for each series of certificates will indicate whether the seller intends to cause an election to be made to treat the REMIC Fund as a REMIC, and if such an election is to be made, which certificates will be regular interests and which will be the residual interest in the REMIC. The discussion under the heading "--REMIC Certificates" discusses series with respect to which the seller will cause a REMIC election to be made and the discussion under the heading "--Non-REMIC Trusts" discusses series with respect to which the seller will not cause a REMIC election to be made.

REMIC Certificates

  General. The discussion in this section applies only to a series of certificates for which a REMIC election is to be made. Upon the issuance of each series of certificates for which a REMIC election is to be made, Orrick,

Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit will deliver its opinion that, with respect to each such series of certificates, under then existing law and assuming that a REMIC election is made in accordance with the requirements of the Code and compliance by the seller, the servicer and the trustee for such series with all of the provisions of the related pooling and servicing agreement, the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related REMIC Fund, and agreement or agreements with any underwriter, the REMIC Fund will be a REMIC, and the certificates of a series will be treated as either "regular interests" in the REMIC ("Regular Certificates") or "residual interests" in the REMIC ("Residual Certificates")
 .

  Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--REMIC Certificates," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any REMIC Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

  Tax Status of REMIC Certificates. If so specified in the related prospectus supplement, the certificates of any series, in their entirety, will generally be considered:

  (1) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

  (2) assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") for a calendar quarter if at least 95% of the assets of the related REMIC Fund are qualifying assets during the related calendar quarter.

In the event the percentage of the REMIC Fund's assets which are qualifying assets falls below 95% for any calendar quarter, then a corresponding percentage of the certificates will be treated as qualifying assets for the related calendar quarter. Any amount includible in gross income with respect to the certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

  The assets of the REMIC Fund will include, in addition to the contracts, payments on the contracts held pending distribution, and may include, among other assets, one or more reserve funds. With respect to the treatment of contracts as qualifying assets:

  . the Treasury regulations under Section 856 of the Code define a "real estate asset" under Section 856(c)(4)(A) of the Code to include a loan secured by manufactured housing that qualifies as a single family residence under the Code; and

  . the Treasury regulations under Section 7701(a)(19)(C) of the Code provide that assets described in that section include loans secured by manufactured housing that qualifies as a single family residence under the Code.

The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of
Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets." No assurance can be given that the manufactured homes will be so treated. A "real estate investment trust" or REIT, will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as "real estate assets" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts in the related contract pool may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. It is unclear whether other assets of the REMIC Fund would be treated as qualifying assets under the foregoing sections of the Code. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii).

  Qualification as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. The following discussion assumes that such requirements will be satisfied by a REMIC Fund so long as any REMIC Certificates related to the REMIC Fund are outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the Startup Day and at all times thereafter. The term "qualified mortgage" means any obligation, including a participation or certificate of beneficial ownership in such obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a manufactured housing contract is principally secured by an interest in real property if the fair market value of the real property securing the contract is at least equal to either:

  . 80% of the issue price (generally, the principal balance) of the contract at the time it was originated; or

  . 80% of the adjusted issue price (the then outstanding principal balance, with certain adjustments) of the contract at the time it is contributed to a REMIC.

The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a manufactured housing contract is principally secured by an interest in real property if substantially all of the proceeds of the contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the contract, other than the personal liability of the obligor. The REMIC Regulations as well as a published notice issued by the IRS provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for qualifying a REMIC Fund as a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. GreenPoint Credit will represent and warrant that each of the manufactured homes securing the contracts conveyed by it to a REMIC Fund meets this definition of a "single family residence." A qualified mortgage also includes a "qualified replacement mortgage" that is used to replace any "qualified mortgage" within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of:

  (1) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments");

  (2) amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"); and

  (3) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property").

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless that sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that the property is not held for more than three years unless an extension of the holding period is obtained from the IRS.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), do not hold the residual interest in the REMIC. Consequently, it is expected that in the case of any REMIC Fund for which a REMIC election is made, the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited, and the ability of a Residual Certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements be made to enable a REMIC to provide the IRS and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "Restrictions on Transfer of Residual Certificates" below.

  For certain series of certificates, two or more separate elections may be made to treat segregated portions of the assets of a single trust as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to GreenPoint Credit, will have advised GreenPoint Credit, as described above, that at the initial issuance of the certificates of a series, each segregated portion qualifies as a REMIC for federal income tax purposes, and that the certificates in that series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Solely for the purpose of determining whether the Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or REITs as described above under "--Tax Status of REMIC Certificates," some or all of the REMICs in a multiple-tier REMIC structure may be treated as one. See the discussion below under "--Taxation of Regular Certificates."

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and the following years. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and interests in the REMIC may be treated as debt or equity interests therein. If the REMIC Fund were treated as a corporation, income of the REMIC Fund would be subject to corporate tax in the hands of the REMIC Fund, and, therefore, only a reduced amount might be available for distribution to certificateholders. The Code authorizes the Treasury Department to issue Treasury regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of a REMIC would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate income tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related REMIC Fund's status as a REMIC. It is not anticipated that the status of any REMIC Fund as a REMIC will be terminated.

Taxation of Regular Certificates

  General. The Regular Certificates in any series will constitute "regular interests" in the related REMIC. Accordingly, the Regular Certificates will be treated for purposes of calculating a certificateholder's federal income tax liability as debt instruments that are issued by the related REMIC Fund on the date of issuance of the Regular Certificates and not as ownership interests in the REMIC Fund or the REMIC Fund's assets. Interest, original issue discount, and market discount accrued on a Regular Certificate will be treated as ordinary income to the holder. Each holder must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such holder with the effect that an investor may be required to report income for federal income tax purposes despite not yet having received a cash distribution in respect of such income. Payments of interest on Regular Certificates may be based on a fixed rate or a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Certificate is outstanding. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero.

  Original Issue Discount. Certain Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The servicer will report annually, or more often if required to the IRS and to certificateholders such information with respect to the original issue discount accruing on the related Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "-- Reporting Requirements" below.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the Treasury regulations issued thereunder. Code Section 1272(a)(6) provides special original issue discount rules applicable to Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which section 1272(a)(6) applies such as Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

  Code Section 1272(a)(6) requires that a prepayment assumption be used in computing the accrual of original issue discount on Regular Certificates and for certain other federal income tax purposes. The prepayment assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Conference Committee Report to the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. If so specified in the applicable prospectus supplement, the servicer will use a percentage of the prepayment assumption specified in the applicable prospectus supplement in reporting original issue discount that is consistent with this standard. However, the servicer does not make any representation that the contracts will in fact prepay at a rate equal to that prepayment assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Regular Certificates. The prospectus supplement with respect to a series of certificates will disclose the prepayment assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

  The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of Regular Certificates offered under this prospectus and the accompanying prospectus supplement will be the price at which a substantial amount of Regular Certificates of that class are first sold to the public, excluding bond houses and brokers.

  If a Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of the Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the closing date to the first distribution date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the Regular Certificate, and as excludible from income when received as a payment of interest on the first distribution date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset and hence not includible in a Regular Certificate's issue price or stated redemption price at maturity, whose cost is recovered entirely out of interest paid on the first distribution date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a certificateholder.

  The stated redemption price at maturity of a Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the certificate at either:

  . a single fixed rate that appropriately takes into account the length of the interval between payments; or

  . the current values of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate").

  A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both.

  Certain combinations of rates constitute a single qualified floating rate, including:

  . interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate; and

  . two or more qualified floating rates that can be expected to have appropriately the same values throughout the term of the certificate.

A combination of such rates is conclusively presumed to be a single qualified floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

  An "objective rate" is a rate, other than a qualified floating rate, determined using a single formula fixed for the life of the certificate, which is based on objective financial information. For example, rates of the following types would generally be objective rates:

  (1) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate);

  (2) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency;

  (3) a yield based on changes in price of one or more items of "actively traded" personal property;

  (4) a combination of rates described in (1), (2) and (3); or

  (5) a rate designated by the IRS.

However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the certificate's term will differ significantly from the average value of that rate during the final half of its term or if the rate is based on financial information that is within the control of the issuer or a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%.

  The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at:

  (1) more than one qualified floating rates; or

  (2) a single fixed rate; and

    (a) one or more qualified floating rates; or

    (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate").

A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding permissible rate caps, floors, governors and similar restrictions such as are described above. Under these rules, some of the payments of interest on a certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "--Taxation of Regular Certificates--Variable Rate Certificates" below. Regular Certificates offered hereby other than certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest," but if any Regular Certificates are so offered, appropriate disclosures will be made in the prospectus supplement. Some or all of the payments on Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates.

  Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average life of the Regular Certificate. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of the Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the prepayment assumption and the effect of any anticipated investment income. Under the OID Regulations, Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the deferred or foregone interest or the other original issue discount is less than such de minimis amount.

  The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Regular Certificates--Market Discount" and "--Premium" below.

  Each holder of a Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its Regular Certificate for each day during its taxable year on which it held the Regular Certificate. For this purpose, in the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, if so specified in the applicable prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date on the Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the closing date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of:

  (1) the sum of:

    (a) the present value of all of the distributions remaining to be made on the Regular Certificate, if any, as of the end of the accrual period; and

    (b) the distribution made on the Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity; over

  (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

  The present value of the remaining payments referred to in the preceding sentence will be calculated based on:

  (1) the yield to maturity of the Regular Certificate, calculated as of the settlement date, giving effect to the prepayment assumption;

  (2) events (including actual prepayments) that have occurred prior to the end of the accrual period; and

  (3) the prepayment assumption.

  The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on the Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first distribution date on the Regular Certificate, notwithstanding that no distribution is scheduled to be made on such date, that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  A subsequent purchaser of a Regular Certificate that purchases the Regular Certificate at a cost, not including payment for accrued qualified stated interest, less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds the Regular Certificate, the daily portions of original issue discount with respect to the Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price," by an amount equal to the product of:

  .  such daily portions; and

  . a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on the Regular Certificate for all days on or after the day of purchase.

The adjusted issue price of a Regular Certificate on any given day is equal to the sum of the adjusted issue price or, in the case of the first accrual period, the issue price, of the Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

  Variable Rate Certificates. Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such certificates. In the absence of other authority, the servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of

Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders. The effect of the application of such provisions generally will be to cause certificateholders holding certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of:

  . the qualified stated interest, accruing on the outstanding face amount of the Regular Certificate as the stated interest rate for that certificate varies from time to time; and

  . the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the Regular Certificate, having the same face amount and schedule of payments of principal as such certificate, subject to the same prepayment assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date.

Certificateholders holding Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are:

  (1) for each qualified floating rate, the value of each such rate as of the closing date, with appropriate adjustment for any differences in intervals between interest adjustment dates;

  (2) for a qualified inverse floating rate, the value of the rate as of the closing date;

  (3) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the certificate; and

  (4) for an actual fixed rate, such hypothetical fixed rate as would result under (1) or (2) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate.

If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment to the certificateholder's taxable income for the taxable period or periods to which such difference relates, treated as an adjustment to interest or original issue discount, as applicable. Additionally, purchasers of such certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some Regular Certificates having variable rates. If such a certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the provisions thereof applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate Regular Certificates are urged to consult their tax advisors concerning the tax treatment of such certificates.

  Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price, as defined under "--Taxation of Regular Certificates--Original Issue Discount" above, of the Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on the Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to the Regular Certificate.

  A certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or the following years. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

  Under a statutory de minimis exception, market discount with respect to a Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

  The Tax Reform Act of 1986 grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Conference Committee Report to the Tax Reform Act of 1986 will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below.

  Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of:

  (1) the total remaining market discount; multiplied by

  (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

  Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of:

  (1) the total remaining market discount; multiplied by

  (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or the following years, the interest deferral rule described above will not apply.

  Premium. A Regular Certificate purchased at a cost, not including payment for accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally, as discussed above. The Conference Committee Report to the Tax Reform Act of 1986 indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates.

  Effects of Defaults or Delinquencies. Certain series of certificates may contain one or more classes of subordinate certificates. In the event there are defaults or delinquencies on contracts in the related REMIC Fund, amounts that would otherwise be distributed on the subordinate certificates may instead be distributed on the senior certificates of that series. Holders of subordinate certificates nevertheless will be required to report interest income with respect to such certificates, including original issue discount, as such income accrues without giving effect to delays or reductions in distributions on such subordinate certificates attributable to defaults and delinquencies on such contracts, except to the extent that it can be established that the undistributed amounts are not collectible. As a result, the amount of income reported by a holder of a subordinate certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss or will be allowed to report a lesser amount of income to the extent that the aggregate amount of distributions on the subordinate certificate is reduced as a result of defaults or delinquencies on the related contracts. However, the timing of such losses or reductions in income is uncertain, and in some circumstances losses could be capital losses that generally can be offset only with capital gains. Holders of subordinate certificates should consult their own tax advisors on these points.

  Sales of Certificates. If a Regular Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized, net of accrued interest, and its adjusted basis in the Regular Certificate. A seller's adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount reported by such seller with respect to the Regular Certificate and reduced, but not below zero, by distributions received by such seller, other than payments of qualified stated interest, and by any amortized premium. Except as described above under "--Market Discount" and with respect to the next three paragraphs, any such gain or loss will be capital gain or loss provided the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

  (1) the amount that would have been includible in the seller's gross income had income accrued at a rate equal to 110% of "the applicable Federal rate" under Section 1274(d) of the Code (generally, an average yield of United States Treasury obligations of different ranges of maturities published monthly by the IRS), determined as of the date of purchase of the Regular Certificate; over

  (2) the amount of income actually includible in the gross income of the seller with respect to the Regular Certificate.

  Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, and accordingly, gain or loss recognized from a sale of a Regular Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

  If GreenPoint Credit is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

  Pass-Through of Expenses Other Than Interest. If a REMIC Fund for which a REMIC election is made is considered a "single-class REMIC" (as defined below), a portion of such REMIC Fund's servicing, administrative and other non-interest expenses will be allocated as a separate item to those holders of Regular Certificates that are "pass-through interest holders" (as defined below). Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for such an expense item for regular tax purposes only as a miscellaneous itemized deduction subject to the limitation under Section 67 of the Code, and may not be allowed any deduction for such item for purposes of the alternative minimum tax. Section 67 of the Code allows deductions for miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2% of an individual's adjusted gross income. The Revenue Reconciliation Act of 1990 further limits the itemized deductions allowed to certain individuals. If so specified in the related prospectus supplement, the applicable pooling and servicing agreement will require each holder to give the REMIC Fund written notice immediately upon becoming a holder, if it is a pass-through interest holder, or is holding a Regular Certificate on behalf of a pass-through interest holder. The REMIC Fund will report to each holder that has given the REMIC Fund such notice (and others if it is required) and to the IRS, each such holder's allocable share, if any, of the REMIC Fund's noninterest expenses.

  Generally, a "single-class REMIC" is defined as:

  . a REMIC that would be treated as an investment trust under Treasury regulations but for its qualification as a REMIC; or

  . a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding the allocation requirement imposed under Section 67 of the Code.

The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include REITs. Such investors should consult their own tax advisors regarding consequences to them of the allocation of the REMIC Fund's non-interest expenses. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a certificateholder who holds a Regular Certificate and who is not:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership, other than any partnership that is treated as not a United States person under any applicable Treasury regulations, organized in or under the laws of the United States, a state thereof or the District of Columbia or an entity taxable as such for U. S. federal income tax purposes;

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

  (3) an estate, the income of which is included in gross income for United States tax purposes regardless of its source; or

  (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest or original issue discount, if any, on a Regular Certificate, subject to possible backup withholding of tax, discussed below, provided the Foreign Holder is not a controlled foreign corporation related to GreenPoint Credit and does not own actually or constructively 10% or more of the voting stock of GreenPoint Credit. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided either directly or through a clearing organization or financial institution. This exemption may not apply to a Foreign Holder that owns directly or indirectly both Regular Certificates and Residual Certificates. If for any reason the exemption does not apply, interest paid to Foreign Holders will be subject to United States withholding tax at the rate of 30% or, if applicable, a reduced rate provided in a tax treaty. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either:

  . the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the United States by the individual or the individual has a "tax home" in the United States; or

  . the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of GreenPoint Credit. Regular certificateholders who are non-United States persons and persons related to such holders should not acquire any Residual Certificates, and holders of Residual Certificates and persons related to holders of Residual Certificates should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

  Backup Withholding. Under certain circumstances, a holder of a REMIC Certificate may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a holder of a REMIC Certificate who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a holder of a REMIC Certificate who is a foreign person if the holder of a REMIC Certificate fails to provide the trustee or the holder of a REMIC Certificate's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Each non-exempt certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding.

Holders of REMIC Certificates should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a certificate.

  Requirements. The servicer will report annually to the IRS, to holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, to other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  New Withholding Regulations. The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Agreement

  Holders of Certificates that represent ownership of a REMIC regular interest coupled with a swap or cap agreement will be treated for federal income tax purposes as owning a REMIC regular interest and a swap or cap agreement. They will be required to allocate the purchase price for their certificates between the REMIC regular interest and the swap or cap agreement represented thereby according to their respective fair market values on the date of acquisition of the certificates for purposes of computing any market discount or premium, as well as gain or loss on disposition. In making reports to the IRS, the servicer will make such an allocation with respect to the original issuance of the certificates. Such allocation will bind any holder of such a certificate who does not properly report the use of a different allocation to the IRS for purposes of determining the issue price and amount of original issue discount for the portion of the certificate representing ownership of a REMIC regular interest. The portions of such certificates representing ownership of REMIC regular interests will be accorded the treatment described above in "--REMIC Certificates--General--Tax Status of REMIC Certificates" and "--REMIC Certificates--Taxation of REMIC Regular Certificates."

  Any portion of a purchaser's investment in a certificate treated by such purchaser as representing the right to payments from a swap or cap agreement would be treated as an interest in a notional principal agreement. Any portion of a certificate allocable to the right to payments from a swap or cap contract and any payments with respect thereto will not qualify for any of the treatments described above in "--REMIC Certificates--General--Tax Status of REMIC Certificates." Treasury regulations issued under Section 446 of the Code (the "Swap Regulations") specify rules for accounting for income from and recovery of the purchase price of such investments. Under the Swap Regulations, income in respect of the right to payments from a swap or cap agreement would be taken into account for the taxable period to which it related, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such income would be ordinary income.

  The Swap Regulations further provide that an investor in a certificate would recover any purchase price allocable to the right to payments from a swap or cap agreement over the term of that right, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflected the specified index and notional amount (i.e., any excess of the applicable Security Rate over the weighted average net contract rate and the applicable Security Balance, respectively) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the "level payment method," under which the purchase price allocable to the right to payments from a swap or cap contract would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such purchase price. There is no explicit authority with respect to the character of such amortization deductions, although they are generally regarded as ordinary items. Payments made by the trust on the swap agreement and allocable to investors that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Code and described in "Federal Income Tax Consequences--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest."

  Certificateholders should be aware that the effect of allocating a portion of their purchase price to the right to payments from a swap or cap contract would be to increase the amount of original issue discount. It is expected that an investor's amortization of any portion of its purchase price allocable to the right to payments from a swap or cap contract would offset such additional original issue discount, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an ordinary deduction, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing purchase price allocable to the right to payments from a swap or cap agreement under the "level payment method" described above.

  On disposing of a certificate, a holder will recognize gain or loss separately with respect to the related regular interest and any right to payments from a swap or cap agreement. Gain or loss with respect to each asset will be the excess of the amount realized in respect of such asset over its adjusted basis; the amount realized will be allocated between the assets based on their relative fair market value as of the date of disposition. The holder's basis in its right to payments from a swap or cap agreement will be any initial purchase price allocable thereto as discussed above, reduced by amortization of such amount allowable through the date of disposition. Gain or loss with respect to each asset generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate; gain or loss attributable to the right to payments from a swap or cap agreement may be ordinary if recognized by a bank, although the matter is uncertain.

  A purchaser of certificate who is not a United States person and is not subject to federal income tax apart from its ownership of a certificate should not be subject to United States federal income or withholding tax on payments attributable to the right to payments from a swap or cap agreement, if such purchaser complies with the identification requirements described in the prospectus. However, the inapplicability of federal income tax withholding to such payments is not completely clear, and prospective investors should consult their tax advisors. In the absence of contrary authority, income tax will not be withheld from amounts paid in respect of the right to payment from a swap or cap agreement. See "--Taxation of Regular Certificates --Taxation of Certain Foreign Investors" above.

Taxation of Residual Certificates

  The discussion under this heading applies only to a series of certificates with respect to which a REMIC election is made and to Residual Certificates. Such Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if they were treated for federal income tax purposes as direct ownership interests in the related REMIC Fund or as debt instruments issued by such REMIC Fund.

  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to federal income tax. Rather, the taxable income of a REMIC is taken into account by the holders of REMIC residual interests.

  In general, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the "daily portion" of the taxable income of the REMIC Fund for each day during the taxable year on which such certificateholder held a Residual Certificate. The "daily portion" of the taxable income of the REMIC Fund is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC Fund for such quarter, and such certificateholder's share of the "daily portion" is based on the portion of outstanding Residual Certificates that such certificateholder owns on such day. REMIC taxable income will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitation on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the contracts, or as debt instruments issued by the REMIC. Under certain circumstances, a holder of a Residual Certificate may be required to recognize for a given period income substantially in excess of distributions made on the Residual Certificates.

  A subsequent holder of a Residual Certificate also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC Fund for each day that such certificateholder held such Residual Certificate. Those daily amounts generally would equal the amounts, described above, that would have been reported for the same days by a holder of a Residual Certificate that purchased such Residual Certificate at its original issuance (an "Original Holder") and held it continuously thereafter. As discussed below, the taxable income of the REMIC Fund will be calculated based in part on the initial tax basis to the REMIC Fund of its assets, which in turn equals the sum of the issue prices of the Residual Certificates and each class of Regular Certificates. The legislative history of the Tax Reform Act of 1986 indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent certificateholder that purchased such Residual Certificate at a price greater than or less than, respectively, the adjusted basis such Residual Certificate would have in the hands of an Original Holder. For the present, however, adjustments are apparently not permitted or required.

  A holder's adjusted basis in a Residual Certificate will equal the purchase price of such Residual Certificate, increased by the amount of the related REMIC Fund's taxable income that is allocated to the holder of such Residual Certificate, and decreased, but not below zero, by the amount of distributions received thereon by such holder and the REMIC Fund's net losses allocated to such holder. Payments on a Residual Certificate, whether at their scheduled times or as a result of prepayments, will generally not result in any taxable income or loss to the holder of a Residual Certificate. If the amount of such payment exceeds a holder's adjusted basis in its Residual Certificate, however, the holder will recognize gain, treated as gain from the sale or exchange of its Residual Certificate, to the extent of such excess. See "-- Sale or Exchange" below.

  Taxable Income of the REMIC Fund. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

  (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply;

  (2) all bad loans will be deductible as business bad debts; and

  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

  In general, the REMIC Fund's taxable income will reflect a netting of:

  (1) the gross income produced by the assets of the REMIC Fund, including the stated interest and any original issue discount or market discount income on the contracts in the related contract pool, net of any amortized premium on such contracts, income from the investment or reinvestment of cash flows and, if applicable, reserve assets, and amortization of any issue premium with respect to the Regular Certificates; and

  (2) deductions, including stated interest and original issue discount expense on Regular Certificates that would be permitted if the Regular Certificates were indebtedness of the REMIC Fund, servicing fees, and other administrative expenses of the REMIC Fund, except as described below under "--Expenses Other Than Interest."

Any gain or loss realized by the REMIC Fund from the disposition of any asset is treated as gain or loss from the sale or exchange of property that is not a capital asset. If there is more than one class of Regular Certificates, deductions allowed to the REMIC Fund with respect to the Regular Certificates will generally be calculated separately with respect to each class based on the yield of that class.

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

  For purposes of determining its taxable income, the REMIC Fund will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates. The issue price of a certificate of a class, whether Regular Certificates or Residual Certificates, that is publicly offered will be the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the certificates of that class is sold, and if not publicly offered will be the price paid by the first buyer of a certificate of such class. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, and unless the related prospectus supplement otherwise provides, it is not expected that any REMIC Fund as to which a REMIC election is made will treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  If a REMIC Fund acquires a manufactured housing contract and the principal amount of such contract or revised issue price in the case of a contract issued with original issue discount exceeds the REMIC Fund's basis in such contract by more than a de minimis amount as described above in "--Taxation of Regular Certificates--Market Discount" above, such discount would generally be includible in the REMIC Fund's income as it accrues, in advance of receipt of the cash attributable to such income, under a constant yield method, similar to the method for accruing original issue discount on Regular Certificates described above in "--Taxation of Regular Certificates--Original Issue Discount" above. The REMIC Fund's deductions for original issue discount expense with respect to Regular Certificates also will be determined under those rules, except that the de minimis rule that may apply to holders of Regular Certificates and the adjustments for holders of Regular Certificates that purchase their certificates at a price greater than the adjusted issue price described therein will not apply.

  If the REMIC Fund's basis in a contract exceeds the remaining stated redemption price at maturity of such a contract, the REMIC Fund will be considered to have acquired such contract at a premium equal to the amount of such excess. In the event that any contract in a contract pool is acquired by the related REMIC Fund at a premium, the REMIC Fund will be entitled to amortize such premium on a yield-to-maturity basis. Although the matter is not free from doubt, the REMIC Fund intends to make this calculation using a reasonable prepayment assumption.

  If a class of Regular Certificates is issued at a price in excess of the aggregate principal amount of such class (the excess, the "Issue Premium"), the portion of the Issue Premium that is considered to be amortized during a taxable year will be treated as ordinary income of the REMIC Fund for such taxable year. Although the matter is not entirely certain, it is likely that the Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Regular Certificates--Original Issue Discount."

  The taxable income recognized by a holder of a Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the contracts, on the one hand, and the timing of deductions for interest, including original issue discount, on the Regular Certificates, on the other hand. In the event that an interest in the contracts is acquired by a REMIC at a discount, and one or more of such contracts is prepaid, a holder of a Residual Certificate may recognize taxable income without being entitled to receive a corresponding cash distribution because:

  . the prepayment may be used in whole or in part to make distributions on Regular Certificates; and

  . the discount on the contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates.

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

  When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. The taxable income recognized by a holder of a Residual Certificate also may be greater in earlier years because the REMIC will use a constant yield in computing income from the contracts, while interest deductions with respect to Regular Certificates, expressed as a percentage of the outstanding principal amount of the Regular Certificates, may increase over time as earlier, lower-yielding classes or certificates are paid. The mismatching of income and deductions described in this paragraph, if present with respect to a series of Residual Certificates, could have a significant adverse effect upon the holder's after-tax rate of return. In addition, a holder of a Residual Certificate may need to have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below in "--Excess Inclusions."

  A holder of a Residual Certificate will not be permitted to amortize the cost of its Residual Certificate as an offset to its share of the taxable income of the REMIC Fund. However, that taxable income will not include cash received by the REMIC Fund that represents a recovery of the REMIC Fund's basis in its assets, which will include the issue price of the Residual Certificates as well as the issue price of Regular Certificates. Such recovery of basis by the REMIC Fund will have the effect of amortization of the issue price of the Residual Certificates over the life of the REMIC Fund's assets. However, in view of the possible acceleration of the income of holders of Residual Certificates described above, the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  The method of taxation of Residual Certificates described above can produce a significantly lower after-tax yield for a Residual Certificate than would be the case if:

  . Residual Certificates were taxable in the same manner as debt instruments issued by the REMIC Fund; or

  . no portion of the taxable income on the Residual Certificates in each period were treated as "excess inclusions" (as defined below).

In certain periods, taxable income and the resulting tax liability on a Residual Certificate are likely to exceed payments received thereon. In addition, a substantial tax may be imposed on certain transferors of the Residual Certificates and certain beneficial owners of the Residual Certificates that are "pass-through" entities. Investors should consult their tax advisors before purchasing a Residual Certificate.

  Net Losses of the REMIC Fund. The REMIC Fund will have a net loss for a calendar quarter if its deductions for that calendar quarter exceed its gross income for that calendar quarter. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate at the end of the calendar quarter in which such loss arises or the time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for such quarter. Any net loss that is not currently deductible by reason of this limitation may be carried forward indefinitely, but may be used only to offset taxable income of the same REMIC Fund subsequently allocated to such certificateholder. The ability of holders of Residual Certificate that are individuals or closely-held corporations to deduct net losses may be subject to additional limitations under the Code.

  Expenses Other Than Interest. Except in the limited circumstance when the REMIC Fund is considered a "single-class REMIC" as defined above in "-- Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest," the REMIC Fund's servicing, administrative and other noninterest expenses will be allocated entirely to the holders of Residual Certificates. In the case where the REMIC Fund is considered a single-class REMIC, such expenses will be allocated proportionately among Regular and holders of

Residual Certificates. See "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" above. In either case, such expenses will be allocated as a separate item to those holders that are "pass-through interest holders" as defined above in "--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and treat the same amount as an item of investment expense. Limitations on the deductibility of such expenses are described above in "--Taxation of Regular Certificates-- Pass-Through of Expenses Other Than Interest." The related pooling and servicing agreement will require each holder to give the REMIC Fund written notice upon becoming a holder if it is a pass-through interest holder, or is holding a Residual Certificate on behalf of a pass-through interest holder. The REMIC Fund will report quarterly to each holder of a Residual Certificate during any calendar quarter that has given the REMIC Fund such notice and others if it is required and to the IRS annually such holder's allocable share, if any, of the REMIC Fund's non-interest expenses. Such investors should consult their tax advisors in determining the consequences to them of the allocation of the REMIC Fund's non-interest expenses.

  Prohibited Transactions; Special Taxes. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of Residual Certificates, but rather will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include:

  (1) the disposition of qualified mortgages other than pursuant to a:

    (a) substitution for a defective mortgage within two years or for any qualified mortgage within three months of the specified Startup Date;

    (b) repurchase of a defective mortgage;

    (c) foreclosure, default, or imminent default of a qualified mortgage;

    (d) bankruptcy or insolvency of the REMIC; or

    (e) a qualified (complete) liquidation of the REMIC;

  (2) the receipt of income from assets that are not the type of mortgage loans or investments that the REMIC is permitted to hold;

  (3) the receipt of compensation for services; or

  (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified (complete) liquidation of the REMIC.

The REMIC Fund will be subject to a tax equal to 100% of the amount of any contributions of property made to the REMIC Fund after the Startup Day, except for certain cash contributions specified in Section 860G(d) of the Code. An additional tax may be imposed on the REMIC Fund, at the highest marginal federal corporate income tax rate, on certain net income from foreclosure property.

  It is anticipated that the REMIC Fund will not engage in any prohibited transactions in which it would recognize a material amount of net income or receive substantial contributions of property after the Startup Date. However, if the REMIC Fund is subject to the tax on prohibited transactions or contributions, such tax would generally be borne by the holders of Residual Certificates. It is not possible to predict the amount, if any, of net income from foreclosure property that might be received by a REMIC Fund, because such amount will depend on the particular delinquency and foreclosure experience of such REMIC Fund. Accordingly, no assurance can be given that the amount of tax on such income will not be material.

  Excess Inclusions. A portion of the income of the REMIC Fund allocable to a Holder of a Residual Certificate referred to in the Code as an "excess inclusion" (as defined below) will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

  (1) may not be offset by any unrelated losses or net operating loss carryovers of a Holder of a Residual Certificate;

  (2) will be treated as "unrelated business taxable income" within the meaning of Section 512 of the Code if the Holder of a Residual Certificate is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income; and

  (3) is not eligible for any reduction in the rate of withholding tax in the case of a Holder of a Residual Certificate that is a foreign investor, as further discussed in "--Foreign Investors" below.

In addition, if a REIT, regulated investment company, or certain pass-through entities own a Residual Certificate, a portion of dividends paid by such entities would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a Holder of a Residual Certificate.

  Except as discussed in the following paragraph, with respect to any Holder of a Residual Certificate, the excess inclusion for any calendar quarter will equal the excess, if any, of:

  (1) the amount of the REMIC Fund's taxable income for the calendar quarter allocable to the Holder of a Residual Certificate; over

  (2) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the certificateholder held such Residual Certificate.

For this purpose, daily accruals with respect to a Holder of a Residual Certificate will be calculated by allocating to each day in such calendar quarter its ratable portion of the product of:

  (1) the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of such calendar quarter; and

  (2) 120% of the "long-term Federal rate" (as defined below), calculated on the issue date of the Residual Certificate as if it were a debt instrument and based on quarterly compounding.

For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter will equal its issue price, increased by the aggregate of the daily accruals for all prior calendar quarters and the amount of any contributions made to the REMIC Fund with respect to the Residual Certificates after the Startup Date, and decreased, but not below zero, by the aggregate amount of distributions made with respect to the Residual Certificate before the beginning of such calendar quarter. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. As an exception to the general rule described above, the Treasury has authority to issue regulations that would treat 100% of the income accruing on a Residual Certificate as an excess inclusion, if the Residual Certificates, in the aggregate, are considered not to have "significant value." The REMIC Regulations, however, do not contain such a rule.

  The Small Business Act has eliminated a special rule that formerly permitted certain financial institutions utilizing the reserve method of accounting for bad debts pursuant to Section 593 of the Code to use net operating losses and other allowable deductions to offset their excess inclusions from certain REMIC residual certificates. In addition, the Small Business Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a REMIC residual certificate. First, alternative minimum taxable income for such a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

  Effect of Defaults and Delinquencies. The Residual Certificates of a multiple-class series may be subordinate to one or more classes of Regular Certificates, for purposes of this paragraph, "senior certificates," and, in the event there are defaults or delinquencies on the contracts in the related contract pool, amounts that would otherwise be distributed on the Residual Certificates may instead be distributed on the senior certificates. However, the REMIC Fund will generally be required to report income in respect of contracts and deductions

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

with respect to the Regular Certificates without giving effect to default and delinquencies, except to the extent it can be established that amounts due on the contracts are uncollectable. To the extent the income on a delinquent or defaulted contract is greater than the deduction allowed in respect of interest on the Regular Certificate that relates to such contract, the REMIC Fund may recognize net income without making corresponding distributions of cash on the Residual Certificates, and holders of Residual Certificates will be required to report their pro rata share of the net income of the REMIC Fund without regard to the timing and amount of cash distributed on such Residual Certificates.

  Tax on Transfers of Residual Certificates to Certain Organizations. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Restrictions on the transfer of the Residual Certificates that are intended to meet this requirement will be included in the related pooling and servicing agreement and are discussed more fully in "--Restrictions on Transfer of REMIC Residual Certificates" below. If, notwithstanding those restrictions, a Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

  (1) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

  (2) the highest marginal federal income tax rate applicable to corporations.

Under the REMIC Regulations, the anticipated excess inclusions must be determined based on:

  (1) events that have occurred up to the time of the transfer; and

  (2) the projected payments based on the related mortgage prepayment assumption.

The REMIC Regulations also provide that the present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions as of the date of the transfer using the applicable Federal rate under Section 1274(d)(1) of the Code for the month of the transfer that would apply to a hypothetical obligation with a term beginning on the date of the transfer and ending on the date the life of the REMIC is anticipated to expire as determined under rules described above in "--Excess Inclusions." Such a tax would generally be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate, or an agent for a disqualified organization, would in no event be liable for such tax with respect to a transfer if the transferee furnishes to such transferor (or such agent) an affidavit that the transferee is not a disqualified organization, and as of the time of the transfer the transferor or the agent does not have actual knowledge that such affidavit is false.

  In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of:

  (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization; and

  (2) the highest marginal federal income tax rate imposed on corporations.

However, a pass-through entity will in no event be liable for such tax with respect to a record holder if the record holder furnishes the pass-through entity with an affidavit that the record holder is not a disqualified organization, and, as of the time the record holder becomes such a holder, the pass-through entity does not have actual knowledge that such affidavit is false.

  For these purposes, the term "disqualified organization" means:

  (1) the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing

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

     (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by an such governmental unit);

  (2) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from federal income tax (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on excess inclusions; or

  (3) any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, the term "pass-through entity" means any regulated investment company, REIT, common trust, partnership, trust, estate and certain other entities described in Section 860E(e)(6) of the Code. Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

  Sale or Exchange. If a Residual Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Residual Certificate at the time of that sale or exchange, except that the recognition of a loss may be limited under the "wash sale" rules described below. In general, any such gain or loss will be capital gain or loss, provided the Residual Certificate is held as a capital asset as defined in Section 1221 of the Code. However, a Residual Certificate will be an "evidence of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

  Section 860F(d) of the Code and the Conference Committee Report to the Tax Reform Act of 1986 indicate that, except as provided in Treasury regulations, the wash sale rules of Section 1091 of the Code will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after that sale or disposition, acquires, or enters into any other transaction that results in the application of Section 1091 of the Code, any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Noneconomic Residual Interests. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a residual holder (other than a Foreign Holder, as discussed below) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of transfer:

  (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

  (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor at the time of the transfer either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

  (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had

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

     historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and

  (2) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (2) of the preceding sentence as part of the affidavit described below under "--Restrictions on Transfer of REMIC Residual Certificates."

  Termination. The REMIC Fund related to a series of certificates will terminate shortly following the retirement of certificates in that series. If a holder of a Residual Certificate's adjusted basis in its Residual Certificate exceeds the amount of cash distributed to such certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the certificateholder is entitled to a loss equal to the amount of such excess.

  Foreign Investors. Unless otherwise provided in the applicable prospectus supplement, no record or beneficial ownership interest in a Residual Certificate may be transferred to a Foreign Holder. See "--Restrictions on Transfer of REMIC Residual Certificates" below. With respect to permitted transfers to Foreign Holders, any such certificateholders should assume that payments made on the Residual Certificates they hold will be subject to a 30% withholding tax, or such a lesser rate as may be provided under any applicable tax treaty, except that the rate of withholding on any payments made on Residual Certificates that are excess inclusions will not be eligible for reduction under any applicable tax treaties. See "--Excess Inclusions" above. Under the REMIC Regulations, a transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a Foreign Holder. The REMIC Regulations state that a residual interest has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. See "--Tax on Transfers of Residual Certificates to Certain Organizations" above for rules regarding the determination of anticipated excess inclusions. The above rules do not apply to transfers of Residual Certificates if the transferee's income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee. The REMIC Regulations also provide that a transfer of a Residual Certificate from a Foreign Holder to a United States person or to a Foreign Holder in whose hands the income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee will be disregarded if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  Mark-to-Market Rules. Treasury regulations provided that a Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally cannot be marked to market.

  Additional Taxable Income of Residual Interests. Any payment received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

  Other Matters Relating to REMIC Certificates; Administrative Matters. Solely for the purposes of the administrative provisions of the Code, each REMIC Fund for which a REMIC election is made will be treated as

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

a partnership, and the holders of Residual Certificates will be treated as the partners thereof. The REMIC Fund must maintain its books on a calendar year basis and must file federal information returns in a manner similar to a partnership for federal income tax purposes. Certain information on such returns will be furnished to each holder of a Residual Certificate. The REMIC Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including rules for determining any adjustments to among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding. The holders of Residual Certificates will generally be entitled to participate in audits of the REMIC Fund by the IRS to the same extent as general partners in an audit of a partnership. Holders of Regular Certificates will not be entitled to participate in any such audits.

  Each Holder of Residual Certificates is required to treat items on its return consistently with their treatment on the REMIC Fund's return, unless the certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Fund. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Fund level. The REMIC Fund does not intend to register as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that the REMIC Fund will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person will be required to furnish the REMIC Fund, in a manner provided in Treasury regulations, with the name and address of such person, and other information.

  Each holder of a Residual Certificate, by purchasing its Residual
Certificate:

  (1) shall be deemed to consent to the appointment of the servicer as:

    (a) the "tax matters person" (within the meaning of Section 1.860F-4(d) of the REMIC Regulations) for the REMIC Fund; and

    (b) attorney-in-fact and agent for any person that is the tax matters person if the servicer is unable to serve as the tax matters person; and

  (2) agrees to execute any documents required to give effect to (1) above.

Non-REMIC Trusts

  The discussion under this heading applies only to a series with respect to which a REMIC election is not made. A non-REMIC trust will be described in the related prospectus supplement as any of a grantor trust, an indenture trust or an owner trust.

  Characterization of the Trust. Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, will deliver its opinion that, with respect to each such series of certificates, under then existing law and assuming compliance by the seller, the servicer and the trustee of a series with all of the provisions of the related agreement, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, the agreement or agreements with any underwriter, for federal income tax purposes, the trust will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the certificates will be treated as equity in such trust. Accordingly, each certificateholder in a grantor trust will be treated for federal income tax purposes as the owner of an undivided interest in the contracts and other assets included in the trust. As further described below, each holder of a grantor trust certificate must therefore report on its federal income tax return the gross income from the portion of the contracts that is allocable to such grantor trust certificate and may deduct its share of the expenses paid by the trust that are allocable to such grantor trust certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the contracts and received directly its share of the payments on the contracts and paid directly its share of the expenses paid by the trust when those amounts are received and paid by the trust. A grantor trust certificateholder

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

who is an individual will be allowed deductions for such expenses only to the extent that the sum of those expenses and certain other of the grantor trust certificateholder's miscellaneous itemized deductions exceeds 2% of such individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. Other potential limitations on deductibility are described above in "--REMIC Certificates--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." It appears that expenses paid by the related trust, and the gross income used to pay such expenses, should be allocated among the classes of grantor trust certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of such items has not been the subject of a controlling court decision, regulation or IRS ruling, no definitive advice concerning the allocation of such items can be given.

  Under current IRS interpretations of applicable Treasury regulations, GreenPoint Credit would be able to sell or otherwise dispose of any subordinated grantor trust certificates. Accordingly, GreenPoint Credit expects to offer subordinated grantor trust certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior certificates, and holders of subordinated classes of certificates should be able to recognize any losses allocated to such class when and if losses are realized.

  To the extent that any of the contracts comprising a contract pool were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such contracts prior to receipt of cash related to such discount. See the discussion above under "--REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the contracts comprising a contract pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "-- REMIC Certificates--Taxation of Regular Certificates--Market Discount" and "-- REMIC Certificates--Taxation of Regular Certificates--Premium."

  Tax Status of Grantor Trust Certificates. In general, grantor trust certificates, other than "Premium Grantor Trust Certificates" (as defined below) will be:

  . ""real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

  . assets described in Section 7701(a)(19)(C) of the Code to the extent the related trust's assets qualify under those Sections of the Code.

Any amount includible in gross income with respect to grantor trust certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
Section 856(c)(3)(B) of the Code to the extent the income on the related trust's assets qualifies under that Code Section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets." No assurance can be given that the manufactured homes will be so treated. A REIT will not be able to treat that portion of its investment in certificates that represents ownership of contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most contracts prohibit the obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the contract. If so specified in the related prospectus supplement, contracts in the related contract pool may permit the obligor to permanently attach the related manufactured home to its site even if not attached at the date of the contract. Grantor trust certificates that represent the right solely to interest payments on the contracts and grantor trust certificates that are issued at prices that substantially exceed the portion of the principal amount of the contracts allocable to such grantor trust certificates (both types of non- REMIC certificates, "Premium Grantor Trust Certificates") should qualify under the foregoing sections of the Code to the same extent as other Certificates, but the matter is not free from doubt. Prospective purchasers of certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the certificates under such provisions.

  Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of grantor trust certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a grantor trust certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a contract from ownership of the right to receive some or all of the related interest payments. Grantor trust certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

  (1) if any servicing compensation is deemed to exceed a reasonable amount;

  (2) if GreenPoint Credit or any other party retains a retained yield with respect to the contracts comprising a contract pool;

  (3) if two or more classes of grantor trust certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the contracts; or

  (4) if grantor trust certificates are issued which represent the right to interest only payments or principal only payments.

Unless the prospectus supplement indicates otherwise, the grantor trust certificates will be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular series of grantor trust certificates is uncertain, the trust will take the position that they apply. There is some uncertainty as to how that section will be applied to securities such as the grantor trust certificates. Investors should consult their own tax advisors regarding the treatment of the grantor trust certificates under the stripped bond rules.

  Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped grantor trust certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a grantor trust certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the grantor trust certificate equal to the income that accrues on the grantor trust certificate in such month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of such income reported in any month would equal the product of such holder's adjusted basis in such grantor trust certificate at the beginning of such month see "--Sales of Certificates" below and the yield of such grantor trust certificate to such holder. Such yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the contracts that is allocable to such grantor trust certificate, would cause the present value of those payments to equal the price at which the holder purchased the grantor trust certificate.

  With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described above under "--REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." Regulations could be adopted applying these rules to the grantor trust certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the grantor trust certificates. In the absence of regulations interpreting the application of this requirement to such instruments particularly where such instruments are subject to the Stripped Bond Rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the grantor trust certificates or, with respect to any holder, at the time of purchase of the grantor trust certificate by that holder. Finally, if these rules were

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

applied to the grantor trust certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when such loss would be allowed.

  In the case of a grantor trust certificate acquired at a price equal to the principal amount of the contracts allocable to such grantor trust certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust certificate acquired at a discount or premium, that is, at a price less than or greater than such principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

  If the yield used by the holder of a grantor trust certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the contracts, that is, without using a reasonable prepayment assumption, and such grantor trust certificate was acquired at a discount or premium, then such holder generally will recognize a net amount of ordinary income or loss if a contract prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the contract that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate, see "-- Sales of Certificates" below, that is allocable to the contract. In general, basis would be allocated among the contracts in proportion to their respective principal balances determined immediately before such prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the contracts.

  Solely for purposes of reporting income on the grantor trust certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the grantor trust certificates will be calculated based on:

  . a representative initial offering price of the grantor trust certificates to the public; and

  . a reasonable assumed prepayment rate, which will be the rate used in pricing the initial offering of the grantor trust certificates.

Such yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of such holder. No representation is made that the contracts will in fact prepay at the assumed prepayment rate or at any other rate.

  Sales of Certificates. Upon the sale or exchange of a grantor trust certificate, a grantor trust certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the contracts represented by the grantor trust certificate. Generally, the aggregate adjusted basis will equal the grantor trust certificateholder's cost for the grantor trust certificate increased by the amount of any previously reported gain with respect to the grantor trust certificate and decreased by the amount of any losses previously reported with respect to the grantor trust certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the grantor trust certificate was held as a capital asset.

  Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a grantor trust certificateholder who is a Foreign Holder as defined above in "--REMIC Certificates--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such grantor trust certificateholder will be entitled to receive interest payments and original issue discount on the grantor trust certificates free of United States federal income tax, but only to the extent the contracts were originated after July 18, 1984 and provided that such grantor trust certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that such grantor trust certificateholder is not a United States person and providing the name and address of such grantor trust certificateholder. For additional information concerning interest or original issue discount paid to a Foreign Holder and the treatment of a sale or exchange of a grantor trust certificate by a Foreign Holder, which will generally have the same tax consequences

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as the sale of a Regular Certificate, see the discussion above under "--REMIC
Certificates--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--New Withholding Regulations."

Owner Trust Certificates or Notes

  Upon the issuance of any series with respect to which no REMIC election is made and which is described in the related prospectus supplement as an owner trust or an indenture trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, will deliver its opinion that with respect to each such series of certificates or notes, under then existing law and assuming compliance by the seller, the servicer and the trustee of a series with all of the provisions of the related pooling and servicing agreement or indenture, as applicable, and the agreement or agreements, if any, providing for a credit facility or a liquidity facility, together with any agreement documenting the arrangement through which a credit facility or a liquidity facility is held outside the related trust, and the agreement or agreements with any underwriter, for federal income tax purposes:

  . the trust will not be classified as a corporation or publicly traded partnership; and

  . the owner trust certificates or notes offered by the prospectus will be treated as indebtedness.

Treatment of the Owner Trust Certificates or Notes as Debt

  The Transferor will express in the related agreement the intent that for federal, state and local income and franchise tax purposes, the owner trust certificates or notes will be debt secured by the contracts. The Transferor, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a certificate or note, will agree to treat the owner trust certificates or notes as debt for federal, state and local income and franchise tax purposes. However, the agreement may be ambiguous in characterizing the transfer of contracts, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferor may treat the agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the contracts and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the IRS to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee had the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on its analysis of such factors, special counsel to GreenPoint Credit is of the opinion that, under current law, although no transaction closely comparable to the ones contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the owner trust certificates or notes will not constitute an ownership interest in the contracts but will properly be characterized as debt.

Treatment of the Owner Trust or Indenture Trust

  The related agreement permits the issuance of owner trust certificates or notes and certain other interests in the related trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the owner trust certificates or notes and other interests, other than the transferor certificate, in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the contracts and issued directly by the transferor or other holder of the transferor certificate.

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

Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of those interests were characterized as equity interests in the trust, the trust might be characterized as a separate entity owning the contracts, issuing its own debt, and jointly owned by the transferor or other holder of the transferor certificate and any other holders of equity interests in the trust. However, special counsel to GreenPoint Credit is of the opinion that, under current law, any entity constituted by the trust will not be an association, taxable mortgage pool or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust as a Taxable Mortgage Pool. Although, as described above, special counsel to GreenPoint Credit is of the opinion that the certificates or notes will properly be treated as debt for federal income tax purposes and that the trust will not be treated as a taxable mortgage pool taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that the trust were a taxable mortgage pool taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related mortgage loans. That tax could result in reduced distributions to the holders of the certificates. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related beneficial owners of the certificates were treated as payments of interest thereon. In addition, distributions to beneficial owners of the certificates not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation and beneficial owners of the certificates or notes may not be entitled to any dividends received deduction in respect of such income.

Treatment of the Owner Trust Certificates or Notes

  Treatment of the Owner Trust Certificates or Notes as Indebtedness. If the owner trust certificates or notes are treated as indebtedness for federal income tax purposes, the taxation of holders of such interests generally will be the same as that described, above, for holders of REMIC Regular Interests with the following exceptions: Holders not otherwise required to use the accrual method of accounting for tax purposes would not be required to adopt that method of accounting for the owner trust certificates or notes. The treatment described under "--REMIC Certificates--General--Tax Status of REMIC Certificates" would not apply. Gain on the sale of owner trust certificates or notes would not be subject to re-characterization as ordinary income solely as a result of failure of income otherwise accrued on such owner trust certificates or notes to have accrued at a rate exceeding 110% of the "applicable federal rate" as described for REMIC Regular Interests in the second paragraph of "--REMIC Certificates--Taxation of Regular Certificates-- Sales of Certificates." The discussion under "--REMIC Certificates--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" would not apply. See "--REMIC Certificates--Taxation of REMIC Regular Certificates" above.

  Possible Treatment of the Owner Trust Certificates or Notes as Partnership Interests. Although, as described above, special counsel to GreenPoint Credit is of the opinion that the owner trust certificates or notes will properly be treated as debt for federal income tax purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the owner trust certificates or notes were equity in the trust for federal income tax purposes, the owner trust certificates or notes could be classified as partnership interests for such purposes. Because special counsel to GreenPoint Credit is of the opinion that the owner trust certificates or notes will be characterized as debt for federal income tax purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

  If the trust were treated as a partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated computing taxable income of the transferor or the holder of the transferor certificate and any certificate or note owners treated as partners in accordance with their respective partnership interests therein. The amounts, character and timing of income reportable by any certificate or note owners treated as partners would likely differ from that reportable by such certificates or note owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership, income derived from the partnership by any certificates or note owner that is a pension

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

fund or other tax-exempt entity may be treated as unrelated business taxable income. Also, any certificate or note owner that is a non-United States person could be subject to withholding at the rate of 30% on its share of the partnership's income from the contracts. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate or note owner. If the trust were treated in whole or in part as a partnership and the number of holders of interest in the publicly offered owner trust certificates or notes and other interests in the trust treated as partners equaled or exceeded 100, the transferor may cause the trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of securities.

Restrictions on Transfer of REMIC Residual Certificates

  As discussed in "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations," in order for a trust to qualify as a REMIC, there must be reasonable arrangements designed to ensure that the related Residual Certificates are not held by disqualified organizations. Further, transfers to "electing large partnerships" within the meaning of Section 775 of the Code or persons that are not United States persons raise special tax issues. Accordingly, unless the related prospectus supplement provides otherwise, no record or beneficial ownership interest in a Residual Certificate that is sold under this prospectus may be transferred unless, among other things, the trustee receives:

  (1) an affidavit from the proposed transferee to the effect that it is not a "disqualified organization" or electing large partnership and is not purchasing on behalf of a disqualified organization or electing large partnership, see "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations;"

  (2) a representation from the proposed transferee to the effect that it is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; and

  (3) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to such Residual Certificate.

Tax-Exempt Investors

  A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a "REMIC" allocated to a "Residual Certificate" held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Certificates as REMIC Residual Interests--Excess Inclusions."

                               Legal Investment

  The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market

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Enhancement Act of 1984, or SMMEA. Classes of securities that qualify as
"mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

  SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.
S. C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUAs regulation "Investment and Deposit Activities" (12 C. F. R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

  All depository institutions considering an investment in the securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security," should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the securities Activities, to the extent adopted by their respective regulators, (the "Policy Statement"). The Policy Statement sets forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase, and at stated intervals thereafter, whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase or retention of such a product would be consistent with the Policy Statement.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for such investors.

                             ERISA Considerations

  The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit and other plans subject to ERISA and/or Section 4975 of the Code ("Plans") and on persons having certain specified relationships to a Plan ("Parties in Interest") with respect to such Plans, including, for this purpose, individual retirement arrangements described in Section 408 of the Code. Certain

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

employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the requirements of ERISA, and assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

  Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in securities should consider, among other factors, the sensitivity of the investments to the rate of principal payments, including prepayments, on the contracts as discussed in "Prepayment and Yield Considerations" in this prospectus.

  The United States Department of Labor, or the DOL, has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under the DOL regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. A beneficial interest in a trust is defined as an "equity" interest under the DOL regulations. However, the DOL regulations provide that, generally, the assets of an entity in which a Plan makes an equity investment will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly offered security. A publicly offered security, as defined in DOL Reg. Section 2510.3-101 is a security that is widely held, freely transferable and either registered under the Exchange Act or sold to the Plan as part of a public offering under the Securities Act of 1933, as amended, that then becomes so registered. There can be no assurance that any class of security will qualify for this or any other exception under the DOL regulations.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving "plan assets" and Parties in Interest, and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. To the extent that the contracts may be deemed "plan assets" of each Plan that purchases securities, an investment in the securities by a Plan could result in a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Section 4975 of the Code unless a statutory or administrative exemption applies.

  In DOL Prohibited Transaction class Exemption ("PTCE") 83-1, which amended PTCE 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through securities" in their initial issuance. However, PTCE 83-1 does not apply to trusts that hold contracts.

  Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold securities must make its own determination as to the availability of any prohibited transaction exemptions under ERISA. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  Several underwriters of asset-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than PTCE 83-1 and the exceptions to the DOL regulations referred to above. The exemptions referred to in the previous sentence can only apply to securities backed by certain receivables, loans and other obligations that are secured and, among other conditions, are sold in an offering with respect to which the underwriter holding the exemption serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of securities, the related prospectus supplement will refer to that possibility.

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

  Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its legal advisors concerning the impact of ERISA and the Code, the applicability of any exemption under ERISA and the potential consequences in its specific circumstances, prior to making the purchase of securities. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        Legal Aspects of the Contracts

  The following discussion contains summaries of Legal Aspects of manufactured housing contracts, including Land Home Contracts and Land-in-Lieu Contracts, which are general in nature. Because the legal aspects discussed in the following paragraphs are governed by applicable state law, which laws may differ substantially, the summaries should be viewed only as an overview and therefore do not reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the contracts or Land Home Contracts and Land-in-Lieu Contracts are situated.

The Contracts (Other than Land Home Contracts and Land-in-Lieu Contracts)

  General. As a result of the assignment of the manufactured housing contracts in a contract pool to the trustee, the related trust will succeed collectively to all of the rights, including the right to receive payment on the contracts, and will assume the obligations of the obligee, under the contracts. Each contract evidences both (1) the obligation of the obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in the manufactured home, and, in the case of a Land Home Contract or Land-in-Lieu Contract, the real estate on which the related manufactured home is located, to secure repayment of such loan. Certain aspects of both features of the contracts are described more fully below.

  The following discussion focuses on issues relating generally to the seller's or any lender's interest in manufactured housing contracts. See "Risk Factors--Security Interests of a Trust in the Manufactured Homes" in this prospectus for a discussion of certain issues relating to the transfer to a trust of contracts and the related security interests in the manufactured homes comprising the related contract pool.

  Security Interests of The Seller in the Manufactured Homes. Each contract generally will be "chattel paper" as defined in the UCC as in effect in California and the jurisdiction in which the related manufactured home was located at origination. The seller's chief executive offices are located in California. Under the UCC as in effect in California and each jurisdiction in which the related manufactured home was located at origination, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The seller will make or cause to be made appropriate filings of UCC-1 financing statements to give notice of the trustee's ownership of the contracts sold by it. The trustee's interest in the contracts could be defeated if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee. If so specified in the applicable prospectus supplement, the seller will be required under the related agreement to stamp or cause to be stamped each contract sold by it to indicate its transfer to the trustee. To the extent the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in California and the jurisdictions in which the related manufactured homes were located at origination, these steps may not be sufficient to protect the trustee's interest in the contracts against the claims of the seller's or an affiliate of the seller's creditors, a trustee in bankruptcy of the seller or a receiver, conservator or trustee in bankruptcy of an affiliate thereof that sold such contracts to the seller.

  The manufactured homes securing the contracts in a contract pool may be located in all 50 states. Security interests in manufactured homes similar to the ones securing the contracts generally may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required.

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

  Generally, with respect to manufactured housing contracts individually originated or purchased by the seller, the seller effects the notation or delivery of the required documents and fees, and obtains possession of the certificate of title or a lien security, as appropriate, under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the seller and its affiliates fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the seller, for itself, or as agent of the secured lender, may not have a first-priority security interest in the manufactured home securing a contract.

  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

  If so specified in the related prospectus supplement, most of the contracts in any contract pool will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site if it was not so attached on the date of the contract. As long as each manufactured home was not so attached on the date of the contract and the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC. Under the certificate of title laws or the UCC, the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If any manufactured home does become attached after the date of the related contract, the related contract provides that such attachment constitutes an "event of default" that, if unremedied, gives rise to certain discrete remedies including acceleration of the unpaid principal balance of the contract plus accrued interest and repossession of the manufactured home. Regardless of whether a full recovery is obtained from an obligor whose manufactured home becomes attached, the seller will represent that, at the date of the initial issuance of securities in any series, it had obtained a perfected first-priority security interest in each of the manufactured homes securing the related contracts sold by it. The representation described in the previous sentence, however, will not be based upon an inspection of the site of any manufactured home to determine if the manufactured home had become permanently attached to its site. See "Description of the Securities-- Conveyance of Contracts" in this prospectus. The seller will not be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Home Contracts and Land-in-Lieu Contracts, as described below. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

  In addition, a federal circuit court decision may adversely affect a trustee's interest in the contract pool related to a series of securities even if the related contracts constitute chattel paper. In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the seller is subject to the federal bankruptcy code and becomes a debtor under the federal bankruptcy code, and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, securityholders for such series could experience a delay in, or reduction of, distributions as to the contracts that constitute chattel paper and were sold to the related trust.

  In the absence of fraud, forgery or permanent affixation of a manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title or delivery of the required documents and fees, or if applicable, perfection under

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the UCC, will be sufficient to protect the seller against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest in favor of the seller is not perfected, the unperfected security interest would be subordinate to the claims of, among others, subsequent purchasers for value of and holders of perfected security interests in the related manufactured homes.

  In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and were to re-register the manufactured home in the new state, and if steps are not taken to re-perfect an existing security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. The seller must therefore surrender possession of the certificate of title if it holds the certificate of title to a manufactured home which has been relocated to another state and re-registered or, in the case of manufactured homes registered in states which provide for notation of lien, the seller would receive notice of surrender if its security interest in the manufactured home is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat the perfection. In the ordinary course of servicing manufactured housing contracts, the seller takes steps to effect the re-perfection discussed in this paragraph upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a manufactured home, the seller must surrender possession of the certificate of title or the seller will receive notice as a result of its lien noted thereon; accordingly, the seller will have an opportunity to require satisfaction of the related contract before release of the lien. Such protections generally would not be available in the case of security interests in manufactured homes located in non-title states where perfection of such security interest is achieved by appropriate filings under the UCC as in effect in such state. Consequently, the security interest in the manufactured home could cease to be perfected.

  Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home. The seller will warrant in the agreement with respect to each series of securities that, as of the date of initial issuance of a series of securities, no manufactured home relating to a contract it sold was, to its knowledge, subject to any such lien. However, such warranty will not be based on any lien searches or other review. The prospectus supplement related to a series of securities will contain a description of the remedies for a breach of the representations and warranties made by the seller under the related agreement. In addition, liens could arise after the date of initial issuance of the securities. Notice may not be given to the seller, the servicer, the trustee or securityholders in the event a lien arises subsequent to the date of initial issuance of the securities.

  Enforcement of Security Interests in Manufactured Homes. If so specified in the applicable prospectus supplement, the servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing such defaulted contracts. In general, as long as a manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the obligor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the obligor be given notice of any sales prior to resale of the unit so that the obligor may redeem at or before resale.

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  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting obligor would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the seller's ability to repossess and resell any manufactured home or enforce a deficiency judgment.

Land Home Contracts and Land-in-Lieu Contracts

  General. To the extent described in the applicable prospectus supplement, the related contract pool may contain Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts and the Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

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  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Because of certain requirements of the REMIC Provisions, a trust as to which a REMIC election has been made generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordinary commercial practices within 33 months after its acquisition thereof, or a longer period as permitted by the related agreement, the servicer will auction such manufactured home to the highest bidder, which bidder may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been industry experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

  Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expense of ownership until the expiration of the redemption period.

  Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security afforded under a deed of trust or mortgage; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

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  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of that sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, with respect to a Land Home Contract, in a proceeding under the federal Bankruptcy Code, the court may prevent a lender from foreclosing on the home, and when a court determines that the value of a home is less than the principal balance of the loan, the court may reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, reduce the monthly payments due under such mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the contracts.

Matters Relating to Insolvency

  The seller intends that each transfer of securities to the related trust constitutes a sale, rather than a pledge of the contracts to secure indebtedness of the seller. However, if the seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the seller or the seller as debtor-in-possession may argue that the sale of the contracts by the seller could be recharacterized as a borrowing secured by a pledge of the contracts. Such an attempt, even if unsuccessful, could result in delays in or reductions of distributions on the securities.

Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the obligor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the obligor could assert against the seller of goods. Liability under this rule is limited to amounts paid under such a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the assignee against such obligor. Generally, this rule will apply to any contracts conveyed to the trustee and to any claims made by the servicer on behalf of the trustee, as the seller's assignee. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act,

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the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.
In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract or create liability for the trust.

  The Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") could, under certain circumstances, cap the amount of interest that may be charged on certain contracts at 6% and may hinder the ability of the servicer to foreclose on the contracts thus capped in a timely fashion. Under the terms of the Relief Act, if so required by an obligor under a manufactured housing contract who enters military service after the origination of such obligor's contract, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the contract and is later called to active duty, such obligor may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act imposes limitations which would impair the ability of any lender to foreclose on an affected contract during the obligor's period of active duty status and within three months thereafter. It is possible that application of the Relief Act to certain of the contracts could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest or foreclose on such contract, and could result in delays in payment or losses to the holders of the securities. The seller will not make any representation or warranty as to whether any contract is or could become subject to the Relief Act.

Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer

  If so specified in the related prospectus supplement, the contracts comprising any contract pool generally will prohibit the sale or transfer of the related manufactured homes without the consent of the obligee and permit the acceleration of the maturity of the contracts by the obligee upon any sale or transfer to which the seller has not consented. If so specified in the related prospectus supplement, the seller will be required under the related agreement for a series of securities to consent to a transfer as described in the previous sentence and to permit the assumption of the related contract if:

  . the proposed buyer meets the servicer's underwriting standards and enters into an assumption agreement;

  . the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the contract;

  . and such action will not adversely affect or jeopardize any coverage under any insurance policy required by the related agreement.

  If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the related agreement. In certain cases, a delinquent obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

  In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related contract, the obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Controls Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan

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which is secured by a first lien on certain kinds of manufactured housing. The contracts related to any series of securities would be covered under Title V if, among other things, they satisfy certain conditions governing the terms of any prepayments, late charges and deferral fees and contain a requirement of a 30-day notice period prior to instituting any action leading to repossession of the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejected application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent, in the agreement for a series of securities, if so specified in the related prospectus supplement, that the contracts sold by it comply with applicable usury laws.

                                    Ratings

  It is a condition to the issuance of the securities of each series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

  Ratings on manufactured housing contract pass-through certificates or manufactured housing contract-backed notes address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying manufactured housing contract assets. These ratings address:

  .  structural and legal aspects associated with the securities;

  . the extent to which the payment stream on such underlying assets is adequate to make payments required by such securities; and

  .  the credit quality of the credit facility provider or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

  . the likelihood of principal prepayments by obligors under the contracts in the related contract pool;

  . the degree by which prepayments made by such obligors might differ from those originally anticipated; or

  . whether the yield originally anticipated by investors of any series of securities may be adversely affected as a result of such prepayments.

  As a result, investors of any series of securities might suffer a lower than anticipated yield.

  A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                            Method of Distribution

  The issuer or seller, as applicable, may sell securities of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place securities directly to other purchasers or through agents. The issuer or seller, as applicable, intends that securities be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of methods.

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  The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a series of securities, the issuer, the seller, or any affiliate of either of them, may purchase some or all of one or more classes of securities of that series from the underwriter or underwriters at a price specified in the related prospectus supplement. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the securities so purchased directly, through one or more underwriters to be designated at the time of the offering of the securities or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the related prospectus supplement. Transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the securities, underwriters may receive compensation from the issuer or seller, as applicable, or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities of a series may be deemed to be underwriters, and any discounts or commissions received by them from the seller and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended. Any such underwriters or agents will be identified, and any compensation received from the seller will be described, in the prospectus supplement.

  Under agreements which may be entered into by the seller, underwriters and agents who participate in the distribution of the securities may be entitled to indemnification by the seller against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The underwriters may, from time to time, buy and sell securities, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                Use of Proceeds

  If so specified in the applicable prospectus supplement, substantially all of the net proceeds to be received from the sale of the securities will be used by the seller, for general corporate purposes, including the payment of expenses in connection with pooling the contracts and issuing the securities.

                                 Legal Matters

  Certain legal matters relating to the securities, including legal matters relating to material federal income tax consequences concerning the securities, will be passed upon for GreenPoint Credit and GreenPoint Asset by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.

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                                   Glossary

  Below are abbreviated definitions of significant capitalized terms used in this prospectus. The agreement for the related series may contain more complete definitions of the terms used herein and reference should be made to the agreement for the related series for a more complete understanding of all such terms.

  "Annual Servicing Rate" means 1.00% per annum or such other amount pursuant to the related servicing agreement.

  "Available Distribution Amount" means, with respect to each distribution date, the amount available for distribution to the securityholders as described in the related prospectus supplement.

  "Bulk Sellers" means lenders or finance companies with whom GreenPoint Credit may have or may establish referral arrangements, governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts

  "Code" means the Internal Revenue Code of 1986, as it may be modified or amended from time to time.

  "Collection Period" means, with respect to any distribution date, the calendar month preceding the month of the distribution date or such other period as may be specified in the related prospectus supplement.

  "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the related contracts are included in the trust for the related series.

  "Cut-off Date Pool Principal Balance" means the aggregate Scheduled Principal Balances of the contracts as of the Cut-off Date.

  "Definitive Securities" means securities that are issued in registered form.

  "Determination Date" means the third business day prior to the distribution date specified in the related agreement.

  "Eligible Institution" means a depository institution acceptable to the applicable rating agency.

  "Excess Interest" means the amount, if any, by which the interest collected on non-defaulted contracts during the same Collection Period exceeds the interest distribution due to the holders of the securities for the related series and, if so specified in the related prospectus supplement and if GreenPoint Credit is acting as servicer, the Monthly Servicing Fee.

  "Formula Principal Distribution Amount" means, with respect to each distribution date, an amount that equals the sum of:

  .  the Total Regular Principal Amount for the related distribution date;
     and

  . any previously undistributed shortfalls in the distribution of the Total Regular Principal Amount in respect of prior distribution dates.

  "Fractional Interests" means, as to any security, the product of:

  .  the Percentage Interest evidenced by such security; and

  . the amount derived from dividing the security balance of the class represented by such security by the aggregate security balance of each class.

  "Global Security" means one or more global securities that are initially registered in the name of Cede & Co., as nominee of DTC, on behalf of the beneficial owners of the securities.

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  "GreenPoint Asset" means GreenPoint Asset LLC its successors and assigns.

  "GreenPoint Credit" means GreenPoint Credit, LLC its successors and assigns.

  "Indirect Participants" means banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  "Land Home Contract" or "Land-in-Lieu Contract" means the obligor owns the real estate on which the related manufactured home is located and provides a mortgage on the real estate in lieu of all or part of any required down payment for its contract. If so specified in the related prospectus supplement, all Land-in Lieu Contracts and Land Home Contracts will have financed the purchase of the related manufactured home together with the real estate on which the manufactured home is located.

  "Minimum Termination Amount" means, for each outstanding class, an amount equal to the aggregate security balance for each outstanding class together with any shortfall in interest due to such securityholders in respect of prior distribution dates and one month's interest on the aggregate security balance for each outstanding class at the respective Security Rates for each respective class and any other amounts specified in the related prospectus supplement.

  "Monthly Servicing Fee" means, as of any distribution date, an amount equal to the product of (1) one-twelfth of the Annual Servicing Rate and (2) the aggregate Scheduled Principal Balances of the contracts in the related contract pool for that distribution date.

  "Note Rate" means the rate of interest payable on each note as described in the applicable prospectus supplement.

  "OID Regulations" means Sections 1271-1273 and 1275 of the Code and in the Treasury Regulations issued thereunder.

  "Participants" means securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations that are DTC participating organizations.

  "Pass-Through Rate" means the rate of interest payable on each certificate as described in the applicable prospectus supplement.

  "Payment Account" means the separate account created and initially maintained by the trustee at an Eligible Institution pursuant to the related agreement for the benefit of the holders of the securities.

  "Percentage Interest" means, as to any security of any class other than a residual interest, the percentage interest evidenced thereby in distributions required to be made on the securities of such class, such percentage interest being equal to the percentage, for the residual interests, the percentage set forth on the face thereof, and for all other securities, to be obtained by dividing:

  .  the original denomination of such security, by

  . the aggregate of the original denominations of all of the securities of such class.

  "Pool Principal Balance" means, with respect to any distribution date and a series, the aggregate principal balances of the contracts relating to that series.

  "Pool Scheduled Principal Balance" means, with respect to any distribution date and a series, an amount that is equal to the Cut-off Date Pool Principal Balance of that series , less the aggregate of the Total Regular Principal Amounts for that series for all prior distribution dates.

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  "Rate Period" means the time period between Security Rate adjustments.

  "Regular Certificates" means the certificates of any series identified in the related prospectus supplement as "regular interests" in the related REMIC.

  "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D(a) of the Code.

  "REMIC Fund" means, with respect to a series identified in the related prospectus supplement as being subject to an election to be treated as a REMIC for federal income tax purposes, those assets of the trust related to that series with respect to which an election to be treated as a REMIC will be made, as described in the related prospectus supplement.

  "REMIC Provisions" means Sections 860A through 860G of the Code.

  "Reserve Regulations" means the REMIC Provisions and the Treasury regulations issued thereunder.

  "Residual Certificates" means the certificates of any series identified in the related prospectus supplement as "residual interests" in the related REMIC.

  "Scheduled Principal Balance" means, with respect to each contract and any distribution date, its unpaid scheduled principal balance as of the Cut-off Date reduced by all previous partial prepayments, all previous scheduled principal payments, whether or not paid, and the scheduled principal payment due on the due date in the Collection Period immediately preceding such distribution date.

  "Security Balance" means, for any class of securities as of any distribution date, the initial Security Balance of that class less all amounts previously distributed to securityholders of that class on account of principal.

  "Security Rate" means the Note Rate or Pass-Through Rate, as applicable.

  "Startup Day" means the close of business of the third month beginning after the day on which a REMIC issues all of its regular and residual interests.

  "Step-Up Rate Contracts" means actuarial or simple interest contracts bearing a contract interest rate that is fixed or variable and increases in specified increments on particular dates.

  "Termination Auction" the purchase at an auction of the contracts remaining in the trust for a particular series as described in the related prospectus supplement.

  "Total Regular Principal Amount" is the total amount by which the aggregate outstanding principal balance of the contracts in the related contract pool is reduced during one or more Collection Periods prior to the related distribution date designated in the related prospectus supplement. The reduction described in the previous sentence may occur as a result of actuarially predetermined scheduled principal reductions, receipt of principal prepayments, liquidation of contracts, repurchases of contracts under certain conditions, losses on contracts, the failure of a third party credit support provider, if any, to make a required payment, or a combination of any of the foregoing events.

  "WAC" means the weighted average contract interest rate of a particular contract pool as of the first day of the month of the sale of the contract pool.

  "WAM" means the weighted average remaining term to maturity of the contracts in a particular contract pool as of the first day of the month of the sale of the contract pool.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.

     Registration fee............................................  $1,048,314.83

     Printing and engraving costs................................  $  350,000.00

     Legal fees and expenses.....................................  $  700,000.00

     Accounting fees and expenses................................  $  420,000.00

     Trustee's fees and expenses.................................  $   70,000.00

     Blue Sky Qualification Fees and Expenses (including
       Counsel Fees).............................................  $   20,000.00

     Rating Agency Fees..........................................  $1,400,000.00

     Total.......................................................  $4,008,314.83

__________

          Item 15.  Indemnification of Directors and Officers.

          Section 18-108 of the Limited Liability Company Act of the State of Delaware, as amended, under which GreenPoint Credit, LLC is formed, empowers a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

          1.  GreenPoint Credit, LLC. Article IX of GreenPoint Credit, LLC's
              ----------------------
Limited Liability Company Agreement provides as follows:

          Indemnification.
          ---------------

          9.1 The Company shall indemnify and hold harmless any person (an "indemnitee") who is made, or threatened to be made, a party to or is otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or his testator or intestate is or was a manager or officer of the Company or serves or served, in any capacity, any other enterprise (including, without limitation, service with respect to an employee benefit plan) at the request of the Company (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to actions, suits or proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Management Committee. The right to indemnification conferred in this Section 9 shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted by law. The rights to indemnification and to the advancement of expenses conferred by this Section 9 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a manager or officer, and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          9.2 If a claim under this Section 9 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 9 or otherwise, shall be on the Company.

          9.3 The rights to indemnification and to the advancement of expenses conferred in this Section 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Formation, this Agreement, a vote of the members or managers, or otherwise.

          9.4 The Company may, to the extent authorized from time to time by the Management Committee, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Section 9 with respect to the indemnification and advancement of expenses of managers and officers of the Company.

          In addition, the agreement for each series of securities will provide that no manager, officer, employee or agent of GreenPoint Credit, LLC is liable to any holder of securities or to the related trustee on behalf of the holders of such securities, or to any other person, except on account of such manager's, officer's, employee's or agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The agreement for each series of securities will further provide that, with the exceptions stated above, a manager, officer, employee or agent of GreenPoint Credit, LLC is entitled to be indemnified by the related trust against all liability in connection with the contract pool evidenced by that series.

          2. GreenPoint Asset LLC. Section 20 of GreenPoint Asset LLC's
             --------------------
Limited Liability Company Agreement provides as follows:

          Exculpation and Indemnification.
          -------------------------------

     (a) None of the Member, the Special Members or any Officer, Director, employee or agent of the Company nor any employee, representative, agent or Affiliate of the Member or Special Members (collectively, the "Covered Persons")
                                                               ------- -------
shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however,
                                                           --------  -------
that any indemnity under this Section 20 by the Company shall be provided out of
                              ----------
and to the extent of Company assets only, and the Member and the Special Members shall not have personal liability on account thereof; and provided further, that
                                                          -------- -------
so long as any Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any
                     ----------
other Person pursuant to the Basic Documents or from amounts subject to any lien securing the Company's Obligations under the Basic Documents.

     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.
                                                 ----------

     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Members to replace such other duties and liabilities of such Covered Person.

     (f)  The foregoing provisions of this Section 20 shall survive any
                                           ----------
termination of this Agreement.

          In addition, the agreement for each series of securities will provide that no director, manager, officer, employee or agent of GreenPoint Asset LLC is liable to any holder of securities or to the related trustee on behalf of the holders of such securities, or to any other person, except on account of such director's, manager's, officer's, employee's or agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The agreement for each series of securities will further provide that, with the exceptions stated above, a director, manager, officer, employee or agent of GreenPoint Asset LLC is entitled to be indemnified by the related trust against all liability in connection with the contract pool evidenced by that series.

          Item 16.  Exhibits.

     Exhibit                             Description of Exhibit
-----------------   ------------------------------------------------------------
       1.1          Form of Certificate Underwriting Agreement. (Incorporated by
                    reference to exhibit 1.1 of registration statement no. 333-
                    59731)
       1.2*         Form of Note Underwriting Agreement.
       2.1          Certificate of Merger of GreenPoint Credit Corp. into
                    GreenPoint Credit, LLC. (Incorporated by reference to
                    exhibit 2.1 of registration statement no. 333-80437)
       2.2          Agreement of Merger of GreenPoint Credit Corp. into
                    GreenPoint Credit, LLC. (Incorporated by reference to
                    exhibit 2.2 of registration statement no. 333-80437)
       3.1          Certificate of Formation of GreenPoint Asset LLC.
       3.2          Certificate of Formation of GreenPoint Credit, LLC.
                    (Incorporated by reference to exhibit 3.5 of registration
                    statement no. 333-80437)
       3.3          Limited Liability Company Agreement of GreenPoint Asset LLC.
       3.4          Limited Liability Company Agreement of GreenPoint Credit,
                    LLC. (Incorporated by reference to exhibit 3.6 of
                    registration statement no. 333-80437)
       4.1          Form of Pooling and Servicing Agreement. (Incorporated by
                    reference to exhibit 4.1 of registration statement no. 333-
                    59731)
       4.2*         Form of Indenture.
       4.3*         Form of Trust Agreement.
       4.4*         Form of Sale and Servicing Agreement.
       5.1*         Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.
       8.1*         Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
      12.1          Not Applicable.
      15.1          Not Applicable.
      23.1*         Consent of Orrick, Herrington & Sutcliffe LLP (included in
                    Exhibit 8.1 hereto).
      24.1          Powers of Attorney (included on the signature page hereto).
      25.1          Not Applicable.
      26.1          Not Applicable.
      27.1          Not Applicable.
      99.1          Not Applicable.

* Filed on September 19, 2000 with the initial filing of this Registration Statement.

          Item 17.  Undertakings.

          In accordance with Item 512 of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"), each of the undersigned registrants hereby undertakes:

               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. Provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants are aware that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered. Each registrant, as applicable, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                            GREENPOINT CREDIT, LLC
                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles P. Richardson, Michael F. Najewicz and Howard C. Bluver, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURES                              TITLE                       DATE
----------                              -----                       ----

/s/ Peter Paul              President (Principal Executive    October 12, 2000
--------------------------
     Peter Paul             Officer) and Manager

/s/ John S. Buchanan        Senior Vice President,            October 12, 2000
--------------------------
     John S. Buchanan       Treasurer (Principal Financial
                            and Accounting Officer) and
                            Manager

/s/ Abdul H. Rajput         Executive Vice President          October 12, 2000
--------------------------
     Abdul H. Rajput        and Manager

/s/ Charles P. Richardson   Executive Vice President          October 12, 2000
--------------------------
     Charles P. Richardson  and Manager

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 12,
2000.


GREENPOINT CREDIT, LLC


By: /s/ Peter Paul
    ---------------------
    Peter Paul
    President and Manager

                             GREENPOINT ASSET LLC
                       SIGNATURES AND POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Charles P. Richardson, Michael F. Najewicz and Howard C. Bluver, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                              TITLE                       DATE
----------                              -----                       ----

/s/ Peter Paul               President (Principal Executive   October 12, 2000
--------------------------
     Peter Paul              Officer) and Director

/s/ Charles P. Richardson    Treasurer (Principal Financial   October 12, 2000
--------------------------
     Charles P. Richardson   and Accounting Officer),
                             Secretary and Director

/s/ Innis O'Rourke, Jr.      Director                         October 19, 2000
--------------------------
    Innis O'Rourke, Jr.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 12,
2000.


GREENPOINT ASSET LLC


By: /s/ Peter Paul
    ----------------------
    Peter Paul
    President and Director

                                                                   Exhibit Index
                                                                   -------------

  Exhibit                            Description of Exhibit
-----------    -----------------------------------------------------------------

    1.1        Form of Certificate Underwriting Agreement. (Incorporated by
               reference to exhibit 1.1 of registration statement no. 333-59731)
    1.2*       Form of Note Underwriting Agreement.
    2.1        Certificate of Merger of GreenPoint Credit Corp. into GreenPoint
               Credit, LLC. (Incorporated by reference to exhibit 2.1 of
               registration statement no. 333-80437)
    2.2        Agreement of Merger of GreenPoint Credit Corp. into GreenPoint
               Credit, LLC. (Incorporated by reference to exhibit 2.2 of
               registration statement no. 333-80437)
    3.1        Certificate of Formation of GreenPoint Asset LLC.
    3.2        Certificate of Formation of GreenPoint Credit, LLC. (Incorporated
               by reference to exhibit 3.5 of registration statement no. 333-
               80437)
    3.3        Limited Liability Company Agreement of GreenPoint Asset LLC.
    3.4        Limited Liability Company Agreement of GreenPoint Credit, LLC.
               (Incorporated by reference to exhibit 3.6 of registration
               statement no. 333-80437)
    4.1        Form of Pooling and Servicing Agreement. (Incorporated by
               reference to exhibit 4.1 of registration statement no. 333-59731)
    4.2*       Form of Indenture.
    4.3*       Form of Trust Agreement.
    4.4*       Form of Sale and Servicing Agreement.
    5.1*       Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality.
    8.1*       Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
   12.1        Not Applicable.
   15.1        Not Applicable.
   23.1*       Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 8.1 hereto).
   24.1        Powers of Attorney (included on the signature page hereto).
   25.1        Not Applicable.
   26.1        Not Applicable.
   27.1        Not Applicable.
   99.1        Not Applicable.

* Filed on September 19, 2000 with the initial filing of this Registration Statement.

Information contained in this prospectus supplement is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 Subject to Completion, Dated [_____], 200[_]
[Form of Certificate] Prospectus Supplement
To Prospectus Dated [  ]
                                   $[AMOUNT]
                                 (Approximate)

                        [GREENPOINT CREDIT, LLC LOGO],
                              Seller and Servicer

  Manufactured Housing Contract Trust Pass-Through Certificates, Series [ ],
                                    Issuer

Consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and at page [ ] in the accompanying prospectus.

A certificate will not represent an interest in or an obligation of GreenPoint Credit, LLC or any of its affiliates.

This prospectus supplement may be used to offer and sell a series of certificates only if accompanied by the prospectus.

The securities issuer is offering the following [] classes of certificates:


                                                Underwriting
           Principal  Pass-Through   Price to   Discounts and     Proceeds
Class      Balance    Rate           Public     Commissions       to Seller
----------------------------------------------------------------------------
[A-1       $[ ]       LIBOR+[]%                                           ]
[A-2       $[ ]       [ ]%                                                ]
[A-3       $[ ]       AUCTION                                             ]
[A-IO      $[ ]       [ ]%                                                ]
[M         $[ ]       [ ]%                                                ]
[B-1       $[ ]       [ ]%                                                ]

 .    [The pass-through rates on the Class A-1, A-3, M and B-1 certificates are capped at the weighted average of the net contract rates of the contracts.]

 .    [For risks associated with interest only securities, including loss of your entire investment, see "Risk Factors--Interest-Only Certificates" in this prospectus supplement.]

     [The required monthly payments of interest and scheduled principal are unconditionally guaranteed to the holders of all classes of offered certificates by [INSURER]. See "[INSURER]" and "Description of the Certificates-Certificate Guaranty Insurance Policy" in this prospectus supplement.]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

     You should rely only on the information contained in this document or to which we have referred you to in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     . the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and

     . this prospectus supplement, which describes the specific terms of your series of certificates.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                Table of Contents

                                                                        Page S-
Summary Information..................................................       3

Risk Factors.........................................................      10

The Contract Pool....................................................      16

The Seller...........................................................      23

GreenPoint Credit, LLC's Management's Discussion and Analysis of
 Delinquency, Repossession and Loan Loss Experience..................      24

Prepayment And Yield Considerations..................................      26

Weighted Average Life of the Offered Certificates....................      30

[Sensitivity Of The Class A-IO Certificates].........................      34

[Pre-Tax Yields on the Class A-IO Certificates]......................      35

Description Of The Certificates......................................      36

General..............................................................      36

Pass-Through Rates...................................................      37

Conveyance of Contracts..............................................      38

[Conveyance of [subsequent contracts and] [pre-funding account]......      42

Payments on the Contracts; Payment Account...........................      44

Distributions........................................................      46

[Reserve Account]....................................................      47

Subordination........................................................      48

Losses on liquidated contracts.......................................      48

Example of Distributions.............................................      49

Advances.............................................................      50

Reports to Certificateholders........................................      52

Optional Termination and Termination Auction.........................      53

Termination of the Pooling and Servicing Agreement...................      54

Collection and Other Servicing Procedures............................      55

Servicing Compensation; Certain Other Matters Regarding
 the servicer........................................................      55

The Trustee..........................................................      55

[Registration of the Offered Certificates............................      56

[Formation of the Grantor Trust and Grantor Trust Property]..........      61

[Assignment of class [A-2 fixed] certificates].......................      62

[Servicing]..........................................................      62

[Removal and Designation of Servicer]................................      63

[The Grantor Trustee]................................................      63

[Reporting Requirements].............................................      63

[Termination of the Trust]...........................................      64

Calculation of LIBOR.................................................      64

Federal Income Tax Consequences......................................      65

[Grantor Trust]......................................................      67

ERISA Considerations.................................................      69

General..............................................................      69

Senior Certificates..................................................      69

[The class [A-2 floating] certificates]..............................      72

Class M and Class B-1 Certificates...................................      73

Fiduciary Review.....................................................      73

Ratings..............................................................      74

Legal Investment.....................................................      75

Method Of Distribution...............................................      75

Use Of Proceeds......................................................      76

Legal Matters........................................................      76

Global Clearance, Settlement And Tax Documentation Procedures........     I-1

                              Summary Information

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the prospectus.

What The Offered Certificates Represent

The offered certificates represent ownership of a portion of a trust. The trust contains a contract pool, which consists of [two groups of] manufactured housing installment sales contracts, installment loan agreements and certain other assets, as described under "Description of the Certificates--General" in this prospectus supplement.

The offered certificates only represent interests in the assets of the trust. All payments to certificateholders will come only from the amounts received in connection with those assets.

Information About The Contract Pool

The contract pool consists of approximately [ ] contracts with an aggregate scheduled principal balance as of [ ] of approximately $[ ]. Each contract was either originated or purchased by GreenPoint Credit, LLC

[The contract pool consists of two contract groups. As of [ ]:

 .    contract group I consists of approximately [ ] fixed rate contracts with an aggregate scheduled principal balance of approximately $[ ]; and

 .    contract group II consists of approximately [ ] adjustable rate contracts with an aggregate scheduled principal balance of approximately $[ ].

The class I certificates represent an interest in the contracts in contract group I and the class II certificates represent an interest in the contracts in group II.]

[For a further description of the contracts, see "The Contract Pool", "--Group I contracts" and "--Group II contracts" in this prospectus supplement.]

The Offered Certificates

GreenPoint Credit, LLC will deposit the contracts into the trust. The trust has been created for the purpose of issuing the Manufactured Housing Contract Trust Pass-Through Certificates, series 2000-[ ]. The approximate initial principal balance, initial pass-through rate and last scheduled distribution date of each class of the offered certificates will be as follows:

                                            Last
             Initial       Initial Pass-    Scheduled
             Principal     Through          distribution
class        Balance       Rate             date
A-1........  $ [ ]         LIBOR+[]%
[A-2.......  $ [ ]         [ ]%                         ]

[A-3.......  $ [ ]         [ ]%                         ]
[A-IO......  $ [ ]         [ ]%                         ]
M..........  $ [ ]         [ ]%
B-1........  $ [ ]         [ ]%

_____________
 .    [The pass-through rate on the Class A-1, A-3, M and B-1 certificates are capped at the weighted average net contract rates of the contracts.]

 .    [For risks associated with interest only securities, including loss of your entire investment, see "Risk Factors--The Yield to Maturity of the Interest-only Certificates Will Be Limited by the Repurchase, Prepayment and Default Experience of the Underlying contracts" in this prospectus supplement.]

[The trust will also issue one or more subordinate certificates. The subordinate certificates will not be sold to the public. The subordinate certificates are not being offered by this prospectus supplement, are subordinated to the offered certificates and provide some limited credit support for the offered certificates.]

The trust will also issue one or more Class R certificates. The Class R certificates will not be sold to the public. The Class R certificates are not being offered by this prospectus supplement, are subordinated to the offered certificates and provide some limited credit support for the offered certificates.

Denominations

The offered certificates [,other than the Class A-3 Certificates,] are offered in minimum denominations of $1,000 each and multiples of $1 in excess thereof. [The Class A-3 Certificates are offered in minimum denominations of $25,000 each and integral multiples of $25,000 in excess thereof.]

[The Certificate Guaranty Insurance Policy and [insurer]]

[INSURER] will provide a certificate guaranty insurance policy to protect certificateholders against certain losses. In most instances, as described in more detail in this prospectus supplement, if funds in the [group I and group II] certificate account[s, as applicable,] are insufficient to distribute interest or scheduled principal to the certificateholders on any distribution date, [INSURER] will make a payment into the [respective] certificate account to cover the shortfall under a certificate guaranty insurance policy. See "[INSURER]" and "Description of the Certificates--Certificate Guaranty Insurance Policy" in this prospectus supplement.]

[Letter of Credit]

[[LETTER OF CREDIT PROVIDER] will provide a letter of credit to protect certificateholders against certain losses. As described in more detail in this prospectus supplement, if funds in the certificate account are insufficient to distribute interest or scheduled principal to the certificateholders on any distribution date, [LETTER OF CREDIT PROVIDER] may be required to make a payment into the certificate account to cover the shortfall pursuant to a draw on the letter of credit. See "The Letter of Credit Provider" and "Description of the Certificates--The Letter of Credit" in this prospectus supplement.]

[swap Agreement

Pursuant to a swap agreement, on each payment date, the swap counterparty will be entitled to receive from the grantor trust the distributions of interest on the outstanding certificate principal balance of the Class A-2 fixed rate certificates immediately prior to the related payment date, which are calculated at a fixed rate of [ ]% per annum. On each payment date, the swap counterparty will be obligated to pay to the grantor trust an amount equal to one months' interest at the Class A-2 floating pass-through rate on the outstanding certificate principal balance of the Class A-2 floating certificates immediately prior to the related payment date. The outstanding certificate principal balance of the Class A-2 floating certificates will always equal the outstanding certificate principal balance of the Class A-2 fixed certificates. The swap counterparty is [ ].]

[Reserve Account

The trustee shall establish a reserve account for the benefit of the holders of certificates. The reserve account will be funded as described under "Description of the Certificates--Reserve Account" in this prospectus supplement.]

[pre-funding account

GreenPoint Credit, LLC will deposit an amount in the pre-funding account to provide the trust with sufficient funds to purchase the subsequent contracts. In no event will:

 .    the pre-funding account extend beyond 90 days past the date of initial issuance of the certificates;

 .    amounts deposited into the pre-funding account be greater than 25% of the balance of the certificates on the date of initial issuance of the certificates; or

 .    amounts on deposit in the pre-funding account be held in anything other than cash or invested in anything other than eligible investments as defined under "Description of the Certificates--Payments on the Contracts; Payment Account" in this prospectus supplement.

See "Prepayment and Yield Considerations" and "Description of the
Certificates--Conveyance of subsequent contracts and pre-funding account" in this prospectus supplement.]

Distributions On The Certificates

General

Each month, the trustee, [TRUSTEE], will make distributions of interest and principal to the holders of the certificates.

 .    The first distribution date with respect to the offered certificates
     [,other than the Class A-3 Certificates,] will be [_____] 15, 200[_].

 .    Thereafter, distributions on the offered certificates [,other than the
     Class A-3 Certificates,] will be made on the 15th day of each month, or if the 15th day is not a business day, on the next business day.

 .    [The first distribution date with respect to the Class A-3 Certificates will be [_____] 19, 200[_].

 .    Thereafter, distributions on the Class A-3 Certificates will be made on the
     19th day of each month, or if the 19th day is not a business day, on the next business day.]

The obligors under the contracts will pay their interest and principal during each month to the servicer of the contracts.

Within two business days of receipt of payments from obligors, the servicer will forward these amounts to the trustee. On the distribution date occurring in the following month, the trustee will distribute the amount remitted by the servicer, less fees and expenses owed to the servicer, to the holders of the certificates, in the amount and priority set forth in this prospectus supplement. See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

Distributions of Interest

Certificates [,other than the Class A-1 and Class A-3 Certificates,]
--------------------------------------------------------------------

Interest Accrual. 1/12th of the related pass-through rate on the related principal balance immediately prior to the related distribution date.

Interest period. For any distribution date, the calendar month preceding that distribution date.

Class A-1 Certificates and Class A-3 Certificates
-------------------------------------------------

Interest Accrual. The product of:

 .    the actual number of days during the interest period divided by 360; and

 .    the applicable pass-through rate on the principal balance of the certificate immediately prior to the related distribution date.

Interest Period. For any distribution date, the period from the preceding distribution date, or for the first distribution date, from the closing date, through the day prior to the related distribution date.

See "Description of the Certificates--Interest Distributions" and "Risk Factors--Due to the Delay in Payment of Fifteen Days, the Effective Yield on Some classes of Certificates May Be Lower Than What Would Otherwise Be Produced by the Applicable Pass-Through Rate of the Offered Certificates" in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in "Description of the Certificates--Priority of Distributions" in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the contracts to cover interest owed on the certificates. If there are insufficient payments on the contracts[, and there is a default by [INSURER] under the certificate guaranty insurance policy,] the outstanding classes of certificates may not receive the full amount of accrued interest.

The classes of certificates that do not receive the full interest payment will be entitled to receive the shortfall in interest distributions in the following month in the same priority as their distribution of current interest. See "[INSURER]" and "Description of the Certificates"Certificate Guaranty Insurance Policy" and "Description of the Certificates"Priority of Distributions" in this prospectus supplement.

[LIBOR. The pass-through rate for the Class A-1 Certificates will be adjusted each month, based on changes in LIBOR for one-month U.S. dollar deposits, as described in "Description of the Certificates--Pass-Through Rates and Last Scheduled distribution dates" in this prospectus supplement.]

[Auction Rate. The pass-through rate for the Class A-3 Certificates will be adjusted each month, based on the auction procedures.]

Distributions of Principal

General. Certificateholders will receive payments of principal corresponding to payments of principal on the [related] contract[s] [group].

Certificates. On each distribution date, a certain portion of collections received on the contracts will be distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class M Certificates and Class B-1 Certificates in the order and amounts set forth in this prospectus supplement. See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

It is possible that there will be insufficient payments from the contracts to cover principal payable to you. If there is a shortfall in collections [for a contract group] [and there is a default by [INSURER] under the certificate guaranty insurance policy,] a holder of a certificate may not receive the full amount of principal distributions to which it is otherwise entitled. See "[INSURER]" and "Description of the Certificates--Certificate Guaranty Insurance Policy" and "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

Allocation Of Losses

A contract suffers a loss when the servicer determines that:

 .    it has received all amounts it expects to recover from that contract; and

 .    amount of recovery is less than the sum of the outstanding principal balance of the contract and the accrued and unpaid interest thereon.

[If there is a default by [INSURER] under the certificate guaranty insurance policy, losses on the contracts in a contract group will only be allocated to the certificates related to that contract group.]

In the event losses on the contracts would reduce the amount available for distribution [and there is no payment under the certificate guaranty insurance policy,] the certificates will receive only their respective percentage interest of the proceeds from the liquidation of the contract rather than the scheduled principal balance thereof. See "Risk Factors--Losses on the contracts May Reduce the Yield on the Offered Certificates" and "Description of the Certificates--Losses on liquidated contracts" in this prospectus supplement.

Advances

The servicer will advance its own funds to cover any shortfalls in payments of principal and interest due to the offered certificates in any month that:

 .    the servicer receives a payment on a contract that is less than the full scheduled payment;

 .    the servicer receives no payment on a contract; and

 .    the servicer determines that the advances will be recoverable from future payments or collections on that contract.

However, advances will not exceed the delinquent contract payments. See "Description of the Certificates--Advances" in this prospectus supplement.

Yield And Prepayment Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

 .    the price at which the certificates are purchased;

 .    the applicable pass-through rate; and

 .    the rate of principal prepayments on the related contracts.

A higher than anticipated rate of principal prepayments would reduce the aggregate principal balance of the contracts more quickly than expected, thereby reducing the aggregate interest payments that would otherwise be payable with respect to the contracts. A higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. A lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the contracts would occur later than anticipated. For a discussion of special yield and prepayment considerations applicable to the offered certificates, see "Risk Factors"The Yield on Your Certificates Could be Limited by a Higher Than Expected Rate of Prepayments on the contracts Underlying the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

[Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of DTC, Cedelbank and the Euroclear System. See "Description of the Certificates--Registration of the Certificates" in this prospectus supplement and Annex I to this prospectus supplement. ]

Tax Status

For federal income tax purposes, GreenPoint Credit, LLC will cause an election to be made to treat the trust as a "real estate mortgage investment conduit." Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, LLC, based on certain assumptions set forth in this prospectus supplement and in the prospectus, is of the opinion that the electing portion of the trust will qualify as a "real estate mortgage investment conduit" for federal income tax purposes and that for such purposes the offered certificates will constitute "regular interests" in the "real estate mortgage investment conduit" and will be treated as debt instruments of the trust for purposes of calculating a certificateholder"s federal income tax liability. Holders of the offered certificates that would otherwise report income under a cash method of accounting will be required to include in income interest on the certificates, including "original issue discount," if any, in accordance with the accrual method of accounting with the effect that an investor may be required to report income for federal income tax purposes despite not yet having received a cash distribution in respect of the income. Assuming in each case that a substantial amount of a class of certificates is sold at the price for the class of certificates stated on the cover of this prospectus supplement, and subject to the uncertainties concerning the determination of "original issue discount" for variable rate certificates discussed in "Federal Income Tax Consequences--REMIC Certificates--Taxation of regular certificates--Variable Rate Certificates" in the prospectus, the offered certificates will not be issued with "original issue discount."

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates [,other than the Class M and Class B-1 Certificates,] will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

[The Class M and Class B-1 Certificates will not be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than by persons investing general account assets of an insurance company. See "ERISA Considerations--Class M and Class B-1 Certificates" in this prospectus supplement.]

Ratings

The offered certificates are required to receive the ratings of "AAA" by Standard & Poor"s Ratings Services and "Aaa" by Moody"s Investors Service, Inc. The ratings do not address whether or not the Class A-1 Certificates or the Class A-3 Certificates will receive any related net funds cap carryover amount or the ability of the holder of the Class R certificates to purchase any contract that has been converted to a fixed rate of interest. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. See "Ratings" in this prospectus supplement.

Legal Investment

As of the date of their issuance, all of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

                                  Risk Factors

     You should carefully consider the following risk factors prior to any decision to invest in the offered certificates. The following discussion supplements, and does not replace or supersede, the discussion under "Risk Factors" in the prospectus.

The yield on the offered       General Risks Associated with Higher Than Expected Prepayments certificates could be
limited by a higher than       The offered certificates represent an interest in a trust
expected rate of               containing manufactured housing contracts. As the obligors
prepayments on the             make payments of interest and principal on the contracts,
contracts underlying the       certificateholders will receive payments. Because the
offered certificates.          obligors are free to make those payments faster than
                               scheduled, certificateholders may receive distributions of principal faster than expected. Therefore, the certificates may be paid in full earlier than the scheduled maturity of the certificates. Interest on the certificates will no
                               longer be paid to certificateholders on any principal
                               distributions paid to the holders of certificates. There is no guarantee that certificateholders will receive principal payments on the offered certificates at any specific rate or on specific dates.


                               Payment of principal on the contracts may be in the following forms:

                               .    Scheduled payments of principal; and

                               .    Principal prepayments which consist of:

                                    -- Prepayments in full of a contract;

                                    -- Repurchases by the seller of any contracts that
                                       violate any representations and warranties in the
                                       pooling and servicing agreement;

                                    -- Repurchases of variable rate contracts that have
                                       been converted to a fixed interest rate;

                                    -- Partial prepayments on any contract; and

                                    -- Liquidation principal, which is the principal
                                       recovered after foreclosing on or otherwise
                                       liquidating a defaulted contract.

                               For a complete discussion on the situations that might cause prepayments, see "Prepayment and Yield Considerations" in
                               the prospectus and in this prospectus supplement.

                               Offered Certificates Bought at Premiums and Discounts May
                               Receive a Lower Yield Than Expected Offered certificates
                               purchased at a discount may receive a lower yield than
                               expected if the rate of principal payments is slower than

                               expected. Offered certificates purchased at a premium may
                               receive a lower yield than you expected if the rate of
                               principal payments is faster than expected. See "Prepayment and Yield Considerations" in this prospectus supplement.

                               Prepayments May Limit Pass-Through Rates Due to the Weighted
                               Average Cap on Pass-Through Rates

                               The pass-through rates for the offered certificates will not exceed the weighted average of the net contract rates.
                               Disproportionate prepayments of contracts with net contract rates that are higher than the initial pass-through rates
                               for any class of offered certificates will increase the
                               possibility that the pass-through rate for that class of
                               offered certificates will be adjusted to an amount lower
                               than the initial pass-through rate for that class of offered certificates. There is no mechanism to compensate the
                               holders of the related classes of offered certificates for any reduction other than the payment, if any, of the net
                               funds cap carryover amount. See "Description of the
                               Certificates--Priority of Distributions" in this prospectus supplement.

Losses on the contracts        [[INSURER] has insured the payments of principal and
may reduce the yield on        interest on all classes of offered certificates. However, if
the offered certificates.      [INSURER] has defaulted under the certificate guaranty
                               insurance policy,] the yield to maturity on the offered
                               certificates may be reduced by losses on the contracts. See
                               "Prepayment and Yield Considerations," ["[INSURER]" and
                               "Description of the Certificates--Certificate Guaranty
                               Insurance Policy"] in this prospectus supplement.]

[Due to the delay in           Because the payment date on the certificates is the 15th day
payment on the offered         of each month, the yield to each holder of a certificate,
certificates for               will be lower than it would if the payment date was on the
[fifteen] days, the yield      first day of the month. The reason for this is interest on
on some classes of             the certificates will accrue from the first day of the month
certificates may be            to the last day of the month, but the accrued interest will
lower.                         not be paid until the distribution made on the 15th day, or, if the 15th day is not a business day, the next succeeding business day, of the following month. In addition,
                               distributions of principal on any distribution date will
                               have the effect of reducing the outstanding principal
                               balance as of the open of business on the first day in the month in which the related distribution occurs. Therefore, interest on the certificates will accrue on a lower
                               outstanding balance beginning on the first day of the
                               related collection period, but the certificateholders will not receive their distribution until the 15/th/ day of the related collection period. See "Prepayment and Yield
                               Considerations" in this prospectus supplement.]

[The class [ ]                 The group II contracts are variable rate contracts. The
certificates and class         group II contracts:
[ ] certificates may have a
lower yield if LIBOR is        .    provide for periodic adjustments to their interest
greater than the interest           rates;
rate accruing on
                               .    will not have their first interest adjustment date
                                    until after the date

the contracts.                      indicated by the index under which the group II
                                    contracts are adjusted;

                               .    bear interest at a fixed rate set at the origination of
                                    the group II contract until its first adjustment date;
                                    and

                               .    after the first adjustment dates, only adjust every 12
                                    months thereafter.

                               However, the class II A-1 certificates adjust monthly based on the LIBOR index. The LIBOR index:

                               .    is a different index than the index with which the
                                    group II contracts adjust; and

                               .    may be higher or move differently than the index under
                                    which the group II contracts are adjusted.

                               Because the pass-through rate on the class II A-1
                               certificates may be capped by the weighted average of the
                               interest rates on the group II contracts, the yield to the holders of the class II A-1 certificates may be lower than a yield based upon the LIBOR index. Similarly, the class II A-
                               3 certificates are subject to adjustment monthly pursuant to the auction procedures. Since the pass-through rate on the class II A-3 certificates may be capped by the weighted
                               average of the interest rates on the contracts, the yield to the class II A-3 certificates may be lower than a yield
                               based upon the auction procedures.]


[The class [ ]                 [The group I contracts accrue interest at a fixed rate. If
certificates may have a        interest rates, including LIBOR, increase, the rate of
lower yield if LIBOR is        interest on the group I contracts will not. As a result, the
greater than the interest      pass-through rate on the class I A-1 certificates will be
rate accruing on the           increasing, up to its cap, while greater than the interest
contracts.]                    rate contracts will not be increasing. Since the pass-
                               through rate on the class I A-1 certificates may be capped by the weighted average of the interest rates on the
                               contracts, the yield to the class I A-1 certificates may be lower than a yield based upon the LIBOR index.]

[There may not be              [Although holders of the class I A-1 certificates, class II
sufficient funds to pay        A-1 certificates and class II A-2 certificates will be
holders of offered             entitled to any related interest shortfalls resulting from
certificates amounts in        the weighted average caps on the contracts from and to the
respect of interest            limited extent of funds available therefor as provided in
shortfalls resulting from      this prospectus supplement, there can be no assurance that
the weighted average cap       funds will be available or sufficient for payment of any
on the contracts.]             interest shortfalls resulting from the weighted average cap on the contracts. In addition, the certificate guaranty
                               insurance policy does not cover, and the ratings of the
                               class I A-1 certificates, class II A-1 certificates and
                               class II A-2 certificates do not address, the likelihood of payment of any interest shortfalls resulting from the
                               weighted average cap on the contracts.]

[Some variable rate            [Although all of the group II contracts are
contracts can convert to       variable rate, the obligor on each of the group
fixed rates of interest        II contracts can convert a variable rate to a
which may reduce the           fixed rate as long as the obligor is current in
yield to holders of class      payment on the obligor"s contract. If an obligor
[ ] and class [ ]              converts a contract from a variable rate to a
certificates.]                 fixed rate, the holder of the Class R
                               certificates is obligated to purchase the contract. The fixed rate may be lower than the LIBOR index or the pass-through rate produced by an auction. Since the pass-through rates on the class II A-1 certificates and class II A-2 certificates may be capped by the weighted average of the interest rates on the group II contracts, any conversion to a fixed rate of a group II contract that has not been purchased by the holder of the Class R certificates may make it more likely that the pass-through rates on the class II A-1 certificates and class II A-2 certificates will be lower than the LIBOR index or the rate produced by the auction procedures.]

[Upon the occurrence of        [So long as [INSURER] is not in default in
events of default of the       payment under the certificate guaranty insurance
servicer under the             policy, upon the occurrence of an event of
pooling and servicing          default of the servicer under the pooling and
agreement, [INSURER] will      servicing agreement, neither the trustee nor the
have the sole right to         certificateholders may exercise any remedies
exercise any remedies.]        provided for in the pooling and servicing
                               agreement. [INSURER] will generally have the right to control all remedies provided for in the pooling and servicing agreement. See "[INSURER]" and "Description of the Certificates"Certificate
                               Guaranty Insurance Policy" in this prospectus supplement.]

Certificateholders must        The trust will not have, nor is it permitted
rely on the limited assets     or expected to have, any significant assets
of the trust only for          limited assets of the trust only for or
payment on the offered         sources of funds other than the contracts
certificates and will have     and related assets, [two] certificate
no recourse against the        payment on the offered certificates accounts
seller or the servicer if      [and the certificate guaranty insurance
offered certificates incur     policy]. Certificateholders must rely and
shortfalls and/or losses.      will have no recourse against upon payments
                               on the contracts [and payments of claims made under the certificate guaranty the seller or the servicer if the insurance policy] for payments on their certificates.
                               [Although the certificate guaranty offered certificates incur insurance policy will be available for the offered certificates to cover shortfalls in shortfalls and/or losses. distributions of interest and scheduled principal due thereon, if [INSURER] defaults in its obligations under the certificate guaranty insurance policy, the trustee will depend solely on current distributions on the contracts to make payments on the offered certificates. See
                               "[INSURER]" and "Description of the
                               Certificates"Certificate Guaranty Insurance
                               Policy" in this prospectus supplement.]

                               The offered certificates will not represent interests in or obligations of the seller or the servicer. None of the offered certificates nor the underlying contracts or any collections thereon will be insured or guaranteed against losses by any governmental agency or instrumentality, the underwriters or any of their affiliates, GreenPoint Credit, LLC or any of its affiliates. [Except for the certificate guaranty insurance policy], collections on the contracts will constitute the only source of funds for payment on the offered certificates. Any shortfalls in the collections on contracts will be borne by the holders of the offered certificates [,except to the extent of the certificate guaranty insurance policy].

[Random lot procedures        [Distributions of principal on the [AUCTION]
make timing and amount        certificates will be made in round lots of and
of distributions on the       amount of distributions on the $25,000 and
[AUCTION] certificates        integral multiples thereof. Further, distributions
uncertain.]                   will be allocated to specific [AUCTION]
                              certificates in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of its participating organizations and indirect participating organizations, which may or may not be by random lot. Investors may ask participating organizations and indirect participating organizations which allocation procedures they use. On any distribution date on which principal is to be distributed to the [AUCTION] certificates, one or more holders of [AUCTION] certificates may receive no distributions of principal while other holders of [AUCTION] certificates receive distributions. ]

[The class [B]                [The class [B] certificates will not constitute
certificates will have        "mortgage related securities" for purposes of
limited liquidity since       SMMEA. Accordingly, many institutions with legal
they are not considered       authority to invest in SMMEA securities will not
mortgage related              be able to invest in the class [B] certificates.
securities.]                  This will reduce the amount of potential
                              purchasers of the class [B] certificates, thus limiting the liquidity of the investment of the holders of any class [B] certificates.]

[Shortfalls and/or losses     [The rights of the holders of the class [M]
on the offered certificates   certificates to receive distributions of available
will be borne first by the    amounts in the trust will be subordinate, to the
class [M] and class [B]       extent described in this prospectus supplement, to
certificates since they are   the rights of the holders of the senior
subordinated in rights to     certificates. certificates since they are
receive payments.]            Consequently, if shortfalls and/or losses arise
                              with respect to the certificates, they will be borne by the holders of the class [M] certificates before they are borne by the payments.] holders of senior certificates. The rights of the holders of class [B] certificates to receive distributions of available amounts in the trust will be subordinate, to the extent described in this prospectus supplement, to the rights of holders of the class [M] certificates. Consequently, if shortfalls and/or losses arise with respect to the certificates, they will be borne by the holders of the Class B certificates before they are borne by the holders of Class M Certificates or the holders of the senior certificates. See "Description of the Certificates"Priority of Distributions" in this prospectus supplement.]

[The yield to maturity of     [Because amounts distributable to the holders of
the interest-only             interest-only certificates consist entirely only
certificates will be          of interest, the yield to maturity of the
limited by the repurchase,    interest-only extremely sensitive to the
prepayment and default        repurchase, prepayment and default experience of
experience of the             the contracts. Prospective investors should fully
underlying contracts.]        consider the associated risks, including the risk
                              that investors may not fully recover their initial investment. In addition, investors in the interest-only certificates should be aware that the [servicer/other party] may exercise a right to repurchase all remaining contracts and other property in the trust or direct the trustee to conduct a termination auction for the sale of all contracts then outstanding in the trust. The right to repurchase or direct a termination auction will arise after the first date that payments of principal and/or interest are made when the aggregate principal balance of the underlying contracts is less than 10% of the original scheduled principal balance. See "Prepayment and Yield Considerations" in this prospectus supplement.]

                               The Contract Pool

     Each contract was purchased or originated by GreenPoint Credit on an individual basis in the ordinary course of its business. A description of the general practices of GreenPoint Credit with respect to the origination or purchase of manufactured housing contracts similar to the contracts contained in the contract pool is set forth in the prospectus under "The Seller and Servicer -- Loan Originations" and "The Seller and Servicer -- Underwriting Policies."

     On the date of initial issuance of the offered certificates, the seller will convey to the trust the contracts owned by it immediately prior to the conveyance. GreenPoint Credit, as servicer, will obtain and maintain possession of all contract documents.

     [The pooling and servicing agreement provides that the additional contracts will be purchased by the trust on the closing date and that the subsequent contracts will be purchased by the trust no later than [ ]. Although the additional contracts and subsequent contracts sold to the trust will have characteristics that differ somewhat from the initial contracts described in this prospectus supplement, GreenPoint Credit does not expect that the characteristics of the additional contracts and subsequent contracts will vary materially from the initial contracts since the additional contracts and subsequent contracts will conform to the representations and warranties set forth in the applicable pooling and servicing agreement as they relate to additional contracts and subsequent contracts. See "Description of the Certificates -- Conveyance of subsequent contracts and pre-funding account" in this prospectus supplement.]

     No manufactured housing installment sales contract or installment loan agreement will be in excess of 100% of the value of the manufactured home. See "The Contract Pool" in the prospectus.

     The contracts are all [fixed rate, actuarial contracts]. [Some of the contracts in the contract pool are secured by a lien on real estate.] [None of the contracts:

     .    were purchased in bulk from an unrelated third party;

     . are insured in whole or in part or guaranteed in whole or in part, as applicable, by the Veterans Administration, the Federal Housing Administration or by any other governmental entity or instrumentality;

     .    are amortized using the "simple interest" amortization method; or

     . have a variable contract rate or a contract rate which steps up on particular dates.]

     Management of GreenPoint Credit estimates that in excess of [ ]% of the manufactured homes are used as primary residences by the obligors under the contracts secured by those manufactured homes.

     As of the Cut-off Date, the contract rates on the contracts ranged from[ ]% to [ ]%. The weighted average contract rate of the contracts as of the Cut-off Date was approximately [ ]%. As of the Cut-off Date, the contracts had remaining scheduled maturities of at least [ ] months but not more than [ ]months, and original scheduled maturities of at least [ ] months but not more than [ ] months. As of the Cut-off Date, the contracts had a weighted average remaining term to maturity of approximately [ ] months, and a weighted average original term to scheduled maturity of approximately [ ] months. The average outstanding principal balance of the contracts as of the Cut-off Date was approximately $[ ] and the outstanding principal balances of the contracts as of the Cut-off Date ranged from approximately $[ ] to $[ ]. The weighted average loan-to-value ratio for the contracts at origination was approximately [ ]% and the loan-to-value ratio of the contracts at origination ranged from [ ]% to [ ]%. The underwriting practices of GreenPoint Credit regarding loan-to-value ratios of contracts it originates or purchases are set forth in the prospectus under "The Seller and Servicer -- Loan Originations" and "The Seller and Servicer -- Underwriting Policies." Manufactured homes, unlike site-built homes, generally depreciate in value, and GreenPoint Credit believes that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. In addition, the percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon liquidation.

     The contracts are secured by manufactured homes located in [ ] states and the District of Columbia; approximately [ ]% of the contracts by outstanding principal balance as of the Cut-off Date were secured by manufactured homes located in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [
]and [ ]% in [ ]. No other state represented more than 5%, by outstanding principal balance as of the Cut-off Date, of the contracts.

     Approximately [ ]% of the contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were new at the time the related contracts were originated, and approximately [ ]% of the contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were used at the time the related contracts were originated.

     Approximately [ ]%, by principal balance, of the contracts are Land Home contracts or Land-in-Lieu contracts. The Land Home contracts or Land-in-Lieu contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Contracts -- Land Home or Land-in-Lieu contracts" in the prospectus.

     The charge-off policy with respect to any particular manufactured housing installment sales contract or installment loan agreement is determined by GreenPoint Credit on a case by case basis.

     Set forth below are tables containing certain additional characteristics of the contracts. Entries in the tables may not add to 100% due to rounding.

       Geographical Distribution of Manufactured Homes as of Origination

                                            Aggregate
                                            Principal
                            Number of        Balance      % of contract pool By
                            contracts      Outstanding    Outstanding Principal
                              As of           As of           Balance As of
        State             Cut-off Date    Cut-off Date        Cut-off Date
-----------------------  --------------  --------------  ----------------------

Alabama................
Arizona................
Arkansas...............
California.............
Colorado...............
Connecticut............
Delaware...............
District of Columbia...
Florida................
Georgia................
Idaho..................
Illinois...............
Indiana................
Iowa...................
Kansas.................
Kentucky...............
Louisiana..............
Maine..................
Maryland...............
Massachusetts..........
Michigan...............
Minnesota..............
Mississippi............
Missouri...............
Montana................
Nebraska...............
Nevada.................
New Hampshire..........
New Jersey.............
New Mexico.............
New York...............
North Carolina.........
North Dakota...........
Ohio...................
Oklahoma...............
Oregon.................
Pennsylvania...........
South Carolina.........
South Dakota...........
Tennessee..............
Texas..................
Utah...................
Vermont................
Virginia...............
Washington.............
West Virginia..........
Wisconsin..............
Wyoming................
   Total...............

                       Years of Origination of contracts

                                            Aggregate      % of contract pool By
                          Number of     Principal Balance  Outstanding Principal
                        contracts As    Outstanding As of  Balance As of Cut-off
Year of Origination    of Cut-off Date     Cut-off Date           Date
--------------------  ----------------- ----------------- ----------------------

2000..............
  Total...........


           Distribution of Original Principal Balances of contracts

                                                                                                % of contract pool By
                                                                 Aggregate Principal            Outstanding Principal
                                   Number of contracts           Balance Outstanding            Balance As of Cut-off
  Original contract Amount         As of Cut-off Date            As of Cut-off Date                      Date
------------------------------  -------------------------   ----------------------------   ----------------------------
$0      -  5,000.........
$5,001  -  7,500.........
$7,501  - 10,000.........
$10,001 - 12,500.........
$12,501 - 15,000.........
$15,001 - 17,500.........
$17,501 - 20,000.........
$20,001 - 22,500.........
$22,501 - 25,000.........
$25,001 - 27,500.........
$27,501 - 30,000.........
$30,001 - 32,500.........
$32,501 - 35,000.........
$35,001 - 40,000.........
$40,001 - 45,000.........
$45,001 - 50,000.........
$50,001 - 55,000.........
$55,001 - 60,000.........
$60,001 - 65,000.........
$65,001 - 70,000.........
$70,001 - 75,000.........
$75,001 - 80,000.........
   Total.................

 .    The greatest original contract principal balance is $[ ], which represents
     [ ]% of the outstanding principal balance of the contracts as of the Cut-off Date.

                  Distribution of Original Loan-to-Value Ratios

                                                                                              % of contract pool By
                                                                    Aggregate Principal       Outstanding Principal
                                        Number of contracts As     Balance Outstanding As     Balance As of Cut-off
         Loan-to-Value Ratio                of Cut-off Date           of Cut-off Date                 Date
         -------------------                ---------------           ---------------                 ----
Less than or equal to 50%.......
51-60%..........................
61-70%..........................
71-80%..........................
81-85%..........................
86-90%..........................
91-95%..........................
   Total........................

                         Distribution of contract rates

                                                                                              % of contract pool By
                                                                    Aggregate Principal       Outstanding Principal
                                       Number of contracts As     Balance Outstanding As      Balance As of Cut-off
Ranges of contracts by contract rate       of Cut-off Date            of Cut-off Date                 Date
------------------------------------       ---------------            ---------------                 ----
10.25-10.49%...................
10.50-10.74%...................
10.75-10.99%...................
11.00-11.24%...................
11.25-11.49%...................
11.50-11.74%...................
11.75-11.99%...................
12.00-12.24%...................
12.25-12.49%...................
   Total.......................

                         Remaining Months to Maturity

                                                                                  Aggregate       % of contract pool
                                                                              Principal Balance     By Outstanding

                                                       Number of contracts    Outstanding As of    Principal Balance
         Months Remaining as of Cut-off Date            As of Cut-off Date      Cut-off Date      As of Cut-off Date
         -----------------------------------            ------------------      ------------      ------------------
Greater than 15 and less than or equal to 30.....
Greater than 31 and less than or equal to 60.....
Greater than 61 and less than or equal to 90.....
Greater than 91 and less than or equal to 120....
Greater than 121 and less than or equal to 150...
Greater than 151 and less than or equal to 180...
Greater than 181 and less than or equal to 210...
Greater than 211 and less than or equal to 240...
Greater than 241 and less than or equal to 300...
Greater than 301 and less than or equal to 360...
   Total.........................................

                            The Seller and Servicer

          The following information supplements the information in the prospectus under the heading "The Seller and Servicer and Servicer."

          The volume of manufactured housing contracts originated by GreenPoint Credit, or purchased from dealers on an individual basis by GreenPoint Credit, for the periods indicated below and certain other information at the end of the related periods are as follows:

           Contracts Originated or Purchased on an Individual Basis
                            (Dollars in Thousands)

                                                                                 [ ] ended
                                                                                [ ], 200[ ]
                                                                                -----------
Principal Balance of Contracts Purchased...............................        $    [ .]
Number of Contracts Purchased..........................................             [ .]
Average Contract Size..................................................        $    [ .]
Weighted Average Contract Rate.........................................             [ .]%
Number of Regional Offices.............................................             [ .]

          [The above table includes only contracts originated by GreenPoint Credit or purchased from dealers and does not include any portfolios acquired in bulk from third parties. Regional offices include offices in the United States originating or purchasing manufactured housing contracts as of the end of the time period.]

          The following table shows the size of the portfolio of manufactured housing contracts serviced (including contracts already in repossession) by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                          Size of Serviced Portfolio
                            (Dollars in Thousands)

                                                                                  [ ] ended
                                                                                 [ ], 200[ ]
                                                                                 -----------
Unpaid Principal Balance of Contracts Being Serviced...................          $   _____
Average Contract Unpaid Principal Balance..............................          $   _____
Number of Contracts Being Serviced                                                   _____

          [Under certain limited circumstances, as set forth in the pooling and servicing agreement, the servicer may make a one-time modification to the contract rate with respect to any contract by an amount equal to the lesser of
(i) 5% of contract rate of the related contract and (ii) 0.50%.]

GreenPoint Credit Management"s Discussion and Analysis of Delinquency, Repossession and Loan Loss Experience

          [Management of GreenPoint Credit has not observed any material economic development in the general business environment of the county or in local areas where GreenPoint Credit originates its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies, repossessions and loan losses during this period. However, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.]

                      Prepayment And Yield Considerations

          The general prepayment and yield considerations discussed in the prospectus under "Prepayment and Yield Considerations" should be read carefully in connection with a decision to invest in any of the offered certificates. The following discussion supplements, and does not replace or supersede the discussion under "Prepayment and Yield Considerations" in the prospectus, unless the context expressly so provides.

          The contracts had maturities at origination ranging from [ ] months to [ ] months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life and the maturity of the offered certificates. GreenPoint Credit does not maintain statistics with respect to the rate of prepayment of manufactured housing contracts in its servicing portfolio [, except for contracts in certain pools of securitized manufactured housing contracts that its is servicing for others for which at least [ ] months of prepayment information is available, as described in this prospectus supplement]. Any pool of contracts, including the contract pool, might include contracts with contract rates that are generally higher or lower, in absolute terms or in comparison to prevailing rates, than the contract rates of the contracts from which are derived certain historical statistical data set in this prospectus supplement. As a result, the prepayment experience of the contracts contained in any contract pool, including the contract pool, might be faster or slower than the prepayment experience of the contracts reflected in the historical data. In addition, although management of GreenPoint Credit is aware of limited publicly available information relating to historical rates of prepayment on manufactured housing contracts, management of GreenPoint Credit believes that the limited publicly available information is not necessarily indicative of the rate of prepayment that may be expected to be exhibited by the contracts. Nevertheless, management of GreenPoint Credit anticipates that a number of contracts will be prepaid in full in each year during which the offered certificates are outstanding. See "Prepayment and Yield Considerations - Prepayment Considerations, "Description of the Securities - Optional and Mandatory Repurchase of Securities; Optional Termination and Termination Auction" and "Certain Legal Aspects of the Contracts - The Contracts (other than the Land Home Contracts and Land-in-Lieu Contracts) - Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in the prospectus [and "Description of the Certificates - Optional Termination and Termination Auction" in this prospectus supplement] for a discussion of certain factors that may influence prepayments, including homeowner mobility, general and regional economic conditions, prevailing interest rates, provisions in the contracts prohibiting the owner from selling the manufactured home without the prior consent of the holder of the related contract, the early termination of the trust pursuant to a successful Termination Auction and the option of the servicer, whether or not GreenPoint Credit remains the servicer, to purchase the contracts and any other property constituting the trust or to direct the trustee to solicit bids for an auction at which to sell the contracts and any other property constituting the trust. In addition, repurchases of contracts on account of certain breaches of representations and warranties as described below under "Description of the Certificates - Conveyance of Contracts" will have the effect of prepaying the contracts and therefore will affect the average life of the certificates.

          [The Class A-1 Certificates will be prepaid in part on the first distribution date after the pre-funding period, in no event later than [ ], in the event that any pre-funded amount remains in the pre-funding account on the related distribution date. Any amounts remaining which have not been used to purchase subsequent contracts will be paid to the Class A-1 Certificateholders. GreenPoint Credit believes that substantially all of the pre-funded amount will be used to acquire the subsequent contracts. It is unlikely, however, that the aggregate principal amount of subsequent contracts purchased by the trust will be identical to the pre-funded amount, and that consequently, Class A-1 Certificateholders will receive some prepayment of principal.]

          The allocation of distributions to the certificateholders in accordance with the pooling and servicing agreement will have the effect of accelerating the amortization of certain of the classes of the series 200[ ]-[ ] regular certificates. The allocations will also have the effect of delaying the amortization of certain other classes of the series 200[ ]-[ ] regular certificates from the amortization that otherwise would be applicable if distributions in respect of the Total Regular Principal Amount were made pro rata according to the outstanding principal balances of the series 200[ ]-[ ] regular certificates. If a purchaser of a class of offered certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of distributions of principal on the related class of offered certificates that is faster than the rate actually realized, the purchaser"s actual yield to maturity will be lower than the yield so calculated by the purchaser. See "Description of the Certificates - Distributions" in this prospectus supplement and "Prepayment and Yield Considerations" in the prospectus.

          The Class A-IO Certificates, which pay interest only, are extremely sensitive to the repurchase, prepayment and default experience of the contracts. If principal distributions on the contracts occur at a rate faster than anticipated at the time of purchase, the purchaser"s actual yield to maturity could be significantly lower than that assumed at the time of purchase. A Class A-IO Certificateholder could, under some prepayment scenarios, fail to recoup the original investment. See "- Sensitivity of the Class A-IO Certificates."

          There can be no assurance that as to what the delinquency or repossession experience of GreenPoint Credit on a going forward basis will be. See "Prepayment and Yield Considerations" in the prospectus for a discussion of the effect delinquencies and repossessions on the contracts would have on the average life of the certificates.

          The expected final scheduled payment date on the contract with the latest maturity is in [ ].

          The last scheduled distribution dates for the series 200[ ]-[ ] regular certificates are set forth on the cover of this prospectus supplement. However, the actual last distribution date for each class of offered certificates could occur significantly earlier than the scheduled distribution dates. In particular, when the Pool Scheduled Principal Balance falls below 10% of the Cut-off Date Pool Principal Balance and certain other conditions are met, the trust could be terminated pursuant to the [servicer/other party]"s exercise of an option call or pursuant to a successful Termination Auction. See "Description of the Certificates - Optional Termination and Termination Auction" in this prospectus supplement. Either of these events, if they occur, would result in the early retirement of the then outstanding certificates.

          As described in this prospectus supplement under "Description of the Certificates - Subordination" and "Description of the Certificates - Losses on liquidated contracts," to the extent that, on any distribution date, the Available Distribution Amount is not sufficient to permit a full distribution of the Total Regular Principal Amount to the holders of any class of offered certificates, other than the Class A-IO Certificates, the effect will be to cause the offered certificates, other than the Class A-IO Certificates, to be amortized more slowly than they otherwise would have been amortized, and losses on liquidated contracts and delinquencies on the contracts, if not covered by monthly advances, will be borne by the holders of the class of offered certificates for which there is a shortfall in the manner described thereunder and as described below.

          In the event there is a sufficiently large number of delinquencies on the contracts in any Collection Period that were not covered by monthly advances as described in this prospectus supplement, the amounts distributed to the holders of the offered certificates could be less than the amount of principal and/or interest that otherwise would be payable on the certificates on the related distribution date. Even if delinquent payments on the contracts were eventually recovered upon liquidation, if the amounts received do not include interest on delinquent interest payments, the effective yield on the contracts would be reduced. Further, under certain circumstances it is possible that sufficient Available Distribution Amounts might not be available to provide, in the case of the offered certificates other than the Class A-IO Certificates, for aggregate distributions equal to the sum of their initial outstanding certificate balances plus accrued interest thereon, and in the case of the Class A-IO Certificates, for aggregate distributions equal to the accrued interest thereon, thereby reducing the effective yield on the certificates.

          obligors are not required to pay interest on the contracts after the date of full prepayment of principal or the date of a partial prepayment of principal, to the extent of the applicable partial prepayment. As a result, partial or full prepayments in advance of the related due dates for the related contracts in any Collection Period will reduce the amount of interest received from the related obligors during such Collection Period to less than one month"s interest. However, when a partial prepayment is made on a contract or a contract is prepaid in full during any Collection Period, but after the due date for such contract in the related Collection Period, the effect will be to increase the amount of interest received from the related obligor during such Collection Period to more than one month"s interest. If a sufficient amount of partial prepayments are made or a sufficient number of contracts are prepaid in full in a given Collection Period in advance of their respective due dates, interest received on all of the contracts during that Collection Period, after netting out the Monthly Servicing Fee [if GreenPoint Credit is not acting as servicer], and other expenses of the trust, may be less than the interest payable on the Senior and/or subordinate certificates on the related distribution date. As a result, the Available Distribution Amount for the related distribution date may not be sufficient to distribute the interest on the offered certificates in the full amount set forth in this prospectus supplement under "Description of the Certificates - Distributions" and to make a full distribution of the Total Regular Principal Amount to the Senior, other than the Class A-IO, and/or subordinate certificateholders. Although no assurance can be given in this matter, GreenPoint Credit does not anticipate that the net shortfall of interest caused by partial prepayments or prepayments in full in any Collection Period would be great enough, in the absence of delinquencies or liquidation losses, to reduce the Available Distribution Amount for a distribution date below the amount that would have been required to be distributed to the holders of the offered certificates on that distribution date in the absence of any prepayment interest shortfalls.

          Because the contracts are [actuarial] contracts, the outstanding principal balances thereof will reduce, for purposes of accrual of interest thereon, by a precomputed amortization amount on each due date whether or not the scheduled payment for the related due date is received in advance of or subsequent to the related due date, except as described above with respect to prepayments. See "The Contract Pools" in the prospectus. Thus, the effect of delinquent scheduled payments, even if they are ultimately paid by the obligor, will be to reduce the yields on the related contracts below their respective contract rates (because interest will not have accrued on the principal portion of any scheduled payment while it is delinquent). If the servicer does not make an advance with respect to the delinquent contracts as described in this prospectus supplement, the result will be to reduce the effective yield to the trust derived from the delinquent contracts to a yield below their contract rates. Under certain circumstances, the yield reductions described in the previous sentence could cause the aggregate yield to the trust derived from the contract pool to be insufficient to support the distribution of interest on the offered certificates, after netting out other expenses of the trust.

          [The table relates to [ ] sold pools for which prepayment information is available covering a period of at least [ ] months and which had an aggregate principal balance as of the first day of the month of sale of at least $[ ]. In evaluating whether the data contained in the table contains useful information with respect to the expected prepayment behavior of any particular contract pool, prospective certificateholders should consider that GreenPoint Credit has not performed statistical analysis to determine whether the contracts to which the table relates constitutes a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, no assurance can be given that the contracts in the contract pool will have characteristics similar to the contracts in any sold pool to which the following table relates. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Offered Certificates" in this prospectus supplement, which may influence the amount of prepayments of manufactured housing contracts, no assurance can be given that the prepayment experience for the contract pool with an average age as of the Cut-off Date similar to the average ages (as of the first day of the month of sale) of the pools to which the table relates will exhibit prepayment behavior similar to the behavior summarized in the table for the periods covered by the table.

          In addition to the foregoing, prospective certificateholders should consider that the table set forth below is limited in the periods which are covered thereby and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond the periods covered thereby.

          The table below sets forth with respect to certain pools of contracts:

          . the initial aggregate principal balance of the contracts in the pool (calculated as of the first day of the month of the sale);

          . the WAC of the contracts in the pool as of the first day of the month of the sale of the pool;

          . the WAM of the contracts in the pool as of the first day of the month of the sale of the pool;

          . the estimated average age of the pool as of the first day of the month of the sale of the pool;

          .    the aggregate principal balance of the pool as of [ ],

          .    the WAC of the contracts in the pool as of [ ]; and

          . the percentage of the prepayment model (as described in "-- Weighted Average Life of the Offered Certificates" below) for the life of each pool through [ ].

          The prepayment performance of the contract pools described in the following table is not indicative of the prepayment performance of the contracts in the trust, and no assurance can be given that the prepayment performance of the contracts in the trust will correspond with the prepayment performance of any of the pools described below.

   Month         Aggregate                                  Estimated                                     % of the
    and          Original                                    Average        Aggregate     WAC as         prepayment
  Year of        Principal     Original    Original WAM    Age at Sale      Principal     of [ ],       model as of
   Sale           Balance         WAC        (months)        (months)        Balance      2000[]         [ ], 200[]
----------     ------------  -----------  --------------  ------------     ----------   ---------      -------------

Weighted Average Life of the Offered Certificates

          The following information is given solely to illustrate the effect of prepayments of the contracts on the weighted average life of the offered certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the related security is repaid to the investor. The weighted average life of an offered certificate, other than the Class A-IO Certificates, is determined by:

          (1) multiplying the amount of each cash distribution in reduction of the certificate balance of the certificate by the number of years from the date of issuance of the certificate to the stated distribution date,

          (2)  adding the results, and

          (3) dividing the sum by the Initial certificate balance of the certificate.

          The weighted average life of the offered certificates, other than the Class A-IO Certificates, will be affected by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments, for this purpose, the term "prepayment" includes repayments, other than from scheduled amortization, and liquidations due to default or other dispositions of contracts. Prepayments on contracts may be measured by a prepayment standard or model. 100% of the prepayment model assumes prepayment rates of [ ]% per annum of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional [ ]% per annum in each month thereafter ,for example, [ ]% per annum in the third month, until the [ ]th month. Beginning in the [ ]th month and in each month thereafter during the life of the contracts, 100% of the prepayment model assumes a constant prepayment rate of [ ]% per annum.

          As used in the following table, "0% of the prepayment model" assumes no prepayments on the contracts; "100% of the prepayment model" assumes the contracts will prepay at rates equal to 100% of the prepayment model assumed prepayment rates; "150% of the prepayment model" assumes the contracts will prepay at rates equal to 150% of the prepayment model assumed prepayment rates; "170% of the prepayment model" assumes the contracts will prepay at rates equal to 170% of the prepayment model assumed prepayment rates; "200% of the prepayment model" assumes the contracts will prepay at rates equal to 200% of the prepayment model assumed prepayment rates; "250% of the prepayment model" assumes the contracts will prepay at rates equal to 250% of the prepayment model assumed prepayment rates; and "300% of the prepayment model" assumes the contracts will prepay at rates equal to 300% of the prepayment model assumed prepayment rates.

          There is no assurance, however, that prepayments of the contracts will conform to any level of the prepayment model, and no representation is made that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors" net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by the related mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the related mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, smaller than mortgage loan balances and the original term to maturity of each related contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

          The percentages and weighted average lives in the following tables were determined using the following assumptions (the "structuring assumptions"):

          (1) scheduled interest and principal payments on the contracts are received in a timely manner and prepayments are made at the indicated percentages of the prepayment model set forth in the tables;

          (2) the servicer does not exercise its right of optional termination described above but the trust is terminated pursuant to a Termination Auction as described in "Description of the Certificates -- Optional Termination and Termination Auction" in this prospectus supplement;

          (3) the contracts, as of the Cut-off Date, will be grouped into [four] groups having the additional characteristics set forth in the table entitled "Assumed Contract Characteristics" below;

          (4) the Class A-1 Certificates initially represent [ ]% of the entire ownership interest in the trust and have a Class A Pass-Through Rate of [ ]% per annum, the Class A-IO Certificates have a Pass-Through Rate of [ ]% per annum, the Class M Certificates initially represent [ ]% of the entire ownership interest in the trust and have a Class M Pass-Through Rate of [ ]% per annum and the Class B certificates initially represent [ ]% of the entire ownership interest in the trust and have a Class B Pass-Through Rate of [ ]% per annum;

          (5) no interest shortfalls will arise in connection with prepayment in full of the contracts;

          (6) there will be no repurchases of any contracts due to a breach in a representation or warranty with respect thereto; and

          (7)  a servicing fee of [ ]% per annum will be paid to the servicer.

          The tables assume that there are no losses or delinquencies on the contracts. No representation is made that losses or delinquencies on the contracts will be experienced at the rate assumed in the preceding sentence or at any other rate.

                       Assumed Contract Characteristics


                                                                                         Remaining
                                         Current                      Original Term       Term to
                                         Principal                     to Maturity       Maturity
                 Pool                    Balance     contract rate      (Months)         (Months)
-----------------------------------    -----------   -------------    --------------    -----------
1..................................
2..................................
3..................................
4..................................
Total or weighted average..........

          Since the tables were prepared on the basis of the structuring assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual contracts and the characteristics of the contracts assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Initial certificate balance of each class of offered certificates outstanding and weighted average lives of the certificates set forth in the tables. In addition, since the actual contracts and the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.

          It is not likely that contracts will prepay at any constant percentage of the prepayment model to maturity or that all contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the contracts, which include recently originated contracts, could produce slower distributions of principal than indicated in the tables at the various percentages of the prepayment model specified even if the weighted average remaining term to maturity of the contracts is [ ] months.

          Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

          Based on the structuring assumptions, the following tables indicate the resulting weighted average lives of the offered certificates and sets forth the percentage of the Initial Class A certificate balance, the initial Class M certificate balance and the initial Class B certificate balance that would be outstanding after each of the dates shown at the indicated percentages of the prepayment model.

           Percent of the Initial Class A certificate balance at the Respective Percentages of the prepayment model


                                                                    Prepayments (% of prepayment model)
                                                                    -----------------------------------
Date                                                  0%        100%     150%     170%     200%      250%     300%
----                                                  --        ----     ----     ----     ----      ----     ----
Initial Percentage................................    100       100      100      100      100       100      100
                                                      ---       ---      ---      ---      ---       ---      ---
[ ], 19[ ] (first distribution date)..............
[ ], 19[ ] (anniversary of first distribution
           date)..................................
[ ], 19[ ]........................................
[ ], 19[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
Weighted Average Life (years).....................

           Percent of the initial Class M certificate balance at the Respective Percentages of the prepayment model


                                                                    Prepayments (% of prepayment model)
                                                                    -----------------------------------
Date                                                  0%        100%     150%     170%     200%      250%     300%
----                                                  --        ----     ----     ----     ----      ----     ----
Initial Percentage................................    100       100      100      100      100       100      100
                                                      ---       ---      ---      ---      ---       ---      ---
[ ], 19[ ] (first distribution date)..............
[ ], 19[ ] (anniversary of first distribution
           date)..................................
[ ], 19[ ]........................................
[ ], 19[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
Weighted Average Life (years).....................

          Percent of the Initial Class B-1 Certificate balance at the Respective Percentages of the prepayment model

                                                                    Prepayments (% of prepayment model)
                                                                    -----------------------------------
Date                                                  0%        100%     150%     170%     200%      250%     300%
----                                                  --        ----     ----     ----     ----      ----     ----
Initial Percentage................................    100       100      100      100      100       100      100
                                                      ---       ---      ---      ---      ---       ---      ---
[ ], 19[ ] (first distribution date)..............
[ ], 19[ ] (anniversary of first distribution
           date)..................................
[ ], 19[ ]........................................
[ ], 19[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
[ ], 20[ ]........................................
Weighted Average Life (years).....................

[Sensitivity Of The Class A-IO Certificates]

          [The yield to maturity of the Class A-IO Certificates will be highly sensitive to the principal prepayment, repurchase and default experience of the contracts. Investors should carefully consider the risk that a rapid rate of principal prepayments on the contracts or repurchases of contracts will have an adverse effect on the yield to investors in the Class A-IO Certificates and, under certain scenarios, could result in the failure of investors to recover their initial investments. The yield to holders of the Class A-IO Certificates would also be adversely affected in the event that the servicer exercises the right under the pooling and servicing agreement to repurchase all remaining contracts in the trust and thereby effect the early termination of the certificates, or if there is a successful Termination Auction, as described in "Description of the Certificates " Optional Termination and Termination Auction" in this prospectus supplement.]

          [The following table demonstrates the sensitivity of the pre-tax yields on the Class A-IO Certificates to various constant rates of prepayment by projecting the aggregate payments of interest on the certificates and the corresponding pre-tax yields on a corporate bond equivalent basis, assuming distributions on the contracts are made as set forth in the pooling and servicing agreement. The following table is also based on the assumption set forth above under "Description of the Certificates " Weighted Average Life of the Offered Certificates."]

[Pre-Tax Yields on the Class A-IO Certificates]

                                                          Percentage of Prepayment Assumption
                                                          -----------------------------------
     Assumed Purchase Price        0%            50%           75%           100%          150%          200%
$[ ]                               [ ]%          [ ]%          [ ]%          [ ]%          [ ]%          [ ]%
$[ ]                               [ ]%          [ ]%          [ ]%          [ ]%          [ ]%          [ ]%
$[ ]                               [ ]%          [ ]%          [ ]%          [ ]%          [ ]%          [ ]%
$[ ]                               [ ]%          [ ]%          [ ]%          [ ]%          [ ]%          [ ]%

          [The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of the assumed stream of cash flows to the closing date to equal the assumed purchase prices, which include accrued interest, and converting the monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when reinvestment rates are considered.]

          [It is highly unlikely that the contracts will prepay at the same rate until maturity or that all of the contracts will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-IO Certificates is likely to differ from those shown in the tables, even if all of the contracts prepay at the indicated percentages of the prepayment assumption. No representation is made as to the actual rate of principal payments on the contracts, or the contract rates thereon, for any period or over the life of the Class A-IO Certificates or as to the yield on the Class A-IO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-IO Certificates.]

                        Description Of The Certificates

          The certificates will be issued pursuant to the pooling and servicing agreement. An execution copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission after the initial issuance of the certificates as exhibits to a Current Report on Form 8-K. Reference is made to the prospectus for additional information regarding the terms and conditions of the pooling and servicing agreement. The following discussion supplements, and does not replace or supersede the discussion under "Description of the Securities" in the prospectus, unless the context otherwise provides.

          Set forth below are summaries of the specific terms and provisions pursuant to which the certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

General

          [All the offered certificates initially will be issuable in one or more Global Securities registered in the name of Cede as the nominee of DTC. ownership in offered certificates represented by Global Securities will only be available in the form of book-entries on the records of DTC and participating members thereof. All references to "holders" or "certificateholders," and to authorized denominations, when used with respect to the offered certificates issued as Global Securities, shall reflect the rights of beneficial owners of the offered certificates, and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See "Description of the Securities -- Global Securities" in the prospectus. See the prospectus under "Description of the Securities -- Global Securities" for a description of the circumstances in which definitive certificates in the future may be issued. Any offered certificates issued as definitive certificates will be transferable and exchangeable at the corporate trust office of the trustee at its Corporate trust Department in [ ] or, if it so elects, at the office of an agent in [New York, New York]. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.]

          The offered certificates will be issued in fully registered form only, in denominations equal to [$1,000] or any integral multiple of [one dollar] in excess thereof.

          The trust includes:

          (1) the contract pool, including certain rights to receive payments on the contracts on and after the Cut-off Date,

          (2) the amounts held from time to time in the "Payment Account," as described below under "--Payment on contracts; Payment Account," maintained by the trustee pursuant to the pooling and servicing agreement,

          (3) any property which initially secured a contract and which is acquired in the process of realizing thereon,

          (4) the obligations of the seller, under certain conditions, to repurchase contracts sold by it with respect to which certain representations and warranties have been breached and not cured and

          (5) the proceeds of all insurance policies described in this prospectus supplement.

          The seller will convey the contracts to the trustee. See "The Contract Pool" in this prospectus supplement and "--Conveyance of Contracts" below. The servicer will service the contracts pursuant to the pooling and servicing agreement. The contract documents will be held for the benefit of the trustee by the servicer.

          Distributions of principal, interest or both to the holders of the certificates will be made on each distribution date beginning in [ ], 200[ ], to the persons in whose names the certificates are registered on the record date.

Pass-Through Rates

          The Pass-Through Rates for the class [ ] and class [ ] certificates will be [ ] and [ ] respectively.

          [The Pass-Through Rate for each of the certificates of class [ ] on any distribution date will be adjusted so as not to exceed the weighted average of the net contract rates of the contracts in the contract pool at the beginning of the month preceding the month of the related distribution date. The weighted average net contract rate of the contract pool as of the Cut-off Date was approximately [ ]%.]

          [The class [ ] Pass-Through Rate on each distribution date will be [ ]% per annum, subject to a maximum rate equal to the weighted average of the net contract rates on the contracts in the contract pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios, it is anticipated that the class [ ] Pass-Through Rate will remain at the initial rate of [ ]%. However, disproportionate prepayments of contracts with higher net contract rates will lower the weighted average net contract rate on the outstanding contracts remaining in the contract pool. If a larger principal amount of contracts having contract rates equal to or higher than [ ]% were to prepay while a proportionate principal amount of the contracts having contract rates lower than [ ]% did not prepay, to the extent that the weighted average net contract rate fell below the initial class [ ] Pass-Through Rate of [ ]%, then the class [ ] Pass-Through Rate would automatically be reduced to a level equal to the weighted average of the net contract rates on the contracts remaining in the contract pool. Of the initial contracts, [ ]% by aggregate principal balance as of the Cut-off Date had contract rates equal to or higher than [ ]%.]

Conveyance of Contracts

          On the date of initial issuance of the certificates, the seller will convey to the trustee, without recourse, all its right, title and interest in and to the contracts, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of the contracts to the trustee will include a conveyance of all rights to receive scheduled payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date (other than late receipts of scheduled payments that were due prior to the Cut-off Date). The contract schedule will include the principal balance of each contract as of the Cut-off Date, the amount of each scheduled payment due on each contract as of the Cut-off Date, the contract rate on each contract, determined as of the Cut-off Date, and the maturity date of each contract. Prior to the conveyance of the contracts to the trustee, the operations department of the GreenPoint Credit will be required to complete a review of all of the originals of the contracts, the certificates of title to, or other evidence of a perfected security interest in, the manufactured homes, any related mortgages and any assignments or modifications of the foregoing confirming the accuracy of the contract schedule delivered to the trustee. Any contract discovered not to agree with the contract schedule in a manner that is materially adverse to the interests of the certificateholders will be repurchased by the seller, or replaced with another contract. However, if the discrepancy relates to the principal balance of a contract, determined as described above, the seller may, under certain conditions, deposit cash in the Payment Account in an amount sufficient to offset the discrepancy. The trustee will not review the files relating to the contracts in the contract pool.

          The servicer will hold, as custodian and agent on behalf of the trustee, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract. See "Risk Factors -- Security Interests of the Seller in the Manufactured Homes; Transfer of contracts and Security Interests" and "Certain Legal Aspects of the Contracts - The Contracts (other than the Land Home Contracts and Land-in-Lieu Contracts) -- Security Interests of the Seller in the Manufactured Homes" and "Land Home Contracts and Land-in-Lieu Contracts" in the prospectus for discussion of the consequences of the servicer maintaining possession of the original contracts and the security interest in the related manufactured homes and real property securing the related contracts, if any. In order to give notice of the trustee"s right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee. To the extent that the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of assignment, the trustee"s interest in the contracts could be defeated. See "Certain Legal Aspects of the Contracts" in the prospectus.

          The seller will make certain representations and warranties to the trustee with respect to each contract sold by it, as of the closing date, unless expressly stated otherwise, including the following:

          (1) as of the Cut-off Date, no contract is more than 59 days delinquent;

          (2) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related contract File;

          (3) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

          (4) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

          (5) the contract is covered by hazard insurance described under "Description of the Securities -- Servicing Compensation and Payment of Expenses; Certain Matters Regarding the servicer -- Hazard Insurance Policies" in the prospectus;

          (6)   the contract was either:

               (a) originated by a manufactured housing dealer acting, to the knowledge of the seller, in the regular course of its business and purchased on an individual basis by the seller in the ordinary course of its business, [or]

               (b) originated by the seller in the ordinary course of its business [or]

               (c) purchased by the seller as part of bulk purchases of
                   manufactured housing contracts from other private lenders or finance companies, or from governmental agencies or instrumentalities or from other entities];

          (7) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the trustee pursuant to the pooling and servicing agreement or pursuant to the certificates unlawful;

          (8)  the contract complies with all requirements of law;

          (9) the contract has not been satisfied or subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract;

          (10) the contract creates a valid and enforceable first-priority security interest in favor of GreenPoint Credit in the manufactured home and real property securing the contract, if any;

          (11) the security interest has been assigned to the trustee, and, after such assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the related contract, if any;

          (12) the contract has not been sold, assigned or pledged to any other person, and prior to the transfer of the contracts to the trustee, the seller owned the contracts sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and it was the sole owner thereof and had full right to transfer the contract to the trustee;

          (13) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (1) above, the seller has not waived any of the foregoing;

          (14) as of the closing date, there were, to the knowledge of the seller no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the related contract, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

          (15) the contract is a fully-amortizing loan with a [fixed] contract rate and provides for level payments over the term of the contract;

          (16) the contract contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

          (17) the information contained in the contract schedule with respect to the contract is true and correct;

          (18) there is only one original of the contract;

          (19) the contract did not have a loan-to-value ratio at origination greater than 100%;

          (20) the related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located unless it is subject to a Land-in-Lieu or Land Home contract and as of the closing date the related manufactured home is, to the knowledge of the seller free of damage and in good repair;

          (21) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

          (22) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code and, as to each contract sold by the seller to the trust, the seller is an approved mortgagee as of the time of the contract"s origination as required under Section 3(a)(41)(A)(ii) of the Exchange Act;

          (23) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

          (24) the contract has been stamped to indicate its assignment to the trustee within 60 days of the closing date; and

          (25) the contract with the lowest contract rate has a contract rate of [ ]% and the contract with the highest contract rate has a contract rate of [ ]%.

          Under the terms of the pooling and servicing agreement, and subject to the relevant seller's option to effect a substitution with respect to contracts sold by it as described in the last paragraph under this subheading, the seller will be obligated to repurchase, at the price described below, any contract sold by it within 90 days after the seller becomes aware, or after the seller's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the seller in the pooling and servicing agreement that materially and adversely affects the trust's interest in any contract it sold thereto unless the breach has been cured.

          Notwithstanding the previous paragraph, the seller will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing the related contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (11) above solely on the basis of the failure by the seller to cause a notation to be made on any document of title relating to any manufactured home or to execute any transfer instrument relating to any manufactured home or real property, if any, other than a notation or transfer instrument necessary to show the seller as lienholder or legal title holder, unless:

          (1) a court of competent jurisdiction has adjudged that, because of the failure by the seller to cause a notation to be made on the related document of title, the trustee does not have a perfected first-priority security interest in the related manufactured home or

          (2) (A) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts, who has perfected the assignment or pledge of the contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in that jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in that jurisdiction and

              (B) the servicer shall not have completed all appropriate remedial action with respect to the related manufactured home within 180 days after receipt of the written advice.

          Any advice will be from counsel selected by the servicer on a non-discriminatory basis from among the counsel used by the servicer in its general business in the jurisdiction in question. The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (2) above. However, the servicer is required to seek advice with respect to the matters described in clause (2) above whenever information comes to the attention of its counsel which causes such counsel to determine that a holding of the type described in clause (2)(A) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (2)(A) exists, the advice will be conclusive and binding on the parties to the pooling and servicing agreement pursuant to which a trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the seller were to result from proceedings brought by a receiver or conservator of the seller, it is likely that the receiver or conservator of the seller would also reject the resulting repurchase obligation.

          The repurchase obligation described in the third paragraph of this section "Conveyance of Contracts" generally constitutes the sole remedy available to the trustee and the certificateholders for a breach of a representation or warranty under the pooling and servicing agreement with respect to the contracts. The repurchase price for any contract will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the Collection Period during which the contract is repurchased.

          In lieu of repurchasing a contract as specified in the third paragraph of this section "Conveyance of Contracts," during the two-year period following the closing date, the seller may, at its option, substitute an eligible substitute contract for the replaced contract. The seller will be required to deposit in the Payment Account cash in the amount, if any, by which the Scheduled Principal Balance of the replaced contract as of the beginning of the month in which substitution takes place exceeds the Scheduled Principal Balance of the contract it sold being substituted as of the beginning of the month.

[Conveyance of [subsequent contracts and] [pre-funding account]

          [The pre-funding account will be used to purchase subsequent contracts during the pre-funding period.]

          [The pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent contracts in accordance with the pooling and servicing agreement. [The pre-funding account will be part of the trust but not part of the REMIC.] Any reimbursement income earned on amount on deposit in the pre-funding account will be taxable to GreenPoint Credit.]

          [Under the pooling and servicing agreement, following the initial issuance of the certificates, the trust will be obligated to purchase subsequent contracts from GreenPoint Credit during the pre-funding period, subject to the availability thereof. Each subsequent contract will have been underwritten in accordance with GreenPoint Credit"s standard underwriting criteria. subsequent contracts will be transferred to the trust pursuant to subsequent transfer instruments between GreenPoint Credit and the trust. In connection with the purchase of subsequent contracts on the related dates of transfer, the "subsequent transfer dates," the trust will be required to pay to GreenPoint Credit from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance thereof. GreenPoint Credit will designate the subsequent transfer date as the Cut-off Date with respect to the related subsequent transfer date will not include accrued interest on the related subsequent contracts in the trust will increase by an amount equal to the aggregate principal balance of the contracts so purchased and the amount in the pre-funding account will decrease accordingly. Any pre-funded amount remaining after the purchase of subsequent contracts will be applied on the first distribution date on or after the last day of the pre-funding period to prepay principal on the [Class A-1 Certificates].

          [Any conveyance of subsequent contracts on a subsequent transfer date is subject to certain conditions including, but not limited to:
          (1) each subsequent contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

          (2) GreenPoint Credit will not select subsequent contracts in a manner that it believes is adverse to the interests of the certificateholders;

          (3) [as of its respective Cut-off Date, each subsequent contract must satisfy the following criteria:

               (a) no subsequent contract may be more than [ ] days contractually delinquent;

               (b) the remaining stated term to maturity of each subsequent contract may not exceed [ ] months;

               (c) each subsequent contract must be underwritten in accordance with GreenPoint Credit"s standard underwriting criteria; and

               (d) no subsequent contract may have a loan-to-value ratio greater than 100%;

          (4) the contract pool following the addition of the subsequent contracts must satisfy the following criteria:

               (a) the weighted average contract rate must not be less than [ ]%;

               (b) the weighted average loan-to-value ratio must not be greater than [ ]%;

               (c) not less than [ ]% of the Cut-off Date Pool Principal Balance must be attributable to loans to purchase new manufactured homes; and

               (d) at least [ ]% of the Cut-off Date Pool Principal Balance must consist of Land Home Contracts;

          (5) as a result of the purchase of the subsequent contracts, the Class A certificates will not receive from [Rating Agencies] a lower credit rating than the rating assigned at the initial issuance of the Class A certificates; and

          (6) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent contracts conform to the Characteristics described in this prospectus supplement].]

Payments on the Contracts; Payment Account

          The trustee will initially establish and maintain the Payment Account at an Eligible Institution. The funds in the Payment Account are required to be invested by the trustee in common trusts, collective investment trusts or Eligible Investments that will mature not later than the business day preceding the applicable distribution date.

          All payments in respect of principal and interest on the contracts received [during any Collection Period] by the servicer, exclusive of scheduled payments due prior to the Cut-off Date, including liquidation proceeds, net of liquidation expenses, as defined below, are required to be paid into the Payment Account not later than the second business day following receipt thereof. [For as long as GreenPoint Credit remains the servicer under the pooling and servicing agreement and GreenPoint Credit maintains a short-term rating of at least [ ] from [the rating agency], which is currently the case, the servicer need not deposit collections into the Payment Account within two business days of receipt but may use for its own benefit all collections until the related distribution date without an obligation to pay interest or any other investment return thereon. It is understood that any benefit to the servicer from this arrangement shall be additional servicing compensation. While the rating is maintained, on or prior to each distribution date, the servicer will deposit in the Payment Account amounts which are to be included in the funds available for the related distribution date. [Amounts deposited in the Payment Account may be invested in permitted investments, as described in the pooling and servicing agreement, maturing no later than the related distribution date.]]

          [At any time that the short-term rating of the servicer does not satisfy the rating requirements specified above, the servicer may continue to hold collections prior to distribution as described above so long as it causes to be maintained an irrevocable letter of credit or surety bond or other credit enhancement instrument in form and substance satisfactory to the rating agency. Further, any credit enhancement described in the previous sentence, must be issued by a depository institution or insurance company having a rating on its short-term obligations of at least [ ] and long-term obligations of at least [ ] by [the rating agency] or other ratings if approved by [the rating agency]. The credit enhancement must also provide that the trustee may draw thereon in the event that the servicer, fails to make any deposit or payment required under the pooling and servicing agreement.]

          Amounts received as late payment fees, fees in connection with checks returned for insufficient funds, extension fees, assumption fees or similar fees may be retained by the servicer as part of its servicing fees. See ""Servicing Compensation; Certain Other Matters Regarding the servicer" below. In addition, the amount paid by the seller for any contract repurchased by it as a result of a reach of a representation or warranty under the pooling and servicing agreement, and amounts required to be deposited upon substitution of an eligible substitute contract because of a breach of a representation or warranty as described under "--Conveyance of Contracts" above, are required to be paid into the Payment Account. The amounts described in the preceding sentence will be treated as partial principal prepayments.

          On the Determination Date, the servicer will determine the Available Distribution Amount and the amounts to be distributed on the certificates on the related distribution date. The "Available Distribution Amount" for any distribution date is the sum of:

          (1) the monthly advance for the related distribution date, as defined below under "-- Advances;" and

          (2) the amount in the Payment Account on the close of business on the last day of the immediately preceding Collection Period, less the sum of:

               (a) any repossession profits, of which there are expected to be a de minimis amount, on defaulted contracts,

               (b) payments on contracts that have been repurchased as a result of a breach of a representation or warranty that are received during or after the month of repurchase,

               (c) excess contract payments and any other payments not required to be distributed to certificateholders on the related distribution date,

               (d) reimbursements to the servicer in the amount of expenses incurred in connection with the liquidation of a contract, the "liquidation expenses," and certain taxes and insurance premiums advanced by the servicer in respect of manufactured homes (as described below under ""Advances"),

               (e) reimbursements to the servicer for nonrecoverable advances in respect of contracts and monthly advances to the extent permitted by the pooling and servicing agreement (as described below under "--Advances"), and

               (f) [if GreenPoint Credit is not acting as servicer,] the Monthly Servicing Fee.

          An "excess contract payment" is a payment received on a contract that is in excess of the scheduled payment or, generally, an integral multiple thereof, on the contract, is not a partial principal prepayment or prepayment in full and is not part of any liquidation proceeds. excess contract payments will be held by the trustee in the Payment Account and may be applied as described under " -- Advances" below.

          The trustee or its paying agent will withdraw funds from the Payment Account on each distribution date, but only to the extent of the related Available Distribution Amount, to make payments to certificateholders as specified under " -- Distributions" below. From time to time, as provided in the pooling and servicing agreement, the servicer will also withdraw funds from the Payment Account to make payments to it the seller as permitted by the pooling and servicing agreement and described in subclauses (a), (b), (d), (e) and (f) of clause (2) in the second preceding paragraph.

Distributions

          Distributions to the holders of the series 200[ ]-[ ] regular certificates will be applied first to the holders of the senior certificates, second to the holders of the Class M Certificates and then to the holders of the Class B certificates. The Available Distribution Amount for each distribution date will be applied in the amounts and the order of priority set forth below. Distributions of principal and interest to holders of each class of certificates[, other than the Class A-IO Certificates,] will be made on each distribution date in an amount equal to their respective Percentage Interests multiplied by the aggregate amount distributed to the class of certificates on the related distribution date. [Interest will be calculated on the Class A-IO Certificates on the basis of a "notional principal amount" [equal to the Pool Scheduled Principal Balance]. Reference to the notional principal amount of the Class A-IO Certificates is solely for convenience in certain calculations and does not represent the right to receive any distribution allocable to principal.] Interest on each class of the series 200[ ]-[ ] regular certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          Each distribution with respect to book-entry certificates will be paid to DTC, which will credit the amount of the distribution to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the distribution to the beneficial owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the beneficial owners that it represents. All credits and disbursements with respect to book-entry certificates are to be made by DTC and its participants in accordance with DTC"s rules. See "Description of the Certificates " Global Securities" below.

          Priorities. On each distribution date, the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

          (1) to the Class A certificateholders, the Class A Interest Distribution Amount, payment to be distributed among the Class A-1 and Class A-IO Certificates pro rata, based on entitlement;

          (2) to the Class A-1 Certificateholders, the Formula Principal Distribution Amount until the Class A certificate balance is reduced to zero [and on the [ ] distribution date any amounts remaining in the pre-funding account].

          (3) to the Class M Certificateholders, the Class M interest distribution amount;

          (4) to the Class M Certificateholders, any remaining Formula Principal Distribution Amount after distribution to the Class A certificateholders until the Class M Certificate balance is reduced to zero;

          (5) to the Class B-1 Certificateholders, the Class B-1 interest distribution amount;

          (6) to the Class B-1 Certificateholders, any remaining Formula Principal Distribution Amount until the Class B-1 Certificate balance is reduced to zero;

          (7) to the Class B-2 certificateholders, the Class B-2 interest distribution amount;

          (8) to the Class B-2 certificateholders, any remaining Formula Principal Distribution Amount until the Class B-2 certificate balance is reduced to zero; and.

          (9) to the Class R certificateholders, any remaining Available Distribution Amount.

          [The Class A-IO Certificates are interest-only and are not entitled to receive distributions of principal, but the notional principal amount decreases as the certificate balance of all senior certificates is reduced.]

[Reserve Account]

          [On the closing date, the trustee shall establish a reserve account for the benefit of the certificateholders. The reserve account shall have an initial balance of [$ ] [zero] on the closing date. Commencing on the distribution date which is the earlier of: (a) the distribution date in [ ]; and
(b) the first distribution date on which the percentage equivalent of a fraction, the numerator of which is the Pool Scheduled Principal Balance, after giving effect to distribution with respect to principal, for the related distribution date and the denominator of which is the Cut-off Date Pool Principal Balance, is less than or equal to [ ]%, the trustee shall make a deposit into the reserve account up to the reserve account cap. On each distribution date, the trustee will withdraw from the reserve account an amount, referred to as the reserve account draw amount, equal to the lesser of (a) the amount then on deposit in the reserve account and (b) the amount by which the aggregate of amounts due to certificateholders in clauses (1) through (6) under "Distributions" above exceeds the Available Distribution Amount on the related distribution date and distribute that amount, together with the Available Distribution Amount.]

          [Funds in the reserve account will be invested in Eligible Investments as directed by the trustee, and the net investment earnings, if any, will be paid to the Class R certificateholders.]

          On any distribution date, any funds on deposit in the reserve account in excess of the reserve account cap, after giving effect to any reserve account draw amount paid to the certificateholders on that distribution date, will be withdrawn from the reserve account and paid to the Class R certificateholders.]

          [Amounts paid to the Class R certificateholders pursuant to the two immediately preceding paragraphs will not be available to offset shortfalls in distributions to holders of other classes of certificates.] [The reserve account is intended to enhance the likelihood of regular receipt by the holders of the Series 200[ ]-[ ] regular certificates of the full amount of the distributions due them and to afford certificateholders protection against losses on liquidated contracts, but no assurance can be given that the reserve account will be sufficient for this purpose.]

          [The reserve account cap shall be (a) as to any distribution date, after giving effect to distributions due thereon, after the closing date and until none of the offered certificates remain outstanding, $[ ] (which is [ ]% of the Cut-off Date Pool Principal Balance) and (b) as to any distribution date, after giving effect to distributions due thereon, after none of the offered certificates remain outstanding, the lesser of the then outstanding Class B-[ ] certificate balance and $[ ], which is [ ]% of the Cut-off Date Pool Principal Balance.]

[Subordination]

         [The rights of the holders of the subordinate certificates to receive distributions of available amounts in the trust will be subordinate, to the extent described in this prospectus supplement, to the rights of the holders of the senior certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the senior certificates of the full amount of interest and principal distributable thereon and to afford certificateholders protection against losses on liquidated contracts.]

          [Similarly, the rights of the holders of the Class B certificates to receive distributions due them from available amounts in the trust will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class M Certificates. Subject to the subordination of the subordinate certificates to the senior certificates, this subordination of the Class B certificates to the Class M Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class M Certificates of the full amount of the distributions due them and to afford certificateholders protection against losses on liquidated contracts.]

          [The protection afforded to the holders of senior certificates by means of the subordination of the subordinate certificates and to the Class M Certificateholders by the subordination of the Class B certificates, in each case, to the extent described in this prospectus supplement, will be accomplished by the application of the Available Distribution Amount in the order specified under "Distributions" above.]

Losses on liquidated contracts

          As described above, the Total Regular Principal Amount distributable to the holders of the series 200[ ]-[ ] regular certificates on each distribution date includes the

Scheduled Principal Balance of each contract that became a liquidated contract during the immediately preceding Collection Period. The liquidation proceeds, net of:

          (1)  certain expenses incurred to liquidate the liquidated contract;

          (2)  all accrued and unpaid interest thereon; and

          (3) all monthly advances required to be made in respect of the liquidated contract, the "Net liquidation proceeds," may be less than the Scheduled Principal Balance of the liquidated contract.

          Under the circumstances described in the preceding sentence, the loss on the liquidated contract during a Collection Period, in the amount of the deficiency between the Net liquidation proceeds and the Scheduled Principal Balance of the liquidated contract, may be covered to the extent of the amount, the "Excess Interest," if any, by which the interest collected on nondefaulted contracts during the same Collection Period exceeds interest distributions due to holders of the series 200[ ]-[ ] regular certificates and the Monthly Servicing Fee.

          The effect of any losses on liquidated contracts during a Collection Period in excess of the aggregate of Excess Interest generally will be to cause shortfalls, losses or both with respect to the certificates, which shortfalls or losses will be borne by the Class B certificateholders, the Class M Certificateholders and the Class A certificateholders, in that order.

Example of Distributions

          The following chart sets forth an example of the flow of funds on the certificates for the distribution date occurring in [August 2000]:

[June 30].............................   (A) Cut-off Date.]
[July 1-31]...........................   (B) servicer receives scheduled
                                             payments on the contracts and any
                                             principal prepayments made by
                                             obligors and applicable interest
                                             thereon.]
[August 13]...........................   (C) record date.]
[August 12]...........................   (D) Determination Date.]
[August 15]...........................   (E) (distribution date is the 15th day
                                             of each month or, if the 15th day
                                             is not a business day, the next
                                             business day.)]
[Succeeding months follow the pattern
of (B) through (E)....................]

(A) The Cut-off Date Pool Principal Balance on [June 30, 2000] will be computed as described under " -- Conveyance of Contracts" above.

(B) scheduled payments, principal prepayments and liquidation proceeds (net of liquidation expenses) and amounts for the repurchase of contracts may be received at any time during this period and will be distributed to certificateholders on [August 15, 2000].

         When a partial prepayment is made or a contract is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. The Available Distribution Amount for the distribution on [August 15, 2000] are described under " --Payments on contracts; Payment Account" above.

(C) Distributions on [August 15, 2000] will be made to certificateholders of record at the close of business on [August 13, 2000].

(D) On [August 12, 2000] (three business days prior to the distribution date), the servicer will determine the amounts of principal and interest which will be passed through on [August 15, 2000] to certificateholders.

(E) On [August 15, 2000], the amounts determined on [August 12, 2000] will be distributed to certificateholders.

Advances

                  For each distribution date, the servicer will be obligated to make an advance, a "monthly advance," equal to the lesser of (a) delinquent scheduled payments of principal and interest on the contracts that were due in the preceding Collection Period and (b) the amount, if any, by which scheduled distributions of principal and interest due on the series 200[ ]-[ ] regular certificates exceeds the amount specified in clause (b) of the definition of Available Distribution Amount (as set forth above under " --Payments on contracts; Payment Account"), except to the extent, in the servicer"s judgment, the advance would not be recoverable from related late payments, liquidation proceeds or otherwise, a "nonrecoverable advance."

                  The aggregate amount of any additional advances made by the servicer that have not been reimbursed to the servicer as described below is referred to in this prospectus supplement as the "outstanding amount advanced." The servicer may apply any excess contract payments in the Payment Account, rather than its own funds, to make all or a portion of a monthly advance, but must replace the excess contract payments to the extent required to make scheduled payments on the related contracts. In addition, upon the determination that a nonrecoverable advance has been made in respect of a contract, the servicer will reimburse itself, but only to the extent of the outstanding amount advanced, out of funds in the Payment Account for the delinquent scheduled payments on the contract or out of any other funds in the Payment Account.

                  In making monthly advances, the servicer will be attempting to maintain a regular flow of scheduled interest and principal to the series
200[ ]-[ ] regular certificateholders rather than to guarantee or insure against losses.

                  The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis. Funds so advanced are reimbursable to the servicer as provided in the pooling and servicing agreement.

[The Letter of Credit]

                  [The letter of credit will be an asset of the trust and the trustee will maintain possession of and make claims for payment pursuant to the letter of credit for the benefit of the trust.]

                  [The obligations of [LETTER OF CREDIT PROVIDER] under the letter of credit will be irrevocable, primary, absolute and unconditional, except as expressly provided therein, and neither the failure of the trustee, the servicer, or any other person to perform any covenants or obligations in favor of [LETTER OF CREDIT PROVIDER], or otherwise, nor the failure or omission to make a demand permitted thereunder, nor the commencement of any receivership, bankruptcy, debtor or other insolvency proceeding by or against the trustee, the servicer, or any other person shall in any way affect or limit [LETTER OF CREDIT PROVIDER]'s obligations under the letter of credit. If an action or proceeding to enforce the letter of credit is brought, the trustee will be entitled to recover from [LETTER OF CREDIT PROVIDER] costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.]

[The Certificate Guaranty Insurance Policy]

                  [The offered certificates will be entitled to the benefit of the certificate guaranty insurance policy. As of any determination date, the aggregate amount available under the certificate guaranty insurance policy will be equal to the aggregate certificate balance of the offered certificates plus interest thereon. With respect to any distribution date, an enhancement payment will be payable under the certificate guaranty insurance policy equal to the amount by which the aggregate amount distributable to the offered certificates described in "--Priority of Distributions" above exceeds the sum of the Available Distribution Amount for the offered certificates plus the letter of credit draw amount, if any, and any amounts received from the Payment Account pursuant to "--Priority of Distributions" above.]

         [The certificate guaranty insurance policy will be issued pursuant to the insurance agreement entered into by and between the seller, the servicer, the trustee and [INSURER].

Reports to Certificateholders

                  The trustee will include with each distribution to a certificateholder a statement as of the related distribution date setting forth, among other things:

                  . the aggregate amount distributed on each class of certificates on the related distribution date;

                  . the amount of the distribution on each class of certificates which constitutes principal;

                  . the amount of the distribution on each class of certificates which constitutes interest;

                  .      the remaining certificate balance;

                  . the Monthly Servicing Fee payable on the related distribution date and the amount of any other fees payable out of the trust;

                  . the number of and aggregate unpaid principal balance of contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

                  . (1) the number of contracts that were repurchased or replaced by a seller in accordance with the pooling and servicing agreement during the prior Collection Period, identifying the contracts, (2) the repurchase price of the contracts and (3) the amount, if any, paid by the seller due to the differences, if any, between the remaining principal balances of the replaced contracts and the eligible substitute contracts;

                  . the aggregate principal balances of all contracts that are not liquidated contracts and in respect of which the related manufactured homes have been repossessed or foreclosed upon;

                  . the aggregate liquidation losses, less costs of liquidation, realized by the trust through the Collection Period immediately preceding the related distribution date, expressed in dollars;

                  . the aggregate liquidation losses, less costs of liquidation, realized by the trust through the Collection Period immediately preceding the related distribution date, expressed as a percentage of the Cut-off Date Pool Principal Balance;

                  . the amount of any monthly advance for the related distribution date and the aggregate amount of monthly advances that remain outstanding as of the distribution date;

                  . the weighted average contract rate for the contract pool for the Collection Period immediately preceding the month of the related distribution date; and

                  . the number of manufactured homes currently held by the servicer due to repossessions and the aggregate principal balance of the related defaulted contracts.

                  In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each holder of a series 200[ ]-[ ] regular certificate of record at any time during the calendar year as to the aggregate of amounts reported pursuant to clauses (a) and (b) above for the calendar year.

Optional Termination and Termination Auction

                  The pooling and servicing agreement provides that on any distribution date after the distribution date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the [servicer/other party] will have the option to repurchase, upon giving notice mailed no later than the 10th day of the month next preceding the month of the exercise of the option to repurchase, all outstanding contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each contract, other than any contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below, as of the final distribution date, and (y) the fair market value of the acquired property, as determined by the servicer, and (b) the aggregate fair market value, as determined by the servicer, of all of the assets of the trust, plus, in the case of both clause (a) and (b), an amount sufficient to reimburse certificateholders for any shortfall in interest due thereto in respect of prior distribution dates. The servicer's option shall not be exercisable if there will not be distributed to the Class A certificateholders an amount equal to the Class A certificate balance together with any shortfall in interest due to the Class A certificateholders in respect of prior distribution dates and one month's interest on the Class A certificate balance [or the notional principal amount, as the case may be,] at the Class A Pass-Through Rate, to the Class M Certificateholders an amount equal to the Class M Certificate balance together with any shortfall in interest due to the Class M Certificateholders in respect of prior distribution dates and one month's interest on the Class M Certificate balance at the Class M Pass-Through Rate, to the Class B-1 Certificateholders an amount equal to the Class B-1 Certificate balance together with any shortfall in interest due to the Class B-1 Certificateholders in respect of prior distribution dates and one month's interest on the Class B-1 Certificate balance at the Class B-1 Pass-Through Rate and to the to the Class B-2 certificateholders an amount equal to the Class B-2 certificate balance together with any shortfall in interest due to the Class B-2 certificateholders in respect of prior distribution dates and one. The amount referred to in this paragraph is referred to as the "Minimum Termination Amount."

                  On any distribution date after the distribution date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the [servicer/other party] may also direct the trustee to conduct a Termination Auction for the sale of all contracts then outstanding in the trust, and in any case the servicer shall be obligated to direct the trustee to conduct a Termination Auction within 90 days of the distribution date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, unless the servicer has exercised the repurchase option described above. The servicer shall give notice mailed no later than [ ] days preceding the date on which the Termination Auction is to occur. The trustee will solicit each certificateholder, the seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint Credit to make a bid to purchase the contracts at the Termination Auction. The trustee will sell all the contracts to the highest bidder, subject, among other things, to (1) the requirement that the highest bid equal or exceed the Minimum Termination Amount, and (2) the requirement that at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint Credit. If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the contracts in the Payment Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the certificates. Any sale and consequent termination of the trust as a result of a Termination Auction must constitute a "qualified liquidation" of the trust under Section 860F of the Code.

Termination of the Pooling and Servicing Agreement

                  The pooling and servicing agreement will terminate upon the last action required to be taken by the trustee on the final distribution date following the earlier of (1) the purchase by the servicer of all contracts and all property acquired in respect of any contract remaining in the trust as described above under " -- Optional Termination and Termination Auction"[,/or]
(2) the final payment or other liquidation, or any advance with respect thereto, of the last contract remaining in the trust or the disposition of all property acquired upon repossession of any manufactured home [or (3) the sale in a Termination Auction of all contracts and all other property acquired in respect of any contract remaining in the trust as described above under " -- Optional Termination and Termination Auction"].

                  Upon presentation and surrender of the series 200[ ]-[ ] regular certificates, the trustee shall cause to be distributed, to the extent of funds available, to certificateholders on the final distribution date in proportion to their respective Percentage Interests an amount equal to the respective unpaid certificate balances of the series 200[ ]-[ ] regular certificates, together with any unpaid interest on the certificates due on prior distribution dates and one month's interest at the applicable pass-through rates on the unpaid certificate balances; provided that funds will be distributed in the applicable order of priority specified under " -- Distributions" above. If the pooling and servicing agreement is then being terminated, any amount which remains on deposit in the Payment Account, other than amounts retained to meet claims, after distribution to the holders of the series 200[ ]-[ ] regular certificates will be distributed to the Class R certificateholders.

Collection and Other Servicing Procedures

                  The servicer will administer, service and make collections on the contracts, exercising the degree of care that the servicer exercises with respect to similar contracts serviced by the servicer.

                  Subject to the requirements of applicable law, the servicer will be required to commence repossession and other realization procedures with respect to any defaulted contract promptly after the servicer determines that the contract will not be brought current. The servicer may rescind, cancel or make material modifications of the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder.

Servicing Compensation; Certain Other Matters Regarding the servicer

                  For its servicing of the contracts, the servicer will be entitled to receive a monthly servicing fee equal to the product of one-twelfth of [ ]% and the Pool Scheduled Principal

Balance for the related distribution date, the "Monthly Servicing Fee," whether or not the related scheduled payments on the Contracts are received. The Available Distribution Amount will be net of the Monthly Servicing Fee. See
" -- Payments on the Contracts; Payment Account" above. [For so long as the servicer is entitled to delay deposits to the Payment Account until on or prior to the distribution date, any earnings on the amounts retained by the servicer will constitute additional servicing compensation. ]

                  As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by obligors, any fees in connection with checks returned for insufficient funds, extension fees paid by obligors for the extension of scheduled payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes and real property securing the contracts, if any.

The Trustee

                  [TRUSTEE] has its corporate trust offices at [ ]. The trustee may resign at any time, in which event the seller[s] will be obligated to appoint a successor trustee. The seller[s] may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. In the circumstances described in the preceding sentence, the seller[s] will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                  The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency in New York City or [ ] where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar in respect of the certificates pursuant to the pooling and servicing agreement may be served.

                  The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee.

                  The trustee will also act as paying agent, certificate registrar and authenticating agent under the pooling and servicing agreement.

[Registration of the Offered Certificates

                  The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates will hold their offered certificates through DTC in the United States, or Cedel Bank, societe anonyme or Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear, in such capacities, individually the "relevant depositary" and collectively the "European depositaries" Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate, a "definitive certificate" Unless and until definitive certificates are issued, it is anticipated that the only "certificateholder" of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of certificates will not be certificateholders as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

                  The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary, each a "financial intermediary," that maintains the beneficial owner's account. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded in the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate.

                  Beneficial owners will receive all distributions of principal of and interest on the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, or the DTC rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with whom beneficial owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the offered certificates, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

                  Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificateholders who are not Participants may transfer ownership of offered certificates only through Participants and indirect participants by instructing Participants and indirect participants to transfer offered certificates, by book-entry transfer, through DTC for the account of the purchasers of the offered certificates, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of offered certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

                  Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear or Cedel Participants on the same business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMIC Certificates--Taxation of regular certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedure--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

                  Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by a counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

                  DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC rules, as in effect from time to time.

                  Cedel Bank, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

                  Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

                  Cedel holds securities for its customers or "Cedel Participants" and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty trust as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

                  Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel"s United States customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

                  Euroclear was created in 1968 to hold securities for its participants or "Euroclear Participants" and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the "Euroclear operator," under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, the "Cooperative" All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively, the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis with attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of any payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for distributing funds to the beneficial owners of the book-entry certificates that it represents.

                  Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to DTC, Cedel or Euroclear. Distributions with respect to certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of regular certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in the book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

                  Monthly and annual reports on the trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial owners are credited.

                  DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Cedel or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some offered certificates which conflict with actions taken with respect to other offered certificates.

                  definitive certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if (a) DTC or GreenPoint Credit advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and GreenPoint Credit or the trustee is unable to locate a qualified successor, (b) GreenPoint Credit, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having Percentage Interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of beneficial owners.

                  Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of definitive certificates as certificateholders under the pooling and servicing agreement.

                  Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of offered certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                  Neither the seller or the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

          [Formation of the Grantor Trust and Grantor Trust Property]

                  [Manufactured Housing grantor trust 200[ ]-[ ] will be created and established pursuant to the grantor trust agreement. [GreenPoint Credit] will deposit into the grantor trust without recourse $[ ] of class [A-2 fixed] certificates issued by the trust, and the grantor trust will issue the class [A-2 floating] certificates.]

                  [The property of the grantor trust will include:

                  (1) the class [A-2 fixed] certificates issued by the trust and all payments to the class [A-2 fixed] certificates described in this prospectus supplement and proceeds of the conversion, voluntary or involuntary, of the class [A-2 fixed] certificates;

                  (2) amounts as may be held by the grantor trustee in the grantor trust Account and any other accounts held by the grantor trustee for the benefit of the owners of the class [A-2] floating certificates [and the certificate insurer;

                  (3) the rights of the grantor trustee under the related certificate guaranty insurance policy];

                  (4) the swap agreement and all payments received thereunder; and

                  (5) proceeds of all of the foregoing, including, but not by way of limitation, cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payments of any and every kind and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing, to pay the class [A-2 floating] certificates and to make payments to the swap counterparty as specified in the grantor trust agreement.]

                  [Prior to its formation the grantor trust will have had no assets or obligations. Upon formation, the grantor trust will not engage in any business activity other than acquiring, holding and collecting payments on the class [A-2 fixed] certificates, receiving and making payments under the swap agreement, issuing the class [A-2 floating] certificates and distributing payments thereon. The grantor trust will not acquire any receivables or assets other than the class [A-2 fixed] certificates, the swap agreement and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that payments are made on the class [A-2 fixed] certificates, and payments are received by the grantor trustee as required under the swap agreement [or corresponding amounts are received from the certificate insurer], the grantor trust will have sufficient liquidity to make interest distributions on the [Class A-2 floating] certificates. Principal distributions on the [Class A-2 floating] certificates are not insured by the certificate guaranty insurance policy issued with respect to the class [A-2 floating] certificates[, although the principal distributions on the [Class A-2 fixed] certificates are insured by the certificate guaranty insurance policy related to the trust]. As the grantor trust does not have any operating history and will not engage in a business activity other than as described above, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the grantor trust.]

                  [In addition to the provisions of the grantor trust agreement summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of the grantor trust agreement.]

[Assignment of class [A-2 fixed] certificates]

                  [Pursuant to the grantor trust agreement, [GreenPoint Credit] on the closing date will transfer, assign, set over and otherwise convey without recourse to the grantor trustee in trust all of its respective right, title and interest in and to the class [A-2 fixed] certificates and all its respective right, title and interest in and to principal and interest due on each class [A-2 fixed] certificate, together with the swap agreement, the amounts on deposit in the grantor trust Account [and the related certificate guaranty insurance policy], the "grantor trust estate" Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the closing date is a sale, [GreenPoint Credit] has been deemed to have granted to the grantor trustee a security interest in the grantor trust estate in the event that the transfer of the grantor trust estate is deemed to be a loan and not a sale.]

                  [In connection with the transfer and assignment of the Class A-2 fixed certificates on the closing date, [GreenPoint Credit] will deliver to the grantor trustee without recourse the Class A-2 fixed certificates.]

[Servicing]

                  [Under the terms of the pooling and servicing agreement, the servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations under the grantor trust agreement.]

                  [Under the terms of the pooling and servicing agreement ,the servicer agrees to indemnify and hold the grantor trustee[, the certificate insurer] and each owner of a class [A-2 floating] certificate harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the grantor trustee, the certificate insurer and any owner of a class [A-2 floating] certificate may sustain in any way related to the failure of the servicer to perform its duties. The servicer shall immediately notify the grantor trustee[, the certificate insurer] and each owner if a claim is made by a third party with respect to the grantor trust agreement. The servicer shall assume, with the consent of the grantor trustee, the defense of any claim and pay all expenses in connection therewith, including reasonable counsel fees. The servicer shall also promptly pay, discharge and satisfy any judgment or decree which may be entered against the servicer, the grantor trustee[, the certificate insurer] and/or owner in respect of a claim.]

[Removal and Designation of Servicer]

                  [The [certificate insurer or the] owners[, with the consent of the certificate insurer,] will have the right pursuant to the pooling and servicing agreement, to remove the servicer under the pooling and servicing agreement upon the occurrence of the following:


                  . certain acts of bankruptcy or insolvency on the part of the servicer;

                  . certain failures on the part of the servicer to perform its obligations under the pooling and servicing agreement; or

                  . the failure to cure material breaches of the servicer's representations in the pooling and servicing agreement.]

                  [The pooling and servicing agreement also provides that the certificate insurer may remove the servicer if delinquencies and/or losses exceed certain levels set forth in the pooling and servicing agreement, referred to in this prospectus supplement as the "servicer termination event."]

                  [The removal of the servicer pursuant to the pooling and servicing agreement shall also constitute a removal of the servicer under the grantor trust agreement.]

                  [The servicer is not permitted to resign from the obligations and duties imposed on it under the grantor trust agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. The other activities of the servicer described in the preceding sentence so causing any conflict must be of a type and nature carried on by the servicer on the date of the grantor trust agreement. Any determination permitting the resignation of the servicer is required to be evidenced by an opinion of counsel to that effect which shall be delivered to the grantor trustee [and the certificate insurer] by the servicer at its expense [,provided that if the certificate insurer and such owners of the class [A-2 floating] certificates cannot agree as to the acceptability of such successor servicer, the decision of the certificate insurer shall control.]]

                  [The successor servicer appointed pursuant to the pooling and servicing agreement shall become the successor servicer under the grantor trust agreement.]

                  [No removal or resignation of the servicer will become effective until the trustee or a successor servicer shall have assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.]

[The Grantor Trustee]

                  [[   ], having its principal corporate trust office at [    ]
will be named as grantor trustee under the grantor trust agreement.]

[Reporting Requirements]

                  [On each distribution date the grantor trustee is required to report in writing to each owner of a class [A-2 floating] certificate, each rating agency and the certificate insurer the same information with respect to the manufactured housing installment contracts required to be reported by the trustee as described in the pooling and servicing agreement and with respect to the class [A-2 floating] certificates, the following information:]

                  [(1)     the amount of the distribution with respect to the
each Class A-2 floating certificates, based on a certificate in the original principal amount of $1,000;]

                  [(2)     the principal amount and the planned principal
balance, if any, of the class [A-2 floating] certificates, based on a certificate in the original principal amount of $1,000, which will be outstanding after giving effect to any payment of principal on the related distribution date;]

                  [(3)     based upon information furnished by the seller, the
information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the owners in computing their market discount;]

                  [(4)     whether a delinquency trigger event, cumulative
realized loss trigger event and/or the servicer termination event has occurred under the pooling and servicing agreement;]

                  [(5)     the senior enhancement percentage;

                  [(6)     the overcollateralization amount;]

                  [(7)     the amount of any applied realized loss amount,
realized loss amortization amount and unpaid realized loss amount for the subordinate certificates as of the close of the related distribution date;]

                  [(8)     the Pass-Through Rate for the Class A-2 floating
certificates; and]

                  [(9)     the amount of any Insured Payment included in the
distribution to owners of Class A-2 floating trust certificates.]

                  [Certain obligations of the grantor trustee to provide information to the owners are conditioned upon such information being received from the servicer.]

                  [In addition, on each distribution date the grantor trustee will be required to distribute to each owner [and the certificate insurer], together with the information described above, the same information distributed to owners by the trustee under the pooling and servicing agreement.]

[Termination of the Trust]

                  [The grantor trust agreement provides that the grantor trust will terminate upon the payment to the owners of all class [A-2 floating] certificates from amounts [other than those available under the related certificate guaranty insurance policy] of all amounts required to be paid to the owners upon the final payment of the class [A-2 fixed] certificate.]]

Calculation of LIBOR

                  On each LIBOR determination date, the trustee will determine LIBOR for the next accrual period for each class of the floating Rate certificates.

                         Federal Income Tax Consequences

                  Orrick, Herrington & Sutcliffe LLP, special counsel to the seller, is of the opinion that, assuming (1) the making of appropriate elections and (2) compliance by the seller, the servicer and the trustee with all of the provisions of the related pooling and servicing agreements:


                  . the electing portion of the trust will qualify, for federal income tax purposes, as a "real estate mortgage investment conduit" or "REMIC" within the meaning of Sections 860A through 860G of the Code;

                  . the offered certificates, together with the Class B-2 certificates, evidence the "regular interests" in the REMIC; and

                  . the Class R certificates is the sole class of "residual interests" in the REMIC, respectively, each within the meaning of the REMIC Provisions in effect on the date hereof. Sections 860A through 860G of the Code are referred to in this prospectus supplement as the "REMIC Provisions."

                  However, continuing qualification as a REMIC requires ongoing compliance with applicable provisions of the Code, including the REMIC Provisions, and related Treasury regulations all of which are subject to change.

                  The following are the currently applicable material federal income tax consequences of the purchase, ownership and disposition of offered certificates. In addition to its opinions set forth above, Orrick, Herrington & Sutcliffe LLP has prepared or reviewed the statements in the prospectus and this prospectus supplement under the headings "Federal Income Tax Consequences," and is of the opinion that the statements in the prospectus as supplemented by the statements in this prospectus supplement are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in the offered certificates.

                  The offered certificates will be regular certificates, as defined in the prospectus under "Federal Income Tax Consequences--REMIC Certificates." The offered certificates will be treated as debt instruments for purposes of calculating a certificateholder's federal income tax liability. Holders of offered certificates will be required to report income with respect to the offered certificates under the accrual method of accounting, regardless of their normal tax accounting method.

                  For federal income tax reporting purposes, the class __ and class __ certificates will be treated as having been issued with original issue discount. All other classes of offered certificates will be treated as not having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the contracts will prepay at a rate equal to __% of the Prepayment Assumption. No representation is made that the contracts will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of regular certificates--Original Issue Discount" and "--Premium" in the prospectus.

                  If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, the amount of original issue discount allocable to the period would be zero and such certificateholder will be permitted to offset the negative amount only against future original issue discount, if any, attributable to the certificates.

                  In certain circumstances OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing original issue discount that differs from that used by the REMIC administrator in preparing reports to the certificateholders and the IRS.

                  Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of regular certificates" and "--Premium" in the prospectus.

                  The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the offered certificates, other than the Residual Certificates, will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in offered certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding the treatment as assets, any repurchase of a certificate pursuant to the right of the servicer or the holder of the Class R certificates to repurchase such certificate may adversely affect any REMIC that holds such certificate if the repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "The Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Federal Income Tax Consequences--REMIC Certificates" in the prospectus.

                  For further information regarding federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences--REMICs" in the prospectus.]

[Grantor Trust]

         [Orrick, Herrington & Sutcliffe LLP, special tax counsel, is of the opinion that for federal income tax purposes, assuming compliance with the terms of the grantor trust agreement, the grantor trust created pursuant to the grantor trust agreement will constitute a grantor trust under Subpart E, Part I of Subchapter J of the Code, and not an association taxable as a corporation. Accordingly, each holder of a Class A-2 floating certificate issued by the grantor trust will be treated as the owner of an undivided interest in the Class A-2 fixed certificates, which as described above are "regular interests" in a REMIC, the swap agreement, the certificate guaranty insurance policy and other assets held by the grantor trust. See "Federal Income Tax Consequences--REMIC Elections" and "--Non-REMIC trusts" in the prospectus.]

         [Although the Class A-2 floating certificates resemble in certain respects variable rate debt instruments, their tax treatment can differ substantially from that type of investment. The certificates may not be a suitable investment for individuals, trusts or estates and certain "pass-thru entities," the beneficial owners of which are individuals, trusts or estates. The class [A-2 floating] certificates may not be a suitable investment for real estate investment trusts or REMICs. Moreover, other special rules may apply to certain investors, including dealers in securities, dealers in notional principal contracts, and persons holding the class [A-2 floating] certificates or any of the assets in the grantor trust as part of a straddle.]

         [The interest in the swap agreement will not constitute a "real estate asset" within the meaning of Section 856(c)(4)(A) of the Code if held by a real estate investment trust, a "qualified mortgage" or "permitted investment" within the meaning of Sections 860G(a)(3) and 860G(a)(5) of the Code, respectively, if held by a REMIC, nor an asset described in Section 7701(a)(19)(c)(xi) if held by a domestic building and loan association. Further, the income received under the swap agreement will not constitute income described in Section 856(c)(3)(B) for a real estate investment trust.]

         [A purchaser of class [A-2 floating] certificates will be required to allocate its purchase price among its ownership interest in the various assets of the grantor trust. In general, the allocation would be based on the relative fair market values of the assets on the date of purchase of the [Class A-2 floating] certificate. No representation is or will be made as to the relative fair market values and holders of class [A-2 floating] certificates should consult their tax advisors concerning the determination of the fair market values and the taxation of the holder's interest in the swap agreement, the tax treatment of which is generally governed by the provisions of the Code and Treasury regulations relating to notional principal contracts and possibly those relating to straddles.]

         [Each holder of a class [A-2 floating] certificate must report on its federal income tax return ordinary income equal to its share of the interest payable with respect to the Class A-2 fixed certificates and a proportionate share of the net amounts payable to the grantor trust under the swap agreement, and may deduct the portion of the expenses incurred by the grantor trust that is allocable to such certificate, including net payments under the swap agreement, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly the assets held by the grantor trust and incurred directly its share of expenses incurred by the grantor trust. A holder of class [A-2 floating] certificates that is an individual, estate or trust should consult its tax advisers concerning possible limitations on the deductibility of expenses of the grantor trust. See "Federal Income Tax Consequences -- REMIC Elections" and "--Non-REMIC trusts" in the prospectus.]

                              ERISA Considerations

General

                  The Employee Retirement Income Security Act of 1974 or "ERISA," as amended, and Section 4975 of the Code impose certain restrictions on employee benefit and other ERISA plans that are subject to ERISA and/or Section 4975 of the Code and on persons who are fiduciaries with respect to such ERISA plans. See "ERISA Considerations" in the prospectus.

                  Prospective ERISA plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and other administrative exemptions under ERISA, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each ERISA plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the offered certificates is appropriate for the ERISA plan, taking into account the overall investment policy of the ERISA plan and the composition of the ERISA plan's investment portfolio.

Senior Certificates

                  The Department of Labor or DOL has granted to [ ] administrative exemptions, collectively, the "Exemption," from certain of the prohibited transaction rules of ERISA. The Exemption exempts from the prohibitions of Sections 406(a) and 407(a) of ERISA, and the related excise tax provisions of Section 4975 of the Code, the purchase, holding and resale by ERISA plans of pass-through certificates representing interests in trusts that hold assets consisting primarily of certain receivables, loans and other obligations that are secured and meet the general conditions summarized below. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements secured by manufactured homes such as the contracts.

                  Among the general conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale by a ERISA plan of the senior certificates are the following:

                  (1) The acquisition of the senior certificates by a ERISA plan is on terms, including the price for the senior certificates, that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

                  (2) The rights and interests evidenced by the senior certificates acquired by the ERISA plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

                  (3) The senior certificates acquired by the ERISA plan have received a rating at the time they were acquired that is in one of the three highest generic rating categories from either S&P, Moody's or Fitch, collectively referred to as the "Exemption Rating Agencies."

                  (4) The trustee is not an affiliate of the underwriters of the offered certificates, GreenPoint Credit, the obligor under any alternative credit enhancement, any obligor with respect to contracts included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties. Such parties, and the trustee and its affiliates, are sometimes referred to in this prospectus supplement collectively as the "Restricted Group" As of the date hereof, no obligor with respect to contracts included in the trust is an obligor with respect to contracts constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust.

                  (5) The sum of all payments made to and retained by the underwriters of the offered certificates in connection with the distribution of the senior certificates represents not more than reasonable compensation for underwriting the senior certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the contracts to the trust represents not more than the fair market value of the related contracts. The sum of all payments made to and retained by GreenPoint Credit, represents not more than reasonable compensation for GreenPoint Credit's services under the pooling and servicing agreement and reimbursement of GreenPoint Credit's reasonable expenses in connection therewith.

                  (6) The ERISA plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

                  In addition, the Exemption exempts from the prohibitions of Sections 406(a), 406(b) and 407(a) of ERISA, and the related excise tax provisions of Section 4975 of the Code, transactions undertaken in connection with the servicing, management and operation of a trust pursuant to a binding pooling and servicing agreement, subject to the foregoing general conditions and to certain additional requirements. [The seller believes that the Exemption will apply to the acquisition and holding of senior certificates by ERISA plans and that all conditions of the Exemption other than those within the control of the investors have been or will be met.]

                  The Exemption also exempts from the prohibition of Sections 406(b)(1) and 406(b)(2) of ERISA, and the related excise tax provisions of
Section 4975 of the Code, the direct or indirect sale, exchange or transfer of senior certificates between either seller or the underwriters of the offered certificates and a ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the ERISA plan's assets in the senior certificates, referred to in this prospectus supplement as the "Fiduciary," is (a) an obligor with respect to 5% or less of the fair market value of contracts in the trust or (b) an affiliate of any such person, subject to the general conditions summarized above and to the following additional requirements:

                  (1) No member of the Restricted Group is a sponsor of the ERISA plan.

                  (2) In connection with the initial issuance of senior certificates, at least 50% in Percentage Interests of such class of certificates is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group.

                  (3) The ERISA plan's investment in the senior certificates does not exceed 25% in Percentage Interests of any such class of certificates outstanding at the time of acquisition.

                  (4) Immediately after the acquisition of the senior certificates, no more than 25% of the assets of a ERISA plan with respect to which the Fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity.

                  (5) The Exemption also applies to the direct or indirect acquisition or disposition of senior certificates by a ERISA plan in the secondary market if certain conditions are met and the continued holding of senior certificates acquired in initial or secondary markets.

                  On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the senior certificates, the amendment generally allows subsequent contracts supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates, to be transferred to the trust during the pre-funding period, instead of requiring that all the contracts be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of certificates which otherwise qualify for the Exemption, provided that the following general conditions are met:

                  (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the offered certificates must not exceed 25%.

                  (2) All subsequent contracts transferred to the trust after the closing date must meet the same terms and conditions for eligibility as the initial contracts used to create the trust, which terms and conditions have been approved by one of the Exemption Rating Agencies.

                  (3) The transfer of the subsequent contracts to the trust during the pre-funding period must not result in the certificates receiving a lower credit rating from an Exemption rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                  (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the contracts in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the weighted average annual percentage interest rate for the contracts which were transferred to the trust on the closing date.

                  (5)    Either:

                         (i) the characteristics of the subsequent contracts must be monitored by an insurer or other credit support provider which is independent of the seller; or

                         (ii) an independent accountant retained by the seller must provide the seller with a letter, with copies provided to the Exemption Rating Agencies rating the certificates, the underwriter of the offered certificates and the trustee, stating whether or not the characteristics of the subsequent contracts conform to the characteristics described in the prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the contracts which were transferred to the trust as of the closing date.

                  (6) The pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

                  (7) Amounts transferred to the pre-funding account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments which are permitted by the Exemption Rating Agencies rating the certificates, and the permitted investment must be described in the pooling and servicing agreement and must:

               (i) be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that the obligations are backed by the full faith and credit of the United States; or

               (ii) have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies.

          (8) The prospectus or prospectus supplement must describe the duration of the pre-funding period;

          (9) The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of the trust, must enforce all the rights created in favor of certificateholders of the trust, including ERISA plans.

[The class [A-2 floating] certificates]

          [The Exemption will not apply to the purchase, holding or subsequent resale of the class [A-2 floating] certificates. However, Section II of DOL Prohibited Transaction Class Exemption, or PTCE, 75-1, regarding principal transactions by broker-dealers should be applicable to the acquisition of the class [A-2 floating] certificates, provided that the underwriter of the offered certificates is not a fiduciary with respect to the ERISA plan and is not a Party in Interest, as defined in the prospectus, with respect to the ERISA plan by reason of being a participating employer or affiliate thereof. In addition, one or more of the following PTCEs may be applicable to the purchase, holding or subsequent resale of the class [A-2 floating] certificates by a ERISA plan:

          (1) PTCE 96-23, regarding investments determined by in-house asset managers;

          (2) PTCE 95-60, regarding investments by insurance company pooled accounts;

          (3) PTCE 91-38, regarding investments by bank collective investment funds;

          (4) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or

          (5) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers.

          To the extent that the acquisition of a class [A-2 floating] certificate by or with "plan assets" of a ERISA plan is deemed for purposes of ERISA to be a purchase of an interest in the class [A-2 fixed] certificates, the Exemption should be applicable to the purchase, holding or subsequent resale of the interest in class [A-2 fixed] certificates.

Class M and Class B-1 Certificates

          A ERISA plan fiduciary or other person investing "plan assets" of any ERISA plan will not be permitted to purchase or hold the Class M and Class B-1 Certificates, unless such person delivers to the trustee the certificate or opinion referred to below, as such actions may give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Because the Class M and Class B-1 Certificates do not meet the requirements of the Exemption, it does not provide exemptive relief for the purchase or holding of the Class M or Class B-1 Certificates with "plan assets" of any ERISA plan.

          In addition, no transfer of a Class M or Class B-1 Certificate shall be registered unless the prospective transferee provides the trustee[, the seller and the servicer] with (a) a certification to the effect that the transferee (1) is neither a ERISA plan, a person acting on behalf of any ERISA plan nor a person using "plan assets" of any ERISA plan, or (2) if the transferee is an insurance company, it is purchasing Class M or Class B-1 Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of PTCE 95-60, and represents that the purchase and holding of Class M or Class B-1 Certificates is eligible for the exemptive relief available under Sections I and III of PTCE 95-60; or (b) an opinion of counsel satisfactory to the trustee[, the seller and the servicer,] and upon which the trustee[, the seller and the servicer] shall be entitled to rely, to the effect that the purchase or holding of Class M or Class B-1 Certificates by the prospective transferee will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee[, the seller or the servicer] to any obligation in addition to those undertaken by the trustee[, the seller or the servicer] in the pooling and servicing agreement, which opinion of counsel shall not be an expense of the trustee[, the seller or the servicer]. owners of the Class M or Class B-1 Certificates will be deemed to have made one of the certifications in clauses
(a)(1) and (a)(2) above.

Fiduciary Review

          In addition to the matters described above, purchasers of class [A-2 floating] certificates that are insurance companies should consult with their legal advisors with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86 (1993). In JOHN HANCOCK, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the JOHN HANCOCK decision or federal legislation affecting insurance company general accounts (see Section 1460 of the Small Business Job Protection Act of 1996) affects their ability to purchase of the certificates.

          Before purchasing a senior certificate, a fiduciary of a ERISA plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any exemption will be applicable to the certificate. Any ERISA plan fiduciary or other person considering whether to purchase a senior certificate with "plan assets" of any ERISA plan should consult with its own legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and other administrative exemptions under ERISA, and the potential consequences to its specific circumstances, prior to making an investment in the certificates. Moreover, each ERISA plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the senior certificates is appropriate for the ERISA plan, taking into account the overall investment of the ERISA plan and the composition of the ERISA plan's investment portfolio.

                                    Ratings

          It is a condition to the issuance of the certificates that the senior certificates be rated "[ ]" by [ ], that the Class M Certificates be rated at least "[ ]" by [ ] and that the Class B certificates be rated at least "[ ]" by [ ]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of the offered certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

          The ratings assigned by [ ] to the offered certificates:

          . address the likelihood of the receipt by the certificateholders of their allocable share of principal and/or interest on the underlying assets; and

          .    take into consideration:

               -    the credit quality of the related underlying assets,

               -    any credit support arrangements,

               - structural and legal aspects associated with the offered certificates, and

               - the extent to which the payment stream on such underlying assets is adequate to make payments required by the offered certificates.

          [ ] ratings on the offered certificates do not constitute a statement:

          .    regarding frequency of prepayments on the underlying assets, or

          . as to whether yield may be adversely affected as a result thereof.

          An explanation of the significance of such ratings may be obtained from [ ], [ ], New York, New York [ ], telephone [( )- ].

          The seller has not requested a rating on the offered certificates by any rating agency other than [ ]. However, there can be no assurance as to whether any other rating agency will rate any or all of the offered certificates, or if it did, what rating would be assigned to the offered certificates by any other rating agency. A rating on any or all of the offered certificates by certain other rating agencies, if assigned at all, may be lower than the rating assigned to the offered certificates by [ ].

                               Legal Investment

          The [senior certificates and Class M Certificates] offered hereby will not constitute "mortgage related securities" under SMMEA until such time as the balance of the pre-funding account is reduced to zero. At the time the pre-funding account is reduced to zero, the [senior certificates and Class M Certificates] will constitute legal investments for certain types of investors to the extent provided in SMMEA. Investors should consult their own legal advisors in determining whether and to what extent the senior certificates constitute legal investments for them.

          Because the Class B-1 Certificates will not, at the time of issuance, be rated in one of the two highest rating categories of Moody's and Fitch, the Class B-1 Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in more highly rated securities based on first mortgage loans may not be legally authorized to invest in the Class B-1 Certificates. No representation is made as to any regulatory requirements or considerations, including without limitation regulatory capital or permissible investment requirements, applicable to the purchase of the Class B-1 Certificates by banks, savings and loan associations or other financial institutions. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them. See "Legal Investment" in the prospectus.

                            Method Of Distribution

          Subject to the terms and conditions of the underwriting agreement, the seller has agreed to sell, and [each of ] underwriters of the offered certificates has agreed to purchase from the seller[s], the respective principal amounts of the offered certificates set forth below its name in the table below.

                                                               Underwriters
                                                               ------------
Principal Amount of
-------------------
Class A-1  certificates.................................    $
[Class A-IO Certificates................................    $              ]
Class M Certificates....................................    $
Class B-1 Certificates..................................    $

          In the underwriting agreement, the underwriters of the offered certificates have agreed, subject to the terms and conditions set forth therein, to purchase all of the offered certificates offered hereby if any offered certificates are purchased. In the event of default by an underwriter of the offered certificates, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

          The seller has been advised by the underwriters of the offered certificates that they propose initially to offer the offered certificates to the public at the prices set forth in this prospectus supplement, and to certain dealers at such prices less the initial concession not in excess of [ %] of the Class A-1 Certificate balance, [ %] of the Class A-IO offering price, [ %] of the Class M Certificate balance and [ %] of the Class B-1 Certificate balance. The underwriters of the offered certificates may allow dealers, and such dealers may allow, a concession not in excess of [ %] of the Class A-1 Certificate balance, [[ %] of the Class A-IO offering price,] [ %] of the Class M Certificate balance and [ %] of the Class B-1 Certificate balance. After the initial public offering of the offered certificates, the public offering prices and any concessions may be changed.

          The underwriting agreement provides that the seller will indemnify the underwriters of the offered certificates against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters of the offered certificates may be required to make in respect thereof.

          The underwriters of the offered certificates will reimburse certain expenses of the seller.

          In connection with the sale of the offered certificates, the underwriters of the offered certificates and other persons participating in the sale may engage in transactions that stabilize, maintain or otherwise affect the price of the offered certificates. Specifically, the underwriters of the offered certificates may over-allot in connection with the sale, creating a short position in the offered certificates for their own account. To cover over-allotments or to stabilize the price of the offered certificates, the underwriters of the offered certificates may bid for, and purchase, offered certificates in the open market. The underwriters of the offered certificates may also impose a penalty bid whereby they may reclaim selling concessions allowed to an underwriter or a dealer for distributing the offered certificates, if the underwriters of the offered certificates repurchase previously distributed offered certificates in transactions to cover their short position, in stabilization transactions or otherwise. Finally, the underwriters of the offered certificates may bid for, and purchase, offered certificates in market making transactions. These activities may stabilize or maintain the market price of the offered certificates above market levels that may otherwise prevail. The underwriters of the offered certificates are not required to engage in these activities and may end any of these activities at any time.

                                Use Of Proceeds

          [Substantially all of the net proceeds to be received from the sale of the offered certificates will be used by the seller for general corporate purposes, including the purchase of the contracts and the payment of other expenses connected with pooling the contracts and issuing the offered certificates.]

                                 Legal Matters

          Certain legal matters relating to the offered certificates, including legal matters relating to material federal income tax consequences concerning the offered certificates, will be passed upon for the seller by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California and for the underwriters of the offered certificates by [ ].

                                    Annex I

                       Global Clearance, Settlement And
                         Tax Documentation Procedures

          Except in certain limited circumstances, the globally offered GreenPoint Credit Manufactured Housing contract trust [Senior/Subordinate] Pass-Through Certificates, series 200[]-[] or "Global Securities" will be available only in book-entry form. Investors in the Global Securities may hold Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear, in such capacity, and as DTC Participants.

          Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless such Non-U.S. holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions noting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior manufactured housing contract pass-through certificates issues in same-day funds.

          Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the relevant accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

          Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or

Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading between Cedel or Euroclear seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Participants or Euroclear Participants through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the relevant accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures;

               borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

               staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities holding securities through Cedel or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless, under currently applicable laws, (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8, certificate of Foreign Status. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224, Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001, ownership, Exemption or Reduced Rate certificate. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the certificate owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

          U.S. Federal Income Tax Reporting Procedure. The certificate owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means:

          (1)  a citizen or resident of the United States;

          (2) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof; or

          (3) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source.

          This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes, including backup withholding, provided that the holder complies with the new certification procedures.

                                     $[  ]


                                 (Approximate)


                         [GREENPOINTCREDIT, LLC LOGO]


                              Seller and Servicer


                      Manufactured Housing Contract Trust

                  Pass-Through Certificates, Series [  ]-[  ]



                             PROSPECTUS SUPPLEMENT
                                 [_____], [__]


                                 [UNDERWRITER]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, for ninety days from the date of this prospectus supplement, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus.

Information contained in this prospectus supplement is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  Subject to Completion, Dated [_____], 200[_]
[Form of Note] Prospectus Supplement
To Prospectus Dated [  ]
                                   $[AMOUNT]
                                 (Approximate)

                         [GREENPOINT CREDIT, LLC LOGO],
                              Seller and Servicer

                      [GREENPOINT ASSET LLC LOGO]/[TRUST]
                                     Issuer

     The securities issuer is offering the notes in the amount, at the note rate and for the prices listed in the table below:

                                                               Underwriting
     Principal Balance                         Price to       Discounts and        Proceeds to
                              Note Rate         Public         Commissions            Seller
     --------------------------------------------------------------------------------------------
     $[ ]                   [LIBOR + []%]        [  ]%            [  ]%               $[  ]

[The required monthly payments of interest and scheduled principal are unconditionally guaranteed to the holders of the notes by [INSURER]. See "[INSURER]" and "Description of the Notes--Note Guaranty Insurance Policy" in this prospectus supplement.]

     ---------------------------------------------------------------------
     Consider carefully the risk factors beginning on page S-[ ] in this prospectus supplement and at page [ ] in the accompanying prospectus.
     ---------------------------------------------------------------------

This prospectus supplement may be used to offer and sell a series of notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

  Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

     You should rely only on the information contained in this document or to which we have referred you to in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     We provide information to you about the notes in two separate documents that progressively provide more detail:

     . the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

     . this prospectus supplement, which describes the specific terms of your series of notes.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLE OF CONTENTS


                                                                                                                       Page S-
Summary Information..................................................................................................    3
Risk Factors.........................................................................................................   10
The Contract Pool....................................................................................................   16
The Seller...........................................................................................................   23
GreenPoint Credit, LLC's Management's Discussion and Analysis of Delinquency, Repossession and Loan Loss Experience..   24
Prepayment And Yield Considerations..................................................................................   26
Weighted Average Life of the Offered Notes...........................................................................   30
[Sensitivity Of The Class A-IO Notes]................................................................................   34
[Pre-Tax Yields on the Class A-IO Notes].............................................................................   35
Description Of The Notes.............................................................................................   36
General..............................................................................................................   36
Note Rates...........................................................................................................   37
Conveyance of Contracts..............................................................................................   38
[Conveyance of [subsequent contracts and] [pre-funding account]......................................................   42
Payments on the Contracts; Payment Account...........................................................................   44
Distributions........................................................................................................   46
[Reserve Account]....................................................................................................   47
Subordination........................................................................................................   48
Losses on liquidated contracts.......................................................................................   48
Example of Distributions.............................................................................................   49
Advances.............................................................................................................   50
Reports to Noteholders...............................................................................................   52
Optional Termination and Termination Auction.........................................................................   53
Termination of the Indenture.........................................................................................   54
Collection and Other Servicing Procedures............................................................................   55
Servicing Compensation; Certain Other Matters Regarding the servicer.................................................   55
The Indenture Trustee................................................................................................   55
[Registration of the Offered Notes...................................................................................   56
[Formation of the Grantor Trust and Grantor Trust Property]..........................................................   61
[Assignment of class [A-2 Fixed] notes]..............................................................................   62
[Servicing]..........................................................................................................   62
[Removal and Designation of Servicer]................................................................................   63
[The Grantor Indenture Trustee]......................................................................................   63
[Reporting Requirements].............................................................................................   63
[Termination of the Trust]...........................................................................................   64
Calculation of LIBOR.................................................................................................   64
Federal Income Tax Consequences......................................................................................   65
[Grantor Trust]......................................................................................................   67
ERISA Considerations.................................................................................................   69
General..............................................................................................................   69
senior Notes.........................................................................................................   69
[The class [A-2 Floating] notes].....................................................................................   72
Class M and Class B-1 Notes..........................................................................................   73
Fiduciary Review.....................................................................................................   73
Ratings..............................................................................................................   74
Legal Investment.....................................................................................................   75
Method Of Distribution...............................................................................................   75
Use Of Proceeds......................................................................................................   76
Legal Matters........................................................................................................   76
Global Clearance, Settlement And Tax Documentation Procedures........................................................  I-1

                              Summary Information

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the prospectus.

What The Offered Notes Represent

The notes represent indebtedness of [a trust/GreenPoint Asset LLC]. The [trust/GreenPoint Asset LLC] will pledge a pool of manufactured housing installment sales contracts, installment loan agreements and certain other assets as collateral to secure indebtedness, as described under "Description of the Notes--General" in this prospectus supplement.

The notes only represent interests in the assets pledged by [the trust/GreenPoint Asset LLC]. All payments to noteholders will come only from the amounts received in connection with those pledged assets.

Information About The Contract Pool

The contract pool consists of approximately [ ] contracts with an aggregate scheduled principal balance as of [ ] of approximately $[ ]. Each contract was either originated or purchased by GreenPoint Credit, LLC

[The contract pool consists of two contract groups. As of [  ]:

 . contract group I consists of approximately [ ] fixed rate contracts with an aggregate scheduled principal balance of approximately $[ ]; and [For a further description of the contracts, see "The Contract Pool" in this prospectus supplement.]

The Offered Notes

GreenPoint Credit, LLC will sell a pool of manufactured housing installment sales contracts, installment loan agreements and certain other assets to [a trust/GreenPoint Asset LLC]. [The trust has been created for the purpose of issuing the Manufactured Housing Contract-Backed Notes, Series 200[]-[ ] which will be secured by the assets purchased from GreenPoint Credit, LLC.] [GreenPoint Asset LLC will issue the Manufactured Housing Contract-Backed Notes, Serites 200[]-[ ] which will be secured by the assets purchased from GreenPoint Credit, LLC.] The approximate initial principal balance, initial note rate and last scheduled distribution date of the notes will be as follows:


initial Principal                            Last Scheduled
Balance                  Note Rate           distribution date
------------             ---------           -----------------
$ [  ]                   [LIBOR
                         +[]%]

_______________
 . [The note rate is capped at the weighted average net contract rates of the contracts. ]

[The trust/GreenPoint Asset LLC] will also issue one or more classes of certificates. The certificates will not be sold to the public. The certificates are not being offered by this prospectus supplement.

Denominations

The notes are offered in minimum denominations of $1,000 each and multiples of $1 in excess thereof.

[The Note Guaranty Insurance Policy and [Insurer]]

[INSURER] will provide a note guaranty insurance policy to protect noteholders against certain losses. In most instances, as described in more detail in this prospectus supplement, if funds in the [group I and group II] note account[s, as applicable,] are insufficient to distribute interest or scheduled principal to the noteholders on any distribution date, [INSURER] will make a payment into the [respective] note account to cover the shortfall under a note guaranty insurance policy. See "[INSURER]" and "Description of the Notes--Note Guaranty Insurance Policy" in this prospectus supplement.]

[Letter of Credit]

[[LETTER OF CREDIT PROVIDER] will provide a letter of credit to protect noteholders against certain losses. As described in more detail in this prospectus supplement, if funds in the note account are insufficient to distribute interest or scheduled principal to the noteholders on any distribution date, [LETTER OF CREDIT PROVIDER] may be required to make a payment into the note account to cover the shortfall pursuant to a draw on the letter of credit. See "The Letter of Credit Provider" and "Description of the Notes--The Letter of Credit" in this prospectus supplement.]

[Swap Agreement

Pursuant to a swap agreement, on each distribution date, the swap counterparty will be entitled to receive from [the trust/GreenPoint Asset LLC] the distributions of interest on the outstanding note principal balance of the notes immediately prior to the related distribution date, which are calculated at a fixed rate of [ ]% per annum. On each distribution date, the swap counterparty will be obligated to pay to the trust an amount equal to one months' interest at the note rate on the outstanding note principal balance immediately prior to the related distribution date. The swap counterparty is [].]

[Reserve Account

The indenture trustee shall establish a reserve account for the benefit of the holders of notes. The reserve account will be funded as described under "Description of the Notes--Reserve Account" in this prospectus supplement. ]

[pre-funding account

GreenPoint Credit, LLC will deposit an amount in the pre-funding account to provide the trust with sufficient funds to purchase the subsequent contracts. In no event will:

 . the pre-funding account extend beyond 90 days past the date of initial issuance of the notes;

 . amounts deposited into the pre-funding account be greater than 25% of the balance of the notes on the date of initial issuance of the notes; or

 . amounts on deposit in the pre-funding account be held in anything other than cash or invested in anything other than eligible investments as defined under "Description of the Notes--Payments on the Contracts; Payment Account" in this prospectus supplement.

See "Prepayment and Yield Considerations" and "Description of the Notes-- Conveyance of subsequent contracts and pre-funding account" in this prospectus supplement.]

Distributions On The Notes

General

Each month, the indenture trustee, [TRUSTEE], will make distributions of interest and principal to the holders of the notes.

 . The first distribution date with respect to the notes will be [_____] 15, 200[_].

 . Thereafter, distributions on the notes will be made on the 15th day of each month, or if the 15th day is not a business day, on the next business day.

The obligors under the contracts will pay their interest and principal during each month to the servicer of the contracts. Within two business days of receipt of payments from obligors, the servicer will forward these amounts to the indenture trustee. On the distribution date occurring in the following month, the indenture trustee will distribute the amount remitted by the servicer, less fees and expenses owed to the servicer, to the holders of the notes, in the amount and priority set forth in this prospectus supplement. See "Description of the Notes--Priority of Distributions" in this prospectus supplement.

Distributions of Interest

Interest Accrual. 1/12th of the related note rate on the related principal balance immediately prior to the related distribution date.

Interest period. For any distribution date, the calendar month preceding that distribution date.

See "Description of the Notes--Interest Distributions" and "Risk Factors--Due to the Delay in Payment of Fifteen Days, the Effective Yield on the Notes May Be Lower Than What Would Otherwise Be Produced by the Applicable Note Rate of the Offered Notes" in this prospectus supplement.

On each distribution date, interest will be distributed to noteholders in the order described in "Description of the Notes--Priority of Distributions" in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the contracts to cover interest owed on the notes. If there are insufficient payments on the contracts[, and there is a default by [INSURER] under the note guaranty insurance policy,] the outstanding notes may not receive the full amount of accrued interest.

The notes that do not receive the full interest payment will be entitled to receive the shortfall in interest distributions in the following month in the same priority as their distribution of current interest. See "[INSURER]" and "Description of the Notes--Note Guaranty Insurance Policy" and "Description of the Notes--Priority of Distributions" in this prospectus supplement.

[LIBOR. The note rate will be adjusted each month, based on changes in LIBOR for one-month U.S. dollar deposits, as described in "Description of the Notes-- Note Rates and Last Scheduled distribution dates" in this prospectus supplement. ]

Distributions of Principal

General. Noteholders will receive payments of principal corresponding to payments of principal on the [related] contract[s] [group].

Notes. On each distribution date, a certain portion of collections received on the contracts will be distributed to the notes in the amounts set forth in this prospectus supplement. See "Description of the Notes--Priority of Distributions" in this prospectus supplement.

It is possible that there will be insufficient payments from the contracts to cover principal payable to you. If there is a shortfall in collections [for a contract group] [and there is a default by [INSURER] under the note guaranty insurance policy,] a holder of a note may not receive the full amount of principal distributions to which it is otherwise entitled. See "[INSURER]" and "Description of the Notes--Note Guaranty Insurance Policy" and "Description of the Notes--Priority of Distributions" in this prospectus supplement.

Allocation Of Losses


A contract suffers a loss when the servicer determines that:

 .  it has received all amounts it expects to recover from that contract; and

 . amount of recovery is less than the sum of the outstanding principal balance of the contract and the accrued and unpaid interest thereon.

[If there is a default by [INSURER] under the note guaranty insurance policy, losses on the contracts in a contract group will only be allocated to the notes related to that contract group. ]

In the event losses on the contracts would reduce the amount available for distribution [and there is no payment under the note guaranty insurance policy,] the notes will receive only their respective percentage interest of the proceeds from the liquidation of the contract rather than the scheduled principal balance thereof. See "Risk Factors--Losses on the contracts May Reduce the Yield on the Offered Notes" and "Description of the Notes--Losses on liquidated contracts" in this prospectus supplement.

Advances

The servicer will advance its own funds to cover any shortfalls in payments of principal and interest due to the notes in any month that:

 . the servicer receives a payment on a contract that is less than the full scheduled payment;

 .  the servicer receives no payment on a contract; and

 . the servicer determines that the advances will be recoverable from future payments or collections on that contract.

However, advances will not exceed the delinquent contract payments. See "Description of the Notes--Advances" in this prospectus supplement.

Yield And Prepayment Considerations

The yield to maturity of the notes will depend upon, among other things:

 .  the price at which the notes are purchased;

 .  the note rate; and

 .  the rate of principal prepayments on the related contracts.

A higher than anticipated rate of principal prepayments would reduce the aggregate principal balance of the contracts more quickly than expected, thereby reducing the aggregate interest payments that would otherwise be payable with respect to the contracts. A higher rate of principal prepayments could result in a lower than expected yield to maturity on notes purchased at a premium. A lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on notes purchased at a discount since payments of principal with respect to the contracts would occur later than anticipated. For a discussion of special yield and prepayment considerations applicable to the notes, see "Risk Factors--The Yield on Your Notes Could be Limited by a Higher Than Expected Rate of Prepayments on the contracts Underlying the Notes" and "Prepayment and Yield Considerations" in this prospectus supplement.

[Book-Entry Registration

The notes will be available only in book-entry form through the facilities of DTC, Cedelbank and the Euroclear System. See "Description of the Notes-- Registration of the Notes" in this prospectus supplement and Annex I to this prospectus supplement. ]

Tax Status

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the issuer, for federal income tax purposes, the notes will be characterized as indebtedness, and [neithe]r the issuer[, nor any portion of the issuer as created and governed pursuant to the terms and conditions of the trust agreement,] will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended. In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

For further information regarding the federal income tax consequences of investing in the notes, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

The notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

Ratings

The notes are required to receive the ratings of "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. The ratings do not address whether or not the notes or the notes will receive any related net funds cap carryover amount or the ability of the holder of the certificates to purchase any contract that has been converted to a fixed rate of interest. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. See "Ratings" in this prospectus supplement.

Legal Investment

As of the date of their issuance, all of the notes will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement. You should consult your own legal advisors in determining whether and to what extent the notes constitute legal investments for you.

                                 Risk Factors

     You should carefully consider the following risk factors prior to any decision to invest in the notes. The following discussion supplements, and does not replace or supersede, the discussion under "Risk Factors" in the prospectus.

     The yield on the notes could   General Risks Associated with Higher Than Expected Prepayments
      be limited by a higher than   The notes represent indebtedness of [a trust/GreenPoint Asset LLC] which will be secured
      expected rate of              by a pledge of manufactured housing contracts. As the obligors make payments of interest
      prepayments on the            and principal on the contracts, noteholders will receive payments. Because the obligors
      contracts underlying the      are free to make those payments faster than scheduled, noteholders may receive distributions
      notes.                        of principal faster than expected. Therefore, the notes may be paid in full earlier than the scheduled maturity of the notes. Interest on the notes will no longer be paid to noteholders on any principal distributions paid to the holders of notes.  There is no guarantee that noteholders will receive principal payments on the notes at any specific rate or on specific dates.

                                    Payment of principal on the contracts may be in the following forms:

                                    .  Scheduled payments of principal; and

                                    .  Principal prepayments which consist of:

                                       --  Prepayments in full of a contract;

                                       --  Repurchases by the seller of any contracts that violate any representations and warranties in the indenture;

                                       --  Repurchases of variable rate contracts that have been converted to a fixed interest rate;

                                       --  Partial prepayments on any contract; and

                                       --  Liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted contract.

                                    For a complete discussion on the situations that might cause prepayments, see "Prepayment and Yield Considerations" in the prospectus and in this prospectus supplement.

                                    Offered Notes Bought at Premiums and Discounts May Receive a Lower Yield Than Expected

                                    Offered notes purchased at a discount may receive a lower yield than expected if the rate of principal payments is slower than expected.  Offered notes purchased at a premium may receive a lower yield than

                                    you expected if the rate of principal
                                    payments is faster than expected. See
                                    "Prepayment and Yield Considerations" in this prospectus supplement.

                                    Prepayments May Limit Note Rates Due to the
                                    Weighted Average Cap on Note Rates

                                    The note rates for the notes will not exceed the weighted average of the net contract rates. Disproportionate prepayments of contracts with net contract rates that are higher than the initial note rates will increase the possibility that the note rate will be adjusted to an amount lower than the initial note rate. There is no mechanism to compensate the holders of the notes for any reduction other than the payment, if any, of the net funds cap carryover amount. See "Description of the Notes--Priority of Distributions" in this prospectus supplement.

Losses on the contracts             [[INSURER] has insured the payments of
may reduce the yield on             principal and interest on the notes.
the notes.                          However, if [INSURER] has defaulted under
                                    the note guaranty insurance policy, the
                                    yield to maturity on the notes may be
                                    reduced by losses on the contracts. See
                                    "Prepayment and Yield Considerations,"
                                    ["[INSURER]" and "Description of the Notes--
                                    Note Guaranty Insurance Policy"] in this prospectus supplement.]


[Due to the delay in                Because the distribution date on the notes
payment on the notes for            is the 15th day of each month, the yield to
[fifteen] days, the yield on        each holder of a note, will be lower than it
the notes may be lower.             would if the distribution date was on the
                                    first day of the month. The reason for this is interest on the notes will accrue from the first day of the month to the last day of the month, but the accrued interest will not be paid until the distribution made on the 15th day, or, if the 15th day is not a business day, the next succeeding business day, of the following month. In addition, distributions of principal on any distribution date will have the effect of reducing the outstanding principal balance as of the open of business on the first day in the month in which the related distribution occurs. Therefore, interest on the notes will accrue on a lower outstanding balance beginning on the first day of the related collection period, but the noteholders will not receive their distribution until the 15th day of the related collection period. See "Prepayment and Yield Considerations" in this prospectus supplement.]


[The notes may have a               The contracts are variable rate contracts.
lower yield if LIBOR is             The contracts:
greater than the interest
rate accruing on the                .   provide for periodic adjustments to
contracts.                              their interest rates;

                                    .   will not have their first interest
                                        adjustment date until after the date
                                        indicated by the index under which the
                                        contracts are adjusted;

                                    . bear interest at a fixed rate set at the origination of the contract until its first adjustment date; and

                                    .   after the first adjustment dates, only
                                        adjust every 12 months thereafter.

                                        However, the notes adjust monthly based
                                        on the LIBOR index. The LIBOR index:

                                    . is a different index than the index with which the contracts adjust; and

                                    .   may be higher or move differently than
                                        the index under which the contracts are
                                        adjusted.

                                    Because the note rate on the notes may be capped by the weighted average of the interest rates on the contracts, the yield to the holders of the notes may be lower than a yield based upon the LIBOR index.]

[The notes may have a               [The contracts accrue interest at a fixed
lower yield if LIBOR is             rate. If interest rates, including LIBOR,
greater than the interest           increase, the rate of interest on the
rate accruing on the                contracts will not. As a result, the note
contracts.]                         rate on the notes will be increasing, up to
                                    its cap, while the interest rates on the related contracts will not be increasing.
                                    Since the note rate on the notes may be
                                    capped by the weighted average of the
                                    interest rates on the contracts, the yield to the notes may be lower than a yield based upon the LIBOR index.]

[There may not be                   [Although holders of the notes, notes and
sufficient funds to pay             notes will be entitled to any related
holders of notes amounts            interest shortfalls resulting from the
in respect of interest              weighted average caps on the contracts from
shortfalls resulting from           and to the limited extent of funds available
the weighted average cap            therefor as provided in this prospectus
on the contracts.]                  supplement, there can be no assurance that
                                    funds will be available or sufficient for payment of any interest shortfalls resulting from the weighted average cap on the contracts. In addition, the note guaranty insurance policy does not cover, and the ratings of the notes, notes and notes do not address, the likelihood of payment of any interest shortfalls resulting from the weighted average cap on the contracts.]

[Some variable rate                 [Although all of the contracts are variable
contracts can convert to            rate, the obligor on each of the contracts
fixed rates of interest             can convert a variable rate to a fixed rate
which may reduce the                as long as the obligor is current in payment
yield to holders of the             on the obligor's contract. If an obligor
notes.]                             converts a contract from a variable rate to
                                    a fixed rate, the holder of the certificates is obligated to purchase the contract. The fixed rate may be lower than the LIBOR index or the note rate produced by an auction.
                                    Since the note rates on the notes and notes may be capped by the weighted average of the interest rates on the contracts, any conversion to a fixed rate of a contract that has not been purchased by the holder of the certificates may make it more likely that the note rates on the notes and notes will be lower than the LIBOR index or the rate produced by the auction procedures.]

[Upon the occurrence of             [So long as [INSURER] is not in default in
events of default of the            payment under the note guaranty insurance
servicer under the pooling          policy, upon the occurrence of an event of
and servicing agreement,            default of the servicer under the pooling
                                    and servicing agreement, neither the
                                    indenture trustee nor the noteholders may exercise any remedies provided for in the pooling and

[INSURER] will have the             and servicing agreement. [INSURER] will
sole right to exercise any          generally have the right to control all
remedies.]                          remedies provided for in the pooling and
                                    servicing agreement. See "[INSURER]" and
                                    "Description of the Notes--Note Guaranty
                                    Insurance Policy" in this prospectus
                                    supplement.]

Noteholders must rely soley         [The trust/GreenPoint Asset LLC] will not
on the limited assets that          pledge as collateral for the notes any
are pledged by [the trust/          significant assets or sources of funds other
GreenPoint Asset LLC] to            than the contracts and related assets, [two]
secure the notes for payment        note accounts [and the note guaranty
on the notes and will have no       insurance policy]. Noteholders must rely
recourse against [the trust/        solely upon payments on the contracts
GreenPoint Asset LLC,] pledged      pledged by [and payments of claims made
by the seller or the servicer       under the note guaranty insurance policy]
if the notes incur shortfalls       for payments on their notes and will have no
and/or losses.                      recourse against [the trust/GreenPoint Asset
                                    LLC,] the seller or the servicer if the
                                    notes incur shortfalls and/or losses.
                                    [Although the note guaranty insurance policy will be available for the notes to cover shortfalls in distributions of interest and scheduled principal due thereon, if
                                    [INSURER] defaults in its obligations under the note guaranty insurance policy, the indenture trustee will depend solely on current distributions on the contracts to make payments on the notes. See "[INSURER]" and "Description of the Notes--Note Guaranty
                                    Insurance Policy" in this prospectus
                                    supplement.]

                                    The notes will not represent interests in or obligations of the seller or the servicer. None of the notes nor the underlying contracts or any collections thereon will be insured or guaranteed against losses by any governmental agency or instrumentality, the underwriters or any of their affiliates, [GreenPoint Asset LLC or any of its affiliates,] GreenPoint Credit, LLC or any of its affiliates. [Except for the note guaranty insurance policy], collections on the contracts will constitute the only source of funds for payment on the notes. Any shortfalls in the collections on contracts will be borne by the holders of the notes [,except to the extent of the note guaranty insurance policy].

[Random lot procedures              [Distributions of principal on the [AUCTION]
make timing and amount              notes will be made in round lots of $25,000
of distributions on the             and integral multiples thereof. Further,
[AUCTION] notes                     distributions will be allocated to specific
uncertain.]                         [AUCTION] notes in accordance with the then-
                                    applicable established random lot procedures of DTC, and the then-applicable established procedures of its participating organizations and indirect participating organizations, which may or may not be by random lot. Investors may ask participating organizations and indirect participating organizations which allocation procedures they use. On any distribution date on which principal is to be distributed to the [AUCTION] notes, one or more holders of [AUCTION] notes may receive no distributions of principal while other holders of [AUCTION] notes receive distributions. ]

                               The Contract Pool

          Each contract was purchased or originated by GreenPoint Credit on an individual basis in the ordinary course of its business. A description of the general practices of GreenPoint Credit with respect to the origination or purchase of manufactured housing contracts similar to the contracts contained in the contract pool is set forth in the prospectus under "The Seller and Servicer
- Loan Originations" and "The Seller and Servicer - Underwriting Policies."

          On the date of initial issuance of the notes, the seller will convey to [the trust/GreenPoint Asset LLC] the contracts owned by it immediately prior to the conveyance that are pledged to secure the notes. GreenPoint Credit, as servicer, will obtain and maintain possession of all contract documents.

          [The indenture provides that the additional contracts will be purchased by [the trust/GreenPoint Asset LLC] on the closing date and that the subsequent contracts will be purchased by [the trust/GreenPoint Asset LLC] no later than [ ]. Although the additional contracts and subsequent contracts sold to [the trust/GreenPoint Asset LLC] will have characteristics that differ somewhat from the initial contracts described in this prospectus supplement, GreenPoint Credit does not expect that the characteristics of the additional contracts and subsequent contracts will vary materially from the initial contracts since the additional contracts and subsequent contracts will conform to the representations and warranties set forth in the applicable indenture as they relate to additional contracts and subsequent contracts. See "Description of the Notes - Conveyance of subsequent contracts and pre-funding account" in this prospectus supplement.]

          No manufactured housing installment sales contract or installment loan agreement will be in excess of 100% of the value of the manufactured home. See "The Contract Pool" in the prospectus.

          The contracts are all [fixed rate, actuarial contracts]. [Some of the contracts in the contract pool are secured by a lien on real estate.] [None of the contracts:

          .    were purchased in bulk from an unrelated third party;

          . are insured in whole or in part or guaranteed in whole or in part, as applicable, by the Veterans Administration, the Federal Housing Administration or by any other governmental entity or instrumentality;

          .    are amortized using the "simple interest" amortization method; or

          . have a variable contract rate or a contract rate which steps up on particular dates.]

          Management of GreenPoint Credit estimates that in excess of [ ]% of the manufactured homes are used as primary residences by the obligors under the contracts secured by those manufactured homes.

          As of the Cut-off Date, the contract rates on the contracts ranged from[ ]% to [ ]%. The weighted average contract rate of the contracts as of the Cut-off Date was approximately [ ]%. As of the Cut-off Date, the contracts had remaining scheduled maturities of at least [ ] months but not more than [ ]months, and original scheduled maturities of at least [ ] months but not more than [ ] months. As of the Cut-off Date, the contracts had a weighted average remaining term to maturity of approximately [ ] months, and a weighted average original term to scheduled maturity of approximately [ ] months. The average outstanding principal balance of the contracts as of the Cut-off Date was approximately $[ ] and the outstanding principal balances of the contracts as of the Cut-off Date ranged from approximately $[ ] to $[ ]. The weighted average loan-to-value ratio for the contracts at origination was approximately [ ]% and the loan-to-value ratio of the contracts at origination ranged from [ ]% to [ ]%. The underwriting practices of GreenPoint Credit regarding loan-to-value ratios of contracts it originates or purchases are set forth in the prospectus under "The Seller and Servicer - Loan Originations" and "The Seller and Servicer- Underwriting Policies." Manufactured homes, unlike site-built homes, generally depreciate in value, and GreenPoint Credit believes that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. In addition, the percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon liquidation.

          The contracts are secured by manufactured homes located in [ ] states and the District of Columbia; approximately [ ]% of the contracts by outstanding principal balance as of the Cut-off Date were secured by manufactured homes located in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [
]and [ ]% in [ ]. No other state represented more than 5%, by outstanding principal balance as of the Cut-off Date, of the contracts.

          Approximately [ ]% of the contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were new at the time the related contracts were originated, and approximately [ ]% of the contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were used at the time the related contracts were originated.

          Approximately [ ]%, by principal balance, of the contracts are Land Home contracts or Land-in-Lieu contracts. The Land Home contracts or Land-in-Lieu contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Contracts - Land Home or Land-in-Lieu contracts" in the prospectus.

          The charge-off policy with respect to any particular manufactured housing installment sales contract or installment loan agreement is determined by GreenPoint Credit on a case by case basis.

          Set forth below are tables containing certain additional characteristics of the contracts. Entries in the tables may not add to 100% due to rounding.

       Geographical Distribution of Manufactured Homes as of Origination

                                            Aggregate
                                            Principal
                            Number of        Balance      % of contract pool By
                            contracts      Outstanding    Outstanding Principal
                              As of          As of            Balance As of
              State        Cut-off Date    Cut-off Date       Cut-off Date
------------------------- --------------  -------------- -----------------------
Alabama................
Arizona................
Arkansas...............
California.............
Colorado...............
Connecticut............
Delaware...............
District of Columbia...
Florida................
Georgia................
Idaho..................
Illinois...............
Indiana................
Iowa...................
Kansas.................
Kentucky...............
Louisiana..............
Maine..................
Maryland...............
Massachusetts..........
Michigan...............
Minnesota..............
Mississippi............
Missouri...............
Montana................
Nebraska...............
Nevada.................
New Hampshire..........
New Jersey.............
New Mexico.............
New York...............
North Carolina.........
North Dakota...........
Ohio...................
Oklahoma...............
Oregon.................
Pennsylvania...........
South Carolina.........
South Dakota...........
Tennessee..............
Texas..................
Utah...................
Vermont................
Virginia...............
Washington.............
West Virginia..........
Wisconsin..............
Wyoming................
 Total.................

                       Years of Origination of contracts

                                                               Aggregate Principal          % of contract pool By
                                    Number of contracts As    Balance Outstanding As    Outstanding Principal Balance
       Year of Origination             of Cut-off Date           of Cut-off Date             As of Cut-off Date
----------------------------------  -----------------------  ------------------------  -------------------------------
2000.............................
 Total...........................


           Distribution of Original Principal Balances of contracts

                                                                  Aggregate Principal        % of contract pool By
                                   Number of contracts As of   Balance Outstanding As of     Outstanding Principal
    Original contract Amount              Cut-off Date                Cut-off Date         Balance As of Cut-off Date
------------------------------    --------------------------  --------------------------  ----------------------------
$0 - 5,000..................
$  5,001 - 7,500............
$ 7,501 - 10,000............
$10,001 - 12,500............
$12,501 - 15,000............
$15,001 - 17,500............
$17,501 - 20,000............
$20,001 - 22,500............
$22,501 - 25,000............
$25,001 - 27,500............
$27,501 - 30,000............
$30,001 - 32,500............
$32,501 - 35,000............
$35,001 - 40,000............
$40,001 - 45,000............
$45,001 - 50,000............
$50,001 - 55,000............
$55,001 - 60,000............
$60,001 - 65,000............
$65,001 - 70,000............
$70,001 - 75,000............
$75,001 - 80,000............
Total.......................

 .    The greatest original contract principal balance is $[ ], which represents
     [ ]% of the outstanding principal balance of the contracts as of the Cut-off Date.

                 Distribution of Original Loan-to-Value Ratios

                                                                   Aggregate Principal        % of contract pool By
                                    Number of contracts As of   Balance Outstanding As of     Outstanding Principal
       Loan-to-Value Ratio                 Cut-off Date                Cut-off Date         Balance As of Cut-off Date
-----------------------------      --------------------------- --------------------------  ----------------------------
Less than or equal to 50%
51-60%..................
61-70%..................
71-80%..................
81-85%..................
86-90%..................
91-95%..................
Total...................


                         Distribution of contract rates

                                                           Aggregate Principal        % of contract pool By
 Ranges of contracts by       Number of contracts         Balance Outstanding        Outstanding Principal
    contract rate              As of Cut-off Date          As of Cut-off Date        Balance As of Cut-off Date
-------------------------    ----------------------    -----------------------     -------------------------------
10.25-10.49%...........
10.50-10.74%...........
10.75-10.99%...........
11.00-11.24%...........
11.25-11.49%...........
11.50-11.74%...........
11.75-11.99%...........
12.00-12.24%...........
12.25-12.49%...........
Total..................

                          Remaining Months to Maturity

                                                                                                  % of contract
                                                                              Aggregate             pool By
                                                                             Principal            Outstanding
                                                         Number of            Balance              Principal
                                                       contracts As of    Outstanding As         Balance As of
       Months Remaining as of Cut-off Date              Cut-off Date      of Cut-off Date        Cut-off Date
---------------------------------------------------  -----------------  ------------------   -------------------
Greater than 15 and less than or equal to
 30.........................................
Greater than 31 and less than or equal to
 60.........................................
Greater than 61 and less than or equal to
 90.........................................
Greater than 91 and less than or equal to
 120........................................
Greater than 121 and less than or equal to
 150.......................................
Greater than 151 and less than or equal to
 180.......................................
Greater than 181 and less than or equal to
 210.......................................
Greater than 211 and less than or equal to
 240.......................................
Greater than 241 and less than or equal to
 300.......................................
Greater than 301 and less than or equal to
 360.......................................
 Total.....................................

                            The Seller and Servicer

          The following information supplements the information in the prospectus under the heading "The Seller and Servicer and Servicer."

          The volume of manufactured housing contracts originated by GreenPoint Credit, or purchased from dealers on an individual basis by GreenPoint Credit, for the periods indicated below and certain other information at the end of the related periods are as follows:

            Contracts Originated or Purchased on an Individual Basis

                             (Dollars in Thousands)

                                                              [ ] ended
                                                              [ ], 200[ ]
                                                              -----------
Principal Balance of Contracts Purchased....................  $  [.]
Number of Contracts Purchased...............................     [.]
Average Contract Size.......................................  $  [.]
Weighted Average Contract Rate..............................     [.]%
Number of Regional Offices..................................     [.]

          [The above table includes only contracts originated by GreenPoint Credit or purchased from dealers and does not include any portfolios acquired in bulk from third parties. Regional offices include offices in the United States originating or purchasing manufactured housing contracts as of the end of the time period.]

          The following table shows the size of the portfolio of manufactured housing contracts serviced (including contracts already in repossession) by GreenPoint Credit, through the manufactured housing regional office system, as of the dates indicated:

                          Size of Serviced Portfolio
                            (Dollars in Thousands)

                                                                   [ ] ended
                                                                   [ ], 200[ ]
                                                                   -----------
Unpaid Principal Balance of Contracts Being Serviced........  $      ______
Average Contract Unpaid Principal Balance...................  $      ______
Number of Contracts Being Serviced                                   ______

          [Under certain limited circumstances, as set forth in the pooling and servicing agreement, the servicer may make a one-time modification to the contract rate with respect to any contract by an amount equal to the lesser of
(i) 5% of contract rate of the related contract and (ii) 0.50%.]

GreenPoint Credit Management's Discussion and Analysis of Delinquency, Repossession and Loan Loss Experience

          [Management of GreenPoint Credit has not observed any material economic development in the general business environment of the county or in local areas where GreenPoint Credit originates its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies, repossessions and loan losses during this period. However, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.]

                                 [The Issuer]

     [delaware business trust description]/[update to GreenPoint Asset information in prospectus]

                      Prepayment And Yield Considerations

          The general prepayment and yield considerations discussed in the prospectus under "Prepayment and Yield Considerations" should be read carefully in connection with a decision to invest in any of the notes. The following discussion supplements, and does not replace or supersede the discussion under "Prepayment and Yield Considerations" in the prospectus, unless the context expressly so provides.

          The contracts had maturities at origination ranging from [ ] months to [ ] months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments due to liquidations of defaulted contracts, will affect the average life and the maturity of the notes. GreenPoint Credit does not maintain statistics with respect to the rate of prepayment of manufactured housing contracts in its servicing portfolio [, except for contracts in certain pools of securitized manufactured housing contracts that its is servicing for others for which at least [ ] months of prepayment information is available, as described in this prospectus supplement]. Any pool of contracts, including the contract pool, might include contracts with contract rates that are generally higher or lower, in absolute terms or in comparison to prevailing rates, than the contract rates of the contracts from which are derived certain historical statistical data set in this prospectus supplement. As a result, the prepayment experience of the contracts contained in any contract pool, including the contract pool, might be faster or slower than the prepayment experience of the contracts reflected in the historical data. In addition, although management of GreenPoint Credit is aware of limited publicly available information relating to historical rates of prepayment on manufactured housing contracts, management of GreenPoint Credit believes that the limited publicly available information is not necessarily indicative of the rate of prepayment that may be expected to be exhibited by the contracts. Nevertheless, management of GreenPoint Credit anticipates that a number of contracts will be prepaid in full in each year during which the notes are outstanding. See "Prepayment and Yield Considerations - Prepayment Considerations," "Description of the Securities - Optional and Mandatory Repurchase of Securities; Optional Termination and Termination Auction" and "Certain Legal Aspects of the
Contracts - The Contracts (other than the Land Home Contracts and Land-in-Lieu Contracts) -Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in the prospectus [and "Description of the Notes - Optional Termination and Termination Auction" in this prospectus supplement] for a discussion of certain factors that may influence prepayments, including homeowner mobility, general and regional economic conditions, prevailing interest rates, provisions in the contracts prohibiting the owner from selling the manufactured home without the prior consent of the holder of the related contract, the early termination of the trust pursuant to a successful Termination Auction and the option of the servicer, whether or not GreenPoint Credit remains the servicer, to purchase the contracts and any other property constituting the trust or to direct the indenture trustee to solicit bids for an auction at which to sell the contracts and any other property constituting the trust. In addition, repurchases of contracts on account of certain breaches of representations and warranties as described below under "Description of the Notes - Conveyance of Contracts" will have the effect of prepaying the contracts and therefore will affect the average life of the notes.

          [The notes will be prepaid in part on the first distribution date after the pre-funding period, in no event later than [ ], in the event that any pre-funded amount remains in the pre-funding account on the related distribution date. Any amounts remaining which have not been used to purchase subsequent contracts will be paid to the noteholders. GreenPoint Credit believes that substantially all of the pre-funded amount will be used to acquire the subsequent contracts. It is unlikely, however, that the aggregate principal amount of subsequent contracts purchased by the trust will be identical to the pre-funded amount, and that consequently, noteholders will receive some prepayment of principal.]

          If a purchaser of notes purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of distributions of principal on the notes that is faster than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser. See "Description of the Notes - Distributions" in this prospectus supplement and "Prepayment and Yield Considerations" in the prospectus.

          There can be no assurance that as to what the delinquency or repossession experience of GreenPoint Credit on a going forward basis will be. See "Prepayment and Yield Considerations" in the prospectus for a discussion of the effect delinquencies and repossessions on the contracts would have on the average life of the notes.

          The expected final scheduled payment date on the contract with the latest maturity is in [ ].

          The last scheduled distribution dates for the series 200[ ]-[ ] notes are set forth on the cover of this prospectus supplement. However, the actual last distribution date for the notes could occur significantly earlier than the scheduled distribution dates. In particular, when the Pool Scheduled Principal Balance falls below 10% of the Cut-off Date Pool Principal Balance and certain other conditions are met, the trust could be terminated pursuant to the [servicer/other party]'s exercise of an option call or pursuant to a successful Termination Auction. See "Description of the Notes - Optional Termination and Termination Auction" in this prospectus supplement. Either of these events, if they occur, would result in the early retirement of the then outstanding notes.

          As described in this prospectus supplement under "Description of the Notes - Subordination" and "Description of the Notes - Losses on liquidated contracts," to the extent that, on any distribution date, the Available Distribution Amount is not sufficient to permit a full distribution of the Total Regular Principal Amount to the holders of notes the effect will be to cause the notes to be amortized more slowly than they otherwise would have been amortized, and losses on liquidated contracts and delinquencies on the contracts, if not covered by monthly advances, will be borne by the holders of notes for which there is a shortfall in the manner described thereunder and as described below.

          In the event there is a sufficiently large number of delinquencies on the contracts in any Collection Period that were not covered by monthly advances as described in this prospectus supplement, the amounts distributed to the holders of the notes could be less than the amount of principal and/or interest that otherwise would be payable on the notes on the related distribution date. Even if delinquent payments on the contracts were eventually recovered upon liquidation, if the amounts received do not include interest on delinquent interest payments, the effective yield on the contracts would be reduced. Further, under certain circumstances it is possible that sufficient Available Distribution Amounts might not be available to provide for aggregate distributions equal to the sum of their initial outstanding note balances plus accrued interest thereon thereby reducing the effective yield on the notes.

          obligors are not required to pay interest on the contracts after the date of full prepayment of principal or the date of a partial prepayment of principal, to the extent of the applicable partial prepayment. As a result, partial or full prepayments in advance of the related due dates for the related contracts in any Collection Period will reduce the amount of interest received from the related obligors during such Collection Period to less than one month's interest. However, when a partial prepayment is made on a contract or a contract is prepaid in full during any Collection Period, but after the due date for such contract in the related Collection Period, the effect will be to increase the amount of interest received from the related obligor during such Collection Period to more than one month's interest. If a sufficient amount of partial prepayments are made or a sufficient number of contracts are prepaid in full in a given Collection Period in advance of their respective due dates, interest received on all of the contracts during that Collection Period, after netting out the Monthly Servicing Fee [if GreenPoint Credit is not acting as servicer], and other expenses of the trust, may be less than the interest payable on the senior and/or subordinate notes on the related distribution date. As a result, the Available Distribution Amount for the related distribution date may not be sufficient to distribute the interest on the notes in the full amount set forth in this prospectus supplement under "Description of the Notes - Distributions" and to make a full distribution of the Total

Regular Principal Amount to the senior and/or subordinate noteholders. Although no assurance can be given in this matter, GreenPoint Credit does not anticipate that the net shortfall of interest caused by partial prepayments or prepayments in full in any Collection Period would be great enough, in the absence of delinquencies or liquidation losses, to reduce the Available Distribution Amount for a distribution date below the amount that would have been required to be distributed to the holders of the notes on that distribution date in the absence of any prepayment interest shortfalls.

          Because the contracts are [actuarial] contracts, the outstanding principal balances thereof will reduce, for purposes of accrual of interest thereon, by a precomputed amortization amount on each due date whether or not the scheduled payment for the related due date is received in advance of or subsequent to the related due date, except as described above with respect to prepayments. See "The Contract Pools" in the prospectus. Thus, the effect of delinquent scheduled payments, even if they are ultimately paid by the obligor, will be to reduce the yields on the related contracts below their respective contract rates (because interest will not have accrued on the principal portion of any scheduled payment while it is delinquent). If the servicer does not make an advance with respect to the delinquent contracts as described in this prospectus supplement, the result will be to reduce the effective yield to the trust derived from the delinquent contracts to a yield below their contract rates. Under certain circumstances, the yield reductions described in the previous sentence could cause the aggregate yield to the trust derived from the contract pool to be insufficient to support the distribution of interest on the notes, after netting out other expenses of the trust.

          [The table relates to [ ] sold pools for which prepayment information is available covering a period of at least [ ] months and which had an aggregate principal balance as of the first day of the month of sale of at least $[ ].
In evaluating whether the data contained in the table contains useful information with respect to the expected prepayment behavior of any particular contract pool, prospective noteholders should consider that GreenPoint Credit has not performed statistical analysis to determine whether the contracts to which the table relates constitutes a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, no assurance can be given that the contracts in the contract pool will have characteristics similar to the contracts in any sold pool to which the following table relates. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Notes" in this prospectus supplement, which may influence the amount of prepayments of manufactured housing contracts, no assurance can be given that the prepayment experience for the contract pool with an average age as of the Cut-off Date similar to the average ages (as of the first day of the month of sale) of the pools to which the table relates will exhibit prepayment behavior similar to the behavior summarized in the table for the periods covered by the table.

          In addition to the foregoing, prospective noteholders should consider that the table set forth below is limited in the periods which are covered thereby and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond the periods covered thereby.

          The table below sets forth with respect to certain pools of contracts:

          . the initial aggregate principal balance of the contracts in the pool (calculated as of the first day of the month of the sale),

          . the WAC of the contracts in the pool as of the first day of the month of the sale of the pool,

          . the WAM of the contracts in the pool as of the first day of the month of the sale of the pool,

          . the estimated average age of the pool as of the first day of the month of the sale of the pool,

          .    the aggregate principal balance of the pool as of [ ],

          .    the WAC of the contracts in the pool as of [ ] and

          . the percentage of the prepayment model (as described in "-- Weighted Average Life of the Notes" below) for the life of each pool through [ ].

          The prepayment performance of the contract pools described in the following table is not indicative of the prepayment performance of the contracts in the trust, and no assurance can be given that the prepayment performance of the contracts in the trust will correspond with the prepayment performance of any of the pools described below.

 Month       Aggregate                             Estimated                                  % of the
 and          Original                Original      Average       Aggregate     WAC as       prepayment
Year of      Principal    Original      WAM       Age at Sale     Principal     of [ ],      model as of
 Sale         Balance       WAC       (months)     (months)        Balance      200[]         [ ], 200[]
-------    -----------   ---------   ----------  -------------  ------------  ----------   ---------------


Weighted Average Life of the Offered Notes


          The following information is given solely to illustrate the effect of prepayments of the contracts on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the related security is repaid to the investor. The weighted average life of an note is determined by:

          (1) multiplying the amount of each cash distribution in reduction of the note balance of the note by the number of years from the date of issuance of the note to the stated distribution date,

          (2)  adding the results, and

          (3)  dividing the sum by the initial note balance of the note.

          The weighted average life of the notes will be affected by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments, for this purpose, the term "prepayment " includes repayments, other than from scheduled amortization, and liquidations due to default or other dispositions of contracts. Prepayments on contracts may be measured by a prepayment standard or model. 100% of the prepayment model assumes prepayment rates of [ ]% per annum of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional [ ]% per annum in each month thereafter ,for example, [ ]% per annum in the third month, until the [ ]th month. Beginning in the [ ]th month and in each month thereafter during the life of the contracts, 100% of the prepayment model assumes a constant prepayment rate of [ ]% per annum.

          As used in the following table, "0% of the prepayment model" assumes no prepayments on the contracts; "100% of the prepayment model" assumes the contracts will prepay at rates equal to 100% of the prepayment model assumed prepayment rates; "150% of the prepayment model" assumes the contracts will prepay at rates equal to 150% of the prepayment model assumed prepayment rates; "170% of the prepayment model" assumes the contracts will prepay at rates equal to 170% of the prepayment model assumed prepayment rates; "200% of the prepayment model" assumes the contracts will prepay at rates equal to 200% of the prepayment model assumed prepayment rates; "250% of the prepayment model" assumes the contracts will prepay at rates equal to 250% of the prepayment model assumed prepayment rates; and "300% of the prepayment model" assumes the contracts will prepay at rates equal to 300% of the prepayment model assumed prepayment rates.

          There is no assurance, however, that prepayments of the contracts will conform to any level of the prepayment model, and no representation is made that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by the related mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the related mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, smaller than mortgage loan balances and the original term to maturity of each related contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

          The percentages and weighted average lives in the following tables were determined using the following assumptions (the "structuring assumptions"):

          (1) scheduled interest and principal payments on the contracts are received in a timely manner and prepayments are made at the indicated percentages of the prepayment model set forth in the tables,


          (2) the servicer does not exercise its right of optional termination described above but the trust is terminated pursuant to a Termination Auction as described in "Description of the Notes - Optional Termination and Termination Auction" in this prospectus supplement,

          (3) the contracts, as of the Cut-off Date, will be grouped into [four] groups having the additional characteristics set forth in the table entitled "Assumed Contract characteristics" below,

          (4) no interest shortfalls will arise in connection with prepayment in full of the contracts,

          (5) there will be no repurchases of any contracts due to a breach in a representation or warranty with respect thereto, and

          (6)  a servicing fee of [ ]% per annum will be paid to the servicer.

          The tables assume that there are no losses or delinquencies on the contracts. No representation is made that losses or delinquencies on the contracts will be experienced at the rate assumed in the preceding sentence or at any other rate.

                       Assumed Contract characteristics

                                                                                                 Remaining
                                             Current                          Original Term       Term to
                                            Principal                         to Maturity        Maturity
             Pool                            Balance       contract rate        (Months)         (Months)
---------------------------------------   ------------    ---------------    ----------------  -------------
1...................................
2...................................
3...................................
4...................................
Total or weighted average...........

          Since the tables were prepared on the basis of the structuring assumptions in the preceding paragraph, there are discrepancies between the characteristics of the actual contracts and the characteristics of the contracts assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the initial note balance of the notes outstanding and weighted average lives of the notes set forth in the tables. In addition, since the actual contracts and the trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

          It is not likely that contracts will prepay at any constant percentage of the prepayment model to maturity or that all contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the contracts, which include recently originated contracts, could produce slower distributions of principal than indicated in the tables at the various percentages of the prepayment model specified even if the weighted average remaining term to maturity of the contracts is [ ] months.

          Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

          Based on the structuring assumptions, the following tables indicate the resulting weighted average lives of the notes and sets forth the percentage of the initial note balance that would be outstanding after each of the dates shown at the indicated percentages of the prepayment model.

                  Percent of the initial note balance at the
                Respective Percentages of the prepayment model

                                                        Prepayments (% of prepayment model)
                                                        --------------------------------
Date                                               0%    100%   150%   170%  200%  250%  300%
----                                               --   ----   ----   ----   ---   ---   ---
initial Percentage...............................
[ ], 20[ ] (first distribution date).............
[ ], 20[ ] (anniversary of first distribution
date)............................................
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
[ ], 20[ ]
Weighted Average Life (years)....................

                           Description of the Notes

          The notes will be issued pursuant to the indenture. An execution copy of the indenture will be filed with the Securities and Exchange Commission after the initial issuance of the notes as exhibits to a Current Report on Form 8-K. Reference is made to the prospectus for additional information regarding the terms and conditions of the indenture. The following discussion supplements, and does not replace or supersede the discussion under "Description of the Securities" in the prospectus, unless the context otherwise provides.

          Set forth below are summaries of the specific terms and provisions pursuant to which the notes will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the indenture. When particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

General

          [All the notes initially will be issuable in one or more Global Securities registered in the name of Cede as the nominee of DTC. Ownership in notes represented by Global Securities will only be available in the form of book-entries on the records of DTC and participating members thereof. All references to "holders" or "noteholders," and to authorized denominations, when used with respect to the notes issued as Global Securities, shall reflect the rights of beneficial owners of the notes, and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified in this prospectus supplement. See "Description of the Securities - Global Securities" in the prospectus. See the prospectus under "Description of the Securities - Global Securities" for a description of the circumstances in which definitive notes in the future may be issued. Any notes issued as definitive notes will be transferable and exchangeable at the corporate trust office of the indenture trustee at its Corporate trust Department in [ ] or, if it so elects, at the office of an agent in [New York, New York]. No service charge will be made for any registration of exchange or transfer, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge. ]

          The notes will be issued in fully registered form only, in denominations equal to [$1,000] or any integral multiple of [one dollar] in excess thereof.

          The notes will be secured by the trust, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust will consist of, without limitation:

          (1) the contract pool, including certain rights to receive payments on the contracts on and after the Cut-off Date,

          (2) the amounts held from time to time in the "Payment Account," as described below under " - Payments on Contracts; Payment Account," maintained by the indenture trustee pursuant to the indenture,

          (3) any property which initially secured a contract and which is acquired in the process of realizing thereon,

          (4) the obligations of the seller, under certain conditions, to repurchase contracts sold by it with respect to which certain representations and warranties have been breached and not cured, and

          (5) the proceeds of all insurance policies described in this prospectus supplement.

          The seller will convey the contracts to the indenture trustee. See "The Contract Pool" in this prospectus supplement and "--Conveyance of Contracts" below. The servicer will service the contracts pursuant to the pooling and servicing agreement. The contract documents will be held for the benefit of the indenture trustee by the servicer.

          Distributions of principal, interest or both to the holders of the notes will be made on each distribution date beginning in [ ], 200[ ], to the persons in whose names the notes are registered on the record date.

Note Rates

          [The Note Rate for the notes on any distribution date will be adjusted so as not to exceed the weighted average of the net contract rates of the contracts in the contract pool at the beginning of the month preceding the month of the related distribution date. The weighted average net contract rate of the contract pool as of the Cut-off Date was approximately [ ]%.]

          [The Note Rate on each distribution date will be [ ]% per annum, subject to a maximum rate equal to the weighted average of the net contract rates on the contracts in the contract pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios, it is anticipated that the Note Rate will remain at the initial rate of [ ]%. However, disproportionate prepayments of contracts with higher net contract rates will lower the weighted average net contract rate on the outstanding contracts remaining in the contract pool. If a larger principal amount of contracts having contract rates equal to or higher than [ ]% were to prepay while a proportionate principal amount of the contracts having contract rates lower than [ ]% did not prepay, to the extent that the weighted average net contract rate fell below the initial Note Rate of [ ]%, then the Note Rate would automatically be reduced to a level equal to the weighted average of the net contract rates on the contracts remaining in the contract pool. Of the initial contracts, [ ]% by aggregate principal balance as of the Cut-off Date had contract rates equal to or higher than [ ]%.]

Conveyance of Contracts

          On the date of initial issuance of the notes, the seller will convey to the indenture trustee, without recourse, all its right, title and interest in and to the contracts, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of the contracts to the indenture trustee will include a conveyance of all rights to receive scheduled payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off

Date, as well as all rights to any payments received on or after the Cut-off Date (other than late receipts of scheduled payments that were due prior to the Cut-off Date). The contract schedule will include the principal balance of each contract as of the Cut-off Date, the amount of each scheduled payment due on each contract as of the Cut-off Date, the contract rate on each contract, determined as of the Cut-off Date, and the maturity date of each contract. Prior to the conveyance of the contracts to the indenture trustee, the operations department of the GreenPoint Credit will be required to complete a review of all of the originals of the contracts, the notes of title to, or other evidence of a perfected security interest in, the manufactured homes, any related mortgages and any assignments or modifications of the foregoing confirming the accuracy of the contract schedule delivered to the indenture trustee. Any contract discovered not to agree with the contract schedule in a manner that is materially adverse to the interests of the noteholders will be repurchased by the seller, or replaced with another contract. However, if the discrepancy relates to the principal balance of a contract, determined as described above, the seller may, under certain conditions, deposit cash in the Payment Account in an amount sufficient to offset the discrepancy. The indenture trustee will not review the files relating to the contracts in the contract pool.

          The servicer will hold, as custodian and agent on behalf of the indenture trustee, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home, and real property, if any, relating to each contract. See "Risk Factors - Security Interests of the Seller in the Manufactured Homes; Transfer of contracts and Security Interests" and "Certain Legal Aspects of the Contracts - The Contracts (other than the Land Home Contracts and Land-in-Lieu Contracts) - Security Interests of the Seller in the Manufactured Homes" and "Land Home Contracts and Land-in-Lieu Contracts" in the prospectus for discussion of the consequences of the servicer maintaining possession of the original contracts and the security interest in the related manufactured homes and real property securing the related contracts, if any. In order to give notice of the indenture trustee's right, title and interest in and to the contracts, a UCC-1 financing statement identifying the indenture trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the indenture trustee. To the extent that the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of assignment, the indenture trustee's interest in the contracts could be defeated. See "Certain Legal Aspects of the Contracts" in the prospectus.

          The seller will make certain representations and warranties to the indenture trustee with respect to each contract sold by it, as of the closing date, unless expressly stated otherwise, including the following:

          (1) as of the Cut-off Date, no contract is more than 59 days delinquent;

          (2) no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related contract file;

          (3) the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

          (4) the contract is not subject to any right of rescission, set-off, counterclaim or defense;

          (5) the contract is covered by hazard insurance described under "Description of the Securities - Servicing Compensation and Payment of Expenses; Certain Matters Regarding the servicer - Hazard Insurance Policies" in the prospectus;

          (6)  the contract was either:

                (a) originated by a manufactured housing dealer acting, to the knowledge of the seller, in the regular course of its business and purchased on an individual basis by the seller in the ordinary course of its business, [or]

               (b) originated by the seller in the ordinary course of its business [or]

               (c) purchased by the seller as part of bulk purchases of manufactured housing contracts from other private lenders or finance companies, or from governmental agencies or instrumentalities or from other entities];

          (7) the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the indenture trustee pursuant to the indenture or pursuant to the notes unlawful;

          (8)  the contract complies with all requirements of law;

          (9) the contract has not been satisfied or subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract;

          (10) the contract creates a valid and enforceable first-priority security interest in favor of GreenPoint Credit in the manufactured home and real property securing the contract, if any;

          (11) the security interest has been assigned to the indenture trustee, and, after such assignment, the indenture trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the related contract, if any;

          (12) the contract has not been sold, assigned or pledged to any other person, and prior to the transfer of the contracts to the indenture trustee, the seller owned the contracts sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and it was the sole owner thereof and had full right to transfer the contract to the indenture trustee;

          (13) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (1) above, the seller has not waived any of the foregoing;

          (14) as of the closing date, there were, to the knowledge of the seller no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the related contract, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

          (15) the contract is a fully-amortizing loan with a [fixed] contract rate and provides for level payments over the term of the contract;

          (16) the contract contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

          (17) the information contained in the contract schedule with respect to the contract is true and correct;

          (18) there is only one original of the contract;

          (19) the contract did not have a loan-to-value ratio at origination greater than 100%;

          (20) the related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located unless it is subject to a Land-in-Lieu or Land Home contract and as of the closing date the related manufactured home is, to the knowledge of the seller free of damage and in good repair;

          (21) the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

          (22) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code and, as to each contract sold by the seller to the trust, the seller is an approved mortgagee as of the time of the contract's origination as required under Section 3(a)(41)(A)(ii) of the Exchange Act;

          (23) the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

          (24) the contract has been stamped to indicate its assignment to the indenture trustee within 60 days of the closing date; and

          (25) the contract with the lowest contract rate has a contract rate of [ ]% and the contract with the highest contract rate has a contract rate of [ ]%.

          Under the terms of the indenture, and subject to the relevant seller's option to effect a substitution with respect to contracts sold by it as described in the last paragraph under this subheading, the seller will be obligated to repurchase, at the price described below, any contract sold by it within 90 days after the seller becomes aware, or after the seller's receipt of written notice from the indenture trustee or the servicer, of a breach of any representation or warranty of the seller in the indenture that materially and adversely affects the trust's interest in any contract it sold thereto unless the breach has been cured.

          Notwithstanding the previous paragraph, the seller will not be required to repurchase or substitute any contract relating to a manufactured home and real property securing the related contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (11) above solely on the basis of the failure by the seller to cause a notation to be made on any document of title relating to any manufactured home or to execute any transfer instrument relating to any manufactured home or real property, if any, other than a notation or transfer instrument necessary to show the seller as lienholder or legal title holder, unless:

          (1) a court of competent jurisdiction has adjudged that, because of the failure by the seller to cause a notation to be made on the related document of title, the indenture trustee does not have a perfected first-priority security interest in the related manufactured home or

          (2) (A) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts, who has perfected the assignment or pledge of the contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in that jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in that jurisdiction and

               (B) the servicer shall not have completed all appropriate remedial action with respect to the related manufactured home within 180 days after receipt of the written advice.

          Any advice will be from counsel selected by the servicer on a non-discriminatory basis from among the counsel used by the servicer in its general business in the jurisdiction in question. The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (2) above. However, the servicer is required to seek advice with respect to the matters described in clause (2) above whenever information comes to the attention of its counsel which causes such counsel to determine that a holding of the type described in clause (2)(A) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (2)(A) exists, the advice will be conclusive and binding on the parties to the indenture pursuant to which a indenture trustee has an interest in any contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the seller were to result from proceedings brought by a receiver or conservator of the seller, it is likely that the receiver or conservator of the seller would also reject the resulting repurchase obligation.

          The repurchase obligation described in the third paragraph of this section "Conveyance of Contracts" generally constitutes the sole remedy available to the indenture trustee and the noteholders for a breach of a representation or warranty under the indenture with respect to the contracts. The repurchase price for any contract will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the Collection Period during which the contract is repurchased.

          In lieu of repurchasing a contract as specified in the third paragraph of this section "Conveyance of Contracts," during the two-year period following the closing date, the seller may, at its option, substitute an eligible substitute contract for the replaced contract. The seller will be required to deposit in the Payment Account cash in the amount, if any, by which the Scheduled Principal Balance of the replaced contract as of the beginning of the month in which substitution takes place exceeds the Scheduled Principal Balance of the contract it sold being substituted as of the beginning of the month.

[Conveyance of [subsequent contracts and] [pre-funding account]

          [The pre-funding account will be used to purchase subsequent contracts during the pre-funding period.]

          [The pre-funded amount will be reduced during the pre-funding period by the amount used to purchase subsequent contracts in accordance with the indenture. [The pre-funding account will be part of the trust but not part of the REMIC.] Any reimbursement income earned on amount on deposit in the pre-funding account will be taxable to GreenPoint Credit.]

          [Under the indenture, following the initial issuance of the notes, the trust will be obligated to purchase subsequent contracts from GreenPoint Credit during the pre-funding period, subject to the availability thereof. Each subsequent contract will have been underwritten in accordance with GreenPoint Credit's standard underwriting criteria. subsequent contracts will be transferred to the trust pursuant to subsequent transfer instruments between GreenPoint Credit and the trust. In connection with the purchase of subsequent contracts on the related dates of transfer, the "subsequent transfer dates," the trust will be required to pay to GreenPoint Credit from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance thereof. GreenPoint Credit will designate the subsequent transfer date as the Cut-off Date with respect to the related subsequent transfer date will not include accrued interest on the related subsequent contracts in the trust will increase by an amount equal to the aggregate principal balance of the contracts so purchased and the amount in the pre-funding account will decrease accordingly. Any pre-funded amount remaining after the purchase of subsequent contracts will be applied on the first distribution date on or after the last day of the pre-funding period to prepay principal on the [notes].

          [Any conveyance of subsequent contracts on a subsequent transfer date is subject to certain conditions including, but not limited to:

          (1) each subsequent contract must satisfy the representations and warranties specified in the related subsequent transfer instrument and the indenture;

          (2) GreenPoint Credit will not select subsequent contracts in a manner that it believes is adverse to the interests of the noteholders;

          (3) [as of its respective Cut-off Date, each subsequent contract must satisfy the following criteria:

               (a) no subsequent contract may be more than [ ] days contractually delinquent;

               (b) the remaining stated term to maturity of each subsequent contract may not exceed [ ] months;

               (c) each subsequent contract must be underwritten in accordance with GreenPoint Credit's standard underwriting criteria; and

               (d) no subsequent contract may have a loan-to-value ratio greater than 100%;

          (4) the contract pool following the addition of the subsequent contracts must satisfy the following criteria:

               (a) the weighted average contract rate must not be less than [ ]%;

               (b) the weighted average loan-to-value ratio must not be greater than [ ]%;

               (c) not less than [ ]% of the Cut-off Date Pool Principal Balance must be attributable to loans to purchase new manufactured homes; and

               (d) at least [ ]% of the Cut-off Date Pool Principal Balance must consist of Land Home Contracts;

          (5) as a result of the purchase of the subsequent contracts, the notes will not receive from [Rating Agencies] a lower credit rating than the rating assigned at the initial issuance of the notes; and

          (6) an independent accountant will provide a letter stating whether or not the characteristics of the subsequent contracts conform to the characteristics described in this prospectus supplement].]

Payments on the Contracts; Payment Account

          The indenture trustee will initially establish and maintain the Payment Account at an Eligible Institution. The funds in the Payment Account are required to be invested by the indenture trustee in common trusts, collective investment trusts or eligible investments that will mature not later than the business day preceding the applicable distribution date.

          All payments in respect of principal and interest on the contracts received [during any Collection Period] by the servicer, exclusive of scheduled payments due prior to the Cut-off Date, including liquidation proceeds, net of liquidation expenses, as defined below, are required to be paid into the Payment Account not later than the second business day following receipt thereof. [For as long as GreenPoint Credit remains the servicer under the pooling and servicing agreement and GreenPoint Credit maintains a short-term rating of at least [ ] from [the rating agency], which is currently the case, the servicer need not deposit collections into the Payment Account within two business days of receipt but may use for its own benefit all collections until the related distribution date without an obligation to pay interest or any other investment return thereon. It is understood that any benefit to the servicer from this arrangement shall be additional servicing compensation. While the rating is maintained, on or prior to each distribution date, the servicer will deposit in the Payment Account amounts which are to be included in the funds available for the related distribution date. [Amounts deposited in the Payment Account may be invested in Permitted Investments, as described in the indenture, maturing no later than the related distribution date.]]

          [At any time that the short-term rating of the servicer does not satisfy the rating requirements specified above, the servicer may continue to hold collections prior to distribution as described above so long as it causes to be maintained an irrevocable letter of credit or surety bond or other credit enhancement instrument in form and substance satisfactory to the rating agency. Further, any credit enhancement described in the previous sentence, must be issued by a issuery institution or insurance company having a rating on its short-term obligations of at least [ ] and long-term obligations of at least [ ] by [the rating agency] or other ratings if approved by [the rating agency]. The credit enhancement must also provide that the indenture trustee may draw thereon in the event that the servicer, fails to make any deposit or payment required under the indenture.]

          Amounts received as late payment fees, fees in connection with checks returned for insufficient funds, extension fees, assumption fees or similar fees may be retained by the servicer as part of its servicing fees. See "--Servicing Compensation; Certain Other Matters Regarding the servicer" below. In addition, the amount paid by the seller for any contract repurchased by it as a result of a breach of a representation or warranty under the indenture, and amounts required to be deposited upon substitution of an eligible substitute contract because of a breach of a representation or warranty as described under "-- Conveyance of Contracts" above, are required to be paid into the Payment Account. The amounts described in the preceding sentence will be treated as partial principal prepayments.

          On the Determination Date, the servicer will determine the Available Distribution Amount and the amounts to be distributed on the notes on the related distribution date. The "Available Distribution Amount" for any distribution date is the sum of:

          (1) the monthly advance for the related distribution date, as defined below under "- Advances;" and

          (2) the amount in the Payment Account on the close of business on the last day of the immediately preceding Collection Period, less the sum of:

               (a) any repossession profits, of which there are expected to be a deminimis amount, on defaulted contracts,

               (b) payments on contracts that have been repurchased as a result of a breach of a representation or warranty that are received during or after the month of repurchase,

               (c) excess contract payments and any other payments not required to be distributed to noteholders on the related distribution date,

               (d) reimbursements to the servicer in the amount of expenses incurred in connection with the liquidation of a contract, the "liquidation expenses," and certain taxes and insurance premiums advanced by the servicer in respect of manufactured homes (as described below under "--Advances"),

               (e) reimbursements to the servicer for nonrecoverable advances in respect of contracts and monthly advances to the extent permitted by the pooling and servicing agreement (as described below under "--Advances"), and

               (f) [if GreenPoint Credit is not acting as servicer,] the Monthly
                   Servicing Fee.

          An "Excess Contract Payment" is a payment received on a contract that is in excess of the scheduled payment or, generally, an integral multiple thereof, on the contract, is not a partial principal prepayment or prepayment in full and is not part of any liquidation proceeds. excess contract payments will be held by the indenture trustee in the Payment Account and may be applied as described under "- Advances" below.

          The indenture trustee or its paying agent will withdraw funds from the Payment Account on each distribution date, but only to the extent of the related Available Distribution Amount, to make payments to noteholders as specified under "- Distributions" below. From time to time, as provided in the pooling and servicing agreement, the servicer will also withdraw funds from the Payment Account to make payments to it the seller as permitted by the pooling and servicing agreement and described in subclauses (a), (b), (d), (e) and (f) of clause (2) in the second preceding paragraph.

Distributions

          Distributions to the holders of the series 200[ ]-[ ] notes will be applied first to the holders of the senior notes, second to the holders of the notes and then to the holders of the notes. The Available Distribution Amount for each distribution date will be applied in the amounts and the order of priority set forth below. Distributions of principal and interest to holders of the notes will be made on each distribution date in an amount equal to their respective Percentage Interests multiplied by the aggregate amount distributed to the class of notes on the related distribution date. [Interest on the series 200[ ]-[ ] notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

          Each distribution with respect to book-entry notes will be paid to DTC, which will credit the amount of the distribution to the accounts of its participants in accordance with its normal procedures. Each participant will be responsible for disbursing the distribution to the beneficial owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the beneficial owners that it represents. All credits and disbursements with respect to book-entry notes are to be made by DTC and its participants in accordance with DTC's rules. See "Description of the Notes - Global Securities" below.

          Priorities. On each distribution date, the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

          (1)  to the noteholders, the Interest Distribution Amount;

          (2) to the noteholders, the Formula Principal Distribution Amount until the note balance is reduced to zero [and on the [ ] distribution date any amounts remaining in the pre-funding account]; and.

          (3) to the certificateholders, any remaining Available Distribution Amount.

[Reserve Account]

          [On the closing date, the indenture trustee shall establish a reserve account for the benefit of the noteholders. The reserve account shall have an initial balance of [$ ] [zero] on the closing date. Commencing on the distribution date which is the earlier of: (a) the distribution date in [ ]; and
(b) the first distribution date on which the percentage equivalent of a fraction, the numerator of which is the Pool Scheduled Principal Balance, after giving effect to distribution with respect to principal, for the related distribution date and the denominator of which is the Cut-off Date Pool Principal Balance, is less than or equal to [ ]%, the indenture trustee shall make a deposit into the reserve account up to the reserve account cap. On each distribution date, the indenture trustee will withdraw from the reserve account an amount, referred to as the reserve account draw amount, equal to the lesser of (a) the amount then on deposit in the reserve account and (b) the amount by which the aggregate of amounts due to noteholders in clauses (1) through (6) under "Distributions" above exceeds the Available Distribution Amount on the related distribution date and distribute that amount, together with the Available Distribution Amount.]

          [Funds in the reserve account will be invested in eligible investments as directed by the indenture trustee, and the net investment earnings, if any, will be paid to the certificateholders.]

          On any distribution date, any funds on deposit in the reserve account in excess of the reserve account cap, after giving effect to any reserve account draw amount paid to the noteholders on that distribution date, will be withdrawn from the reserve account and paid to the certificateholders.]

          [The reserve account is intended to enhance the likelihood of regular receipt by the holders of the Series 200[ ]-[ ] notes of the full amount of the distributions due them and to afford noteholders protection against losses on liquidated contracts, but no assurance can be given that the reserve account will be sufficient for this purpose.]

          [The reserve account cap shall be as to any distribution date, after giving effect to distributions due thereon, after the closing date and until none of the notes remain outstanding, $[ ] (which is [ ]% of the Cut-off Date Pool Principal Balance).]

Losses on liquidated contracts

          As described above, the Total Regular Principal Amount distributable to the holders of the series 200[ ]-[ ] notes on each distribution date includes the Scheduled Principal Balance of each contract that became a liquidated contract during the immediately preceding Collection Period. The liquidation proceeds, net of:

          (1)  certain expenses incurred to liquidate the liquidated contract;

          (2)  all accrued and unpaid interest thereon; and

          (3) all monthly advances required to be made in respect of the liquidated contract, the "Net liquidation proceeds," may be less than the Scheduled Principal Balance of the liquidated contract.

          Under the circumstances described in the preceding sentence, the loss on the liquidated contract during a Collection Period, in the amount of the deficiency between the Net liquidation proceeds and the Scheduled Principal Balance of the liquidated contract, may be covered to the extent of the amount, the "Excess Interest," if any, by which the interest collected on nondefaulted contracts during the same Collection Period exceeds interest distributions due to holders of the series 200[ ]-[ ] notes and the Monthly Servicing Fee.

          The effect of any losses on liquidated contracts during a Collection Period in excess of the aggregate of Excess Interest generally will be to cause shortfalls, losses or both with respect to the notes, which shortfalls or losses will be borne by the noteholders, the noteholders and the noteholders, in that order.

Example of Distributions

          The following chart sets forth an example of the flow of funds on the notes for the distribution date occurring in [August 2000]:

[June 30]..................................  (A)  Cut-off Date.]
[July 1-31]................................  (B)  servicer receives scheduled payments on the contracts and
                                                  any principal prepayments made
                                                  by obligors and applicable
                                                  interest thereon.]
[August 13]................................  (C)  record date.]
[August 12]................................  (D)  Determination Date.]
[August 15]................................  (E)  (distribution date is the 15th day of each month or, if the
                                                  15th day is not a business
                                                  day, the next business day.)]
[Succeeding months follow the pattern of (B)
through (E)................................]

(A) The Cut-off Date Pool Principal Balance on [June 30, 2000] will be computed as described under " -- Conveyance of Contracts" above.
(B) scheduled payments, principal prepayments and liquidation proceeds (net of liquidation expenses) and amounts for the repurchase of contracts may be received at any time during this period and will be distributed to noteholders on [August 15, 2000]. When a partial prepayment is made or a contract is prepaid in full, interest on the amount prepaid is collected from the obligor only to the date of payment. The Available Distribution Amount for the distribution on [August 15, 2000] are described under "
     -- Payments on Contracts; Payment Account" above.
(C) Distributions on [August 15, 2000] will be made to noteholders of record at the close of business on [August 13, 2000].
(D) On [August 12, 2000] (three business days prior to the distribution date), the servicer will determine the amounts of principal and interest which will be passed through on [August 15, 2000] to noteholders.
(E) On [August 15, 2000], the amounts determined on [August 12, 2000] will be distributed to noteholders.

Advances


          For each distribution date, the servicer will be obligated to make an advance, a "monthly advance," equal to the lesser of (a) delinquent scheduled payments of principal and interest on the contracts that were due in the preceding Collection Period and (b) the amount, if any, by which scheduled distributions of principal and interest due on the series 200[ ]-[ ] notes exceeds the amount specified in clause (b) of the definition of Available Distribution Amount (as set forth above under " -- Payments on Contracts; Payment Account"), except to the extent, in the servicer's judgment, the advance would not be recoverable from related late payments, liquidation proceeds or otherwise, a "nonrecoverable advance."

          The aggregate amount of any additional advances made by the servicer that have not been reimbursed to the servicer as described below is referred to in this prospectus supplement as the "outstanding amount advanced." The servicer may apply any excess contract payments in the Payment Account, rather than its own funds, to make all or a portion of a monthly advance, but must replace the excess contract payments to the extent required to make scheduled payments on the related contracts. In addition, upon the determination that a nonrecoverable advance has been made in respect of a contract, the servicer will reimburse itself, but only to the extent of the outstanding amount advanced, out of funds in the Payment Account for the delinquent scheduled payments on the contract or out of any other funds in the Payment Account.

          In making monthly advances, the servicer will be attempting to maintain a regular flow of scheduled interest and principal to the series 200[ ]-[ ] regular noteholders rather than to guarantee or insure against losses.

          The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis. Funds so advanced are reimbursable to the servicer as provided in the pooling and servicing agreement.

[The Letter of Credit]

          [The letter of credit will be an asset of the trust and the indenture trustee will maintain possession of and make claims for payment pursuant to the letter of credit for the benefit of the trust.]

          [The obligations of [LETTER OF CREDIT PROVIDER] under the letter of credit will be irrevocable, primary, absolute and unconditional, except as expressly provided therein, and neither the failure of the indenture trustee, the servicer, or any other person to perform any covenants or obligations in favor of [LETTER OF CREDIT PROVIDER], or otherwise, nor the failure or omission to make a demand permitted thereunder, nor the commencement of any receivership, bankruptcy, debtor or other insolvency proceeding by or against the indenture trustee, the servicer, or any other person shall in any way affect or limit [LETTER OF CREDIT PROVIDER]'s obligations under the letter of credit. If an action or proceeding to enforce the letter of credit is brought, the indenture trustee will be entitled to recover from [LETTER OF CREDIT PROVIDER] costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.]

[The Note Guaranty Insurance Policy]

          [The notes will be entitled to the benefit of the note guaranty insurance policy. As of any determination date, the aggregate amount available under the note guaranty insurance policy will be equal to the aggregate note balance of the notes plus interest thereon. With respect to any distribution date, an enhancement payment will be payable under the note guaranty insurance policy equal to the amount by which the aggregate amount distributable to the notes described in "--Priority of Distributions" above exceeds the sum of the Available Distribution Amount for the notes plus the letter of credit draw amount, if any, and any amounts received from the Payment Account pursuant to "--Priority of Distributions" above.]

     [The note guaranty insurance policy will be issued pursuant to the insurance agreement entered into by and between the seller, the servicer, the indenture trustee and [INSURER].

Reports to Noteholders

          The indenture trustee will include with each distribution to a noteholder a statement as of the related distribution date setting forth, among other things:

          . the aggregate amount distributed on the notes on the related distribution date;

          . the amount of the distribution on the notes which constitutes principal;

          . the amount of the distribution on the notes which constitutes interest;

          .  the remaining note balance;

          . the Monthly Servicing Fee payable on the related distribution date and the amount of any other fees payable out of the trust;

          . the number of and aggregate unpaid principal balance of contracts with payments delinquent 31 to 59, 60 to 89, and 90 or more days, respectively;

          . (1) the number of contracts that were repurchased or replaced by a seller in accordance with the indenture during the prior Collection Period, identifying the contracts, (2) the repurchase price of the contracts and (3) the amount, if any, paid by the seller due to the differences, if any, between the remaining principal balances of the replaced contracts and the eligible substitute contracts;

          . the aggregate principal balances of all contracts that are not liquidated contracts and in respect of which the related manufactured homes have been repossessed or foreclosed upon;

          . the aggregate liquidation losses, less costs of liquidation, realized by the trust through the Collection Period immediately preceding the related distribution date, expressed in dollars;

          . the aggregate liquidation losses, less costs of liquidation, realized by the trust through the Collection Period immediately preceding the related distribution date, expressed as a percentage of the Cut-off Date Pool Principal Balance;

          . the amount of any monthly advance for the related distribution date and the aggregate amount of monthly advances that remain outstanding as of the distribution date;

          . the weighted average contract rate for the contract pool for the Collection Period immediately preceding the month of the related distribution date; and

          . the number of manufactured homes currently held by the servicer due to repossessions and the aggregate principal balance of the related defaulted contracts.

          In addition, within a reasonable period of time after the end of each calendar year, the indenture trustee will furnish a report to each holder of a series 200[ ]-[ ] regular note of record at any time during the calendar year as to the aggregate of amounts reported pursuant to clauses (a) and (b) above for the calendar year.

[Optional Termination and Termination Auction]

          [The indenture provides that on any distribution date after the distribution date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the [servicer/other party] will have the option to purchase, upon giving notice mailed no later than the 15th day of the month next preceding the month of the exercise of the option to purchase, all outstanding contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each contract, other than any contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (y) below, as of the final distribution date, and (y) the fair market value of the acquired property, as determined by the servicer, and (b) the aggregate fair market value, as determined by the servicer, of all of the assets of the trust, plus, in the case of both clause (a) and (b), an amount sufficient to reimburse noteholders for any shortfall in interest due thereto in respect of prior distribution dates. The [servicer/other party]'s option shall not be exercisable if there will not be distributed to the noteholders an amount equal to the note balance together with any shortfall in interest due to the noteholders in respect of prior distribution dates and one month's interest on the note balance at the Note Rate. The amount referred to in this paragraph is referred to as the "Minimum Termination Amount."]

          [On any distribution date after the distribution date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the [servicer/other party] may also direct the indenture trustee to conduct a Termination Auction for the sale of all contracts then outstanding in the trust, and in any case the servicer shall be obligated to direct the indenture trustee to conduct a Termination Auction within 90 days of the distribution date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, unless the servicer has exercised the purchase option described above. The servicer shall give notice mailed no later than [ ] days preceding the date on which the Termination Auction is to occur. The indenture trustee will solicit each noteholder, the seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint Credit to make a bid to purchase the contracts at the Termination Auction. The indenture trustee will sell all the contracts to the highest bidder, subject, among other things, to (1) the requirement that the highest bid equal or exceed the Minimum Termination Amount, and (2) the requirement that at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint Credit. If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the contracts in the Payment Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the notes.]

Termination of the Indenture

          The indenture will terminate upon the last action required to be taken by the indenture trustee on the final distribution date following the earlier of
(1) the purchase by the servicer of all contracts and all property acquired in respect of any contract remaining in the trust as described above under "
-- Optional Termination and Termination Auction"[,/or] (2) the final payment or other liquidation, or any advance with respect thereto, of the last contract remaining in the trust or the disposition of all property acquired upon repossession of any manufactured home [or (3) the sale in a Termination Auction of all contracts and all other property acquired in respect of any contract remaining in the trust as described above under " -- Optional Termination and Termination Auction"].

          Upon presentation and surrender of the series 200[ ]-[ ] notes, the indenture trustee shall cause to be distributed, to the extent of funds available, to noteholders on the final distribution date in proportion to their respective Percentage Interests an amount equal to the respective unpaid note balances of the series 200[ ]-[ ] notes, together with any unpaid interest on the notes due on prior distribution dates and one month's interest at the applicable note rates on the unpaid note balances; provided that funds will be distributed in the applicable order of priority specified under " -- Distributions" above. If the indenture is then being terminated, any amount which remains on deposit in the Payment Account, other than amounts retained to meet claims, after distribution to the holders of the series 200[ ]-[ ] notes will be distributed to the certificateholders.

Collection and Other Servicing Procedures

          The servicer will administer, service and make collections on the contracts, exercising the degree of care that the servicer exercises with respect to similar contracts serviced by the servicer.

          Subject to the requirements of applicable law, the servicer will be required to commence repossession and other realization procedures with respect to any defaulted contract promptly after the servicer determines that the contract will not be brought current. The servicer may rescind, cancel or make material modifications of the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder.

Servicing Compensation; Certain Other Matters Regarding the servicer

          For its servicing of the contracts, the servicer will be entitled to
receive a monthly servicing fee equal to the product of one-twelfth of [   ]%
and the Pool Scheduled Principal Balance for the related distribution date, the "Monthly Servicing Fee," whether or not the related scheduled payments on the Contracts are received. The Available Distribution Amount will be net of the Monthly Servicing Fee. See "-- Payments on the Contracts; Payment Account" above. [For so long as the servicer is entitled to delay deposits to the Payment Account until on or prior to the distribution date, any earnings on the amounts retained by the servicer will constitute additional servicing compensation.]

          As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by obligors, any fees in connection with checks returned for insufficient funds, extension fees paid by obligors for the extension of scheduled payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes and real property securing the contracts, if any.

The Indenture Trustee

          [TRUSTEE] has its corporate trust offices at [ ]. The indenture trustee may resign at any time, in which event the seller[s] will be obligated to appoint a successor indenture trustee. The seller[s] may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. In the circumstances described in the preceding sentence, the seller[s] will also be obligated to appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

          The indenture requires the indenture trustee to maintain, at its own expense, an office or agency in New York City or [ ] where notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the indenture trustee and the note registrar in respect of the notes pursuant to the indenture may be served.

          The indenture trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of notes with the same rights as it would have if it were not indenture trustee.

          The indenture trustee will also act as paying agent, note registrar and authenticating agent under the indenture.

[Registration of the Offered Notes

          The notes will be book-entry notes. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States, or Cedel Bank, societe anonyme or Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear, in such capacities, individually the "relevant depositary" and collectively the "European depositaries" Except as described below, no beneficial owner of a book-entry note will be entitled to receive a physical note, a "definitive note." Unless and until definitive notes are issued, it is anticipated that the only "noteholder" of the notes will be Cede & Co., as nominee of DTC. Beneficial owners of notes will not be noteholders as that term is used in the indenture. Beneficial owners are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary, each a "Financial Intermediary," that maintains the beneficial owner's account. In turn, the Financial Intermediary's ownership of the book-entry note will be recorded in the records of DTC, or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate.

          Beneficial owners will receive all distributions of principal of and interest on the notes from the indenture trustee through DTC and DTC participants. While the notes are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, or the DTC rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal of, and interest on, the notes. Participants and indirect participants with whom beneficial owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess notes representing their respective interests in the notes, the DTC rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

          Noteholders will not receive or be entitled to receive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, noteholders who are not Participants may transfer ownership of notes only through Participants and indirect participants by instructing Participants and indirect participants to transfer notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with their respective Participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing noteholders.

          Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear or Cedel Participants on the same business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by a counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear participants may not deliver instructions directly to the European depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the DTC rules, as in effect from time to time.

          Cedel Bank, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

          Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

          Cedel holds securities for its customers or "Cedel Participants" and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established issuery and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty trust as the Euroclear operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

          Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel's United States customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

          Euroclear was created in 1968 to hold securities for its participants, or Euroclear participants, and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, the "Euroclear operator," under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, the "cooperative." All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

          The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

          Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively, the "Terms and

Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis with attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

          Distributions on the book-entry notes will be made on each distribution date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of any payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry notes that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for distributing funds to the beneficial owners of the book-entry notes that it represents.

          Under a book-entry format, beneficial owners of the book-entry notes may experience some delay in their receipt of payments, since the payments will be forwarded by the indenture trustee to DTC, Cedel or Euroclear. Distributions with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of the book-entry notes, may be limited due to the lack of physical notes for the book-entry notes. In addition, issuance of the book-entry notes in the book-entry form may reduce the liquidity of the notes in the secondary market since certain potential investors may be unwilling to purchase notes for which they cannot obtain physical notes.

          Monthly and annual reports on the trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the book-entry notes of the beneficial owners are credited.

          DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry notes are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include book-entry notes. Cedel or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Cedel Participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some notes which conflict with actions taken with respect to other notes.

          definitive notes, or their nominees, rather than to DTC, only if (a) DTC or GreenPoint Credit advises the indenture trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and issuery with respect to the book-entry notes and GreenPoint Credit or the indenture trustee is unable to locate a qualified successor, (b) GreenPoint Credit, at its sole option, with the consent of the indenture trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the indenture, beneficial owners having Percentage Interests aggregating not less than 51% of the book-entry notes advise the indenture trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of beneficial owners.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of definitive notes. Upon surrender by DTC of the global note or notes representing the book-entry notes and instructions for re-registration, the indenture trustee will issue definitive notes, and thereafter the indenture trustee will recognize the holders of definitive notes as noteholders under the indenture.

          Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

          Neither the seller or the servicer nor the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.


                        Federal Income Tax Consequences

     The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the issuer. This discussion is directed solely to noteholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

               (i) is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions; and

               (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement and/or the accompanying prospectus.

     In addition to the federal income tax consequences described in this prospectus supplement and the accompanying prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences" in this prospectus supplement. Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

     In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the issuer, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuer nor any portion of the issuer will be characterized as an association, or a publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

     The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code of 1986, as amended, and in the Treasury regulations issued under these sections, referred to as the "OID Regulations." The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

Status as Real Property Loans

     Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended; and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

Original Issue Discount

     The notes are not expected to be considered issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note.

     The original issue discount, if any, on a note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.

     In the case of notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

     Some classes of the notes may provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note.
The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Federal Income Tax Considerations--Market Discount" in this prospectus supplement for a description of the election under the OID Regulations.

     If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

     A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

               (a) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

               (b) the daily portions of original issue discount for all days during the accrual period prior to that day, less

               (c) any principal payments made during the accrual period relating to the note.

Market Discount

     A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Section 1276 of the Internal Revenue Code of 1986, as amended, the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "Federal Income Tax Consequences--Premium" in this prospectus supplement. Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

     However, market discount for a note will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code of 1986, as amended, if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Federal Income Tax Consequences--Original Issue Discount" in this prospectus supplement.

     Section 1276(b)(3) of the Internal Revenue Code of 1986, as amended, specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to
Section 1276 of the Internal Revenue Code of 1986, as amended, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, or (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

     To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Internal Revenue Code of 1986, as amended, a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

Premium

     If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "Federal Income Tax Consequences--Market Discount" in this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Section 171 of the Internal Revenue Code of 1986, as amended.

Realized Losses

     Under Section 166 of the Internal Revenue Code of 1986, as amended, both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code of 1986, as amended, until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

     Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

Sales of Notes

     If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

     Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described in this prospectus supplement under "Federal Income Tax Considerations--Market Discount" and "--Premium."

     A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code of 1986, as amended. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Backup Withholding

     Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Internal Revenue Code of 1986, as amended, at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

Tax Treatment of Foreign Investors

     Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(2) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

New Withholding Regulations

     The Treasury Department has issued new regulations referred to as the "New Withholding Regulations," which make modifications to the withholding, backup withholding and information reporting rules described above in the three preceding paragraphs. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                        State and Other Tax Consequences

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                              ERISA Considerations

     The notes are eligible for purchase by any ERISA plan. Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the notes on behalf of or with assets of any ERISA plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

     Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition and holding of the note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

The notes may not be purchased with the assets of a ERISA plan if the underwriters, the issuer, the servicer, the indenture indenture trustee, the owner indenture trustee, the Enhancer or any of their affiliates:

               (a) has investment or administrative discretion with respect to the ERISA plan assets;

               (b) has authority or responsibility to give, or regularly gives, investment advice regarding the ERISA plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the ERISA plan assets and will be based on the particular investment needs for the ERISA plan; or

               (c) is an employer maintaining or contributing to the ERISA plan.

     On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations will take effect on July 5, 2001.

The sale of any of the notes to a ERISA plan is in no respect a representation by the issuer or the underwriters that the investment meets all relevant legal requirements with respect to investments by ERISA plans generally or any particular ERISA plan, or that the investment is appropriate for ERISA plans generally or any particular ERISA plan.


                                    Ratings

          It is a condition to the issuance of the notes that they be rated at least "[AAA]" by [ ] and at least "[Aaa]" by [ ]. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of the notes should be evaluated independently of similar security ratings assigned to other kinds of securities.

          The ratings assigned by [ ] to the notes:

          . address the likelihood of the receipt by the noteholders of their allocable share of principal and/or interest on the underlying assets; and

          .  take into consideration:

          --  the credit quality of the related underlying assets,

          --  any credit support arrangements,

          --  structural and legal aspects associated with the notes, and

          -- the extent to which the payment stream on such underlying assets is adequate to make payments required by the notes.

          [ ] ratings on the notes do not constitute a statement:

          .  regarding frequency of prepayments on the underlying assets, or

          .  as to whether yield may be adversely affected as a result thereof.

          An explanation of the significance of such ratings may be obtained from [ ], [ ], New York, New York [ ], telephone [( )- ].

          The seller has not requested a rating on the notes by any rating agency other than [ ]. However, there can be no assurance as to whether any other rating agency will rate any or all of the notes, or if it did, what rating would be assigned to the notes by any other rating agency. A rating on any or all of the notes by certain other rating agencies, if assigned at all, may be lower than the rating assigned to the notes by [ ].

                                Legal Investment

          The notes offered hereby will not constitute "mortgage related securities" under SMMEA until such time as the balance of the pre-funding account is reduced to zero. At the time the pre-funding account is reduced to zero, the notes will constitute legal investments for certain types of investors to the extent provided in SMMEA. Investors should consult their own legal advisors in determining whether and to what extent the senior notes constitute legal investments for them.

                             Method Of Distribution

          Subject to the terms and conditions of the underwriting agreement, the seller has agreed to sell, and [each of] underwriters of the notes has agreed to purchase from the seller[s], the respective principal amounts of the notes set forth below its name in the table below.

                                 [underwriters]           [underwriters]
                                 --------------           --------------
Principal Amount of Notes... $                       $

          In the underwriting agreement, the underwriters of the notes have agreed, subject to the terms and conditions set forth therein, to purchase all of the notes offered hereby if any notes are purchased. In the event of default by an underwriter of the notes, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

          The seller has been advised by the underwriters of the notes that they propose initially to offer the notes to the public at the prices set forth in this prospectus supplement, and to certain dealers at such prices less the initial concession not in excess of [ %] of the note balance. The underwriters of the notes may allow dealers, and such dealers may allow, a concession not in excess of [ %] of the note balance. After the initial public offering of the notes, the public offering prices and any concessions may be changed.

          The underwriting agreement provides that the seller will indemnify the underwriters of the notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters of the notes may be required to make in respect thereof.

          The underwriters of the notes will reimburse certain expenses of the seller.

          In connection with the sale of the notes, the underwriters of the notes and other persons participating in the sale may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters of the notes may over-allot in connection with the sale, creating a short position in the notes for their own account. To cover over-allotments or to stabilize the price of the notes, the underwriters of the notes may bid for, and purchase, notes in the open market. The underwriters of the notes may also impose a penalty bid whereby they may reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes, if the underwriters of the notes repurchase previously distributed notes in transactions to cover their short position, in stabilization transactions or otherwise. Finally, the underwriters of the notes may bid for, and purchase, notes in market making transactions. These activities may stabilize or maintain the market price of the notes above market levels that may otherwise prevail. The underwriters of the notes are not required to engage in these activities and may end any of these activities at any time.

                                Use Of Proceeds

          [Substantially all of the net proceeds to be received from the sale of the notes will be used by the seller for general corporate purposes, including the purchase of the contracts and the payment of other expenses connected with pooling the contracts and issuing the notes.]

                                 Legal Matters

          Certain legal matters relating to the notes, including legal matters relating to material federal income tax consequences concerning the notes, will be passed upon for the seller by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California and for the underwriters of the notes by [ ].

                                     $[ ]


                                 (Approximate)

                      [GREENPOINT ASSET LLC LOGO]/[TRUST]

                                     Issuer

                          [GREENPOINTCREDIT, LLC LOGO]

                              Seller and Servicer


                  Manufactured Housing Contract-Backed Notes,

                                Series [ ]-[ ]



                             PROSPECTUS SUPPLEMENT

                                 [_____], [__]


                                 [UNDERWRITER]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, for ninety days from the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.